SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

First Seacoast Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Merger Proposal – Your Vote is Very Important

July 23, 2026

Dear Fellow Stockholder:

A special meeting of stockholders of First Seacoast Bancorp, Inc. (“First Seacoast”), the holding company for First Seacoast Bank, will be held at First Seacoast Bank’s main office, located at 633 Central Avenue, Dover, New Hampshire, on Thursday, August 27, 2026, at 10:00 a.m., local time.

On May 4, 2026, Cambridge Financial Group, Inc. (“Cambridge”) and its bank subsidiary, Cambridge Savings Bank, on the one hand, and First Seacoast and First Seacoast Bank, on the other, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, through a series of integrated transactions, First Seacoast will merge with and into Cambridge, with Cambridge as the surviving corporation (the “Merger”). Simultaneously with or immediately after the consummation of the Merger, First Seacoast Bank will merge with and into Cambridge Savings Bank, with Cambridge Savings Bank as the surviving institution.

If the Merger is completed, at closing, each of your shares of First Seacoast common stock will be converted into the right to receive $17.25 in cash, without interest. Upon completion of the Merger, you will no longer own any First Seacoast common stock or have any other interest in First Seacoast.

At the special meeting, you will be asked to vote upon proposals to:

•	approve the Merger Agreement and the Merger (the “Merger Proposal”);

•

approve, on a non-binding advisory basis, the compensation to be paid to First Seacoast’s named executive officers in connection with the transactions contemplated by the Merger Agreement (the “Merger-Related Compensation Proposal”); and

•	approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Agreement and the Merger (the “Adjournment Proposal”).

The notice of special meeting and the proxy statement appearing on the following pages describe the Merger Agreement, the Merger, and the other formal business to be transacted at the meeting and includes a copy of the Merger Agreement as Appendix A. We urge you to read the enclosed materials carefully for a complete description of the Merger. First Seacoast’s directors and officers will be present to respond to appropriate questions from stockholders.

The receipt of cash in exchange for your shares of First Seacoast common stock in the Merger generally will be a taxable transaction for U.S. federal income tax purposes. We urge you to consult your own tax advisor for a full understanding of the tax consequences of the Merger that are particular to you.

The completion of the Merger is subject to certain conditions, including (1) the approval of the Merger Agreement and the Merger by the affirmative vote of the holders of at least a majority of the outstanding shares of First Seacoast common stock entitled to vote at the special meeting, and (2) the receipt of approval or waivers from various bank regulatory authorities.

First Seacoast’s board of directors has unanimously approved the Merger Agreement and unanimously recommends that you vote:

•	“FOR” approval of the Merger Agreement Proposal;

•	“FOR” the Merger-Related Compensation Proposal; and

•	“FOR” the Adjournment Proposal.

Your Vote Is Very Important! Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope provided or vote via telephone or the Internet. If you hold your First Seacoast common stock in “street name” through a bank, broker or other nominee, follow the instructions you have received from your bank, broker or other nominee and instruct your bank, broker or other nominee how to vote. Failing to vote will have the same effect as voting “Against” the Merger Proposal.

If you have any questions or need assistance in voting, contact our proxy solicitor, BetaNXT, Inc., at (844) 759-3072 (toll-free).

On behalf of the Board of Directors, thank you for your prompt attention to this important matter.

Sincerely,

James R. Brannen
Chief Executive Officer

The accompanying proxy statement and enclosed proxy card are being first mailed to stockholders of record on or about July 23, 2026.

FIRST SEACOAST BANCORP, INC.

633 Central Avenue

Dover, New Hampshire 03820

(603) 742-4680

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE AND TIME	Thursday, August 27, 2026, at 10:00 a.m., local time.

PLACE	First Seacoast Bank’s Main Office 633 Central Avenue Dover, New Hampshire

ITEMS OF BUSINESS

(1) A proposal to approve the Agreement and Plan of Merger, dated as of May 4, 2026 (the “Merger Agreement”), between Cambridge Financial Group, Inc. (“Cambridge”) and Cambridge Savings Bank, on the one hand, and First Seacoast Bancorp, Inc. (“FSEA”) and First Seacoast Bank, on the other, pursuant to which, through a series of integrated transactions, (i) FSEA will merge with and into Cambridge, with Cambridge as the surviving corporation (the “Merger”), and (2) First Seacoast Bank will merge with and into Cambridge Savings Bank, with Cambridge Savings Bank as the surviving institution (the “Bank Merger”) (the “Merger Proposal”);

(2) A proposal to approve a non-binding advisory proposal regarding the compensation to be paid to FSEA’s named executive officers in connection with the transactions contemplated by the Merger Agreement (the “Merger-Related Compensation Proposal”); and

(3) A proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (the “Adjournment Proposal”).

RECORD DATE	To vote, you must have been a stockholder as of the close of business on July 10, 2026.

PROXY VOTING	It is important that your shares be represented and voted at the special meeting. We cannot complete the merger unless FSEA stockholders holding at least a majority of the outstanding shares of FSEA common stock vote to approve the Merger Agreement and the Merger. You can vote your shares via the Internet or telephone or by completing and returning the proxy card sent to you. Voting instructions are printed on the proxy card. Failure to vote will have the same effect as voting “Against” the Merger Proposal.

The enclosed proxy statement provides a detailed description of the Merger Agreement and related matters. We urge you to carefully read the proxy statement, and its appendices, in their entirety.

If you have any questions or need help voting your shares of FSEA common stock, contact our proxy solicitor, BetaNXT, Inc., at (844) 759-3072 (toll-free).

FSEA’s board of directors unanimously recommends that you vote:

•	“FOR” approval of the Merger Proposal;

•	“FOR” approval of the Merger-Related Compensation Proposal; and

•	“FOR” approval of the Adjournment Proposal.

Whether or not you plan to attend the special meeting, please vote via the Internet, by telephone or by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors

Michael J. Bolduc
Corporate Secretary

Dover, New Hampshire

July 23, 2026

i

SUMMARY

This summary highlights selected information regarding the proposed Merger from this proxy statement and does not contain all the information that is important to you. For a more complete description of the terms of the proposed Merger, carefully read this entire document and the other documents to which we refer, including the Merger Agreement, attached as Appendix A.

The Companies

First Seacoast Bancorp, Inc. First Seacoast Bank 633 Central Avenue Dover, NH 03820

First Seacoast Bancorp, Inc. (“First Seacoast” or “FSEA”), a Maryland corporation and registered savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (the “HOLA”), is the parent company of First Seacoast Bank. As of March 31, 2026, First Seacoast, on a consolidated basis, had total assets of $588.8 million, total deposits of $459.0 million and stockholders’ equity of $62.6 million. First Seacoast is subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System (the “FRB”). FSEA’s common stock is listed on the Nasdaq Stock Market under the symbol “FSEA”.

First Seacoast Bank, a federally-chartered savings bank headquartered in Dover, New Hampshire, has served residents of the Seacoast area of New Hampshire since 1890. Its business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings from the Federal Home Loan Bank, in one- to four-family residential real estate loans, commercial real estate and multi-family real estate loans, acquisition, development and land loans, commercial and industrial loans, home equity loans and lines of credit and consumer loans. First Seacoast Bank is subject to comprehensive regulation and examination by its primary federal regulator, the Office of the Comptroller of the Currency (the “OCC”).

Cambridge Financial Group, Inc. Cambridge Savings Bank 1374 Massachusetts Avenue Cambridge, MA 02138

Cambridge Financial Group, Inc. (“Cambridge’) is a Massachusetts mutual holding company and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA Act”). As of March 31, 2026, Cambridge, on a consolidated basis, had total assets of $6.92 billion, total deposits of $5.51 billion and equity of $642.1 million. Cambridge is subject to comprehensive regulation and examination by the FRB.

Cambridge Savings Bank, a Massachusetts state-chartered bank, is the wholly-owned subsidiary of Cambridge. Cambridge Savings Bank offers a full line of individual and business banking services across a Massachusetts-based branch network and through digital banking solutions for commercial, small business and consumer customers.

The Special Meeting

Place, Date and Time	First Seacoast’s special meeting of stockholders will be held at First Seacoast Bank’s main office, located at 633 Central Avenue, Dover, NH, on Thursday, August 27, 2026, at 10:00 a.m., local time.

Purpose of the Meeting	At the special meeting, First Seacoast’s stockholders will be asked to approve the Agreement and Plan of Merger, dated as of May 4, 2026, by and between Cambridge and Cambridge Savings Bank, on the one hand, and First Seacoast and First Seacoast Bank, on the other (the “Merger Agreement”), pursuant to which, among other things, CFG Merger Subsidiary, Inc. I, a newly formed wholly-owned subsidiary of Cambridge (“Merger Sub I”), will merge with and into First Seacoast, with First Seacoast as the surviving corporation (the “Merger”), as well as approve the other proposals set forth in the accompanying notice of special meeting.

Who Can Vote at the Meeting	If you were the owner of shares of First Seacoast common stock as of the close of business on July 10, 2026, you can vote at the special meeting. You will be able to cast one vote for each share of common stock you owned on that date. As of the close of business on July 10, 2026, there were 4,692,591 shares of common stock outstanding.

What Vote is Required to Approve the Merger Agreement	Approval of the Merger Agreement and the Merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of First Seacoast common stock entitled to vote at the special meeting. You can vote your shares by attending the special meeting and voting in person, via the Internet, by telephone or by completing and mailing the enclosed proxy card.

Shares Held by Directors and Officers; Voting Agreements

As of the record date for the special meeting, the directors and executive officers of First Seacoast owned, in the aggregate, a number of shares of First Seacoast common stock equal to approximately 5.8% of the total votes eligible to be cast at the special meeting.

Each director of First Seacoast and certain officers of First Seacoast and/or First Savings Bank have entered into voting agreements with Cambridge requiring each of them to vote all of the shares of First Seacoast common stock each owns in favor of the proposal to approve the Merger Agreement. Shares of First Seacoast stock representing approximately 6.6% of the total votes eligible to be cast at the special meeting are subject to the voting agreements.

2

The Merger

Overview of the Transaction	Under the terms of the Merger Agreement, (1) Merger Sub I will merge with and into First Seacoast, with First Seacoast as the surviving corporation (the “Merger”), (2) simultaneously with, or immediately after, the completion of the Merger, First Seacoast Bank will merge with and into Cambridge Savings Bank, with Cambridge Savings Bank as the surviving institution (the “Bank Merger”), (3) following the completion of the Merger and the Bank Merger, First Seacoast will merge with and into CFG Merger Subsidiary, Inc. II, a second newly formed wholly-owned subsidiary of Cambridge (“Merger Sub II”), with Merger Sub II as the surviving corporation, and (4) Merger Sub II will merge with and into Cambridge or Cambridge Savings Bank, as determined by Cambridge in its sole discretion, with Cambridge or Cambridge Savings Bank, as applicable, as the surviving entity.

Each Share of First Seacoast Common Stock Will Be Exchanged for All-Cash Merger Consideration	Upon the closing of the Merger, each of your shares of First Seacoast common stock will automatically be converted into the right to receive $17.25 in cash, without interest.

How to Receive Cash Merger Consideration in Exchange for Your First Seacoast Stock Certificates	To receive the cash merger consideration in exchange for your shares of First Seacoast common stock, you will need to surrender your First Seacoast stock certificate(s). You should not return your stock certificate(s) with the enclosed proxy, and you should not send your stock certificate(s) to Cambridge’s paying agent, Equiniti Trust Company, LLC (the “Paying Agent), until you receive the letter of transmittal. The Paying Agent will send you written instructions for surrendering your stock certificate(s) as promptly as practicable following the closing of the Merger. If your shares of First Seacoast common stock are held in “street” name by a broker, bank or other nominee, you broker, bank or other nominee will process the exchange on your behalf.

First Seacoast Stock Price	First Seacoast’s common stock is listed on the Nasdaq Capital Market under the symbol “FSEA”. On May 4, 2026, which was the last trading day before Cambridge and First Seacoast announced the execution of the Merger Agreement, First Seacoast’s common stock closed at $11.74 per share, as reported by Nasdaq. On July [•], 2026, which is the last practicable trading day before the printing of this proxy statement, First Seacoast’s common stock closed at $[•] per share, as reported by Nasdaq.

Federal Income Tax Consequences of the Merger

The receipt of the cash merger consideration in exchange for shares of First Seacoast common stock will generally be a taxable transaction for U.S. federal income tax purposes. In general, you will recognize any gain or loss equal to the difference between the amount of cash received in the Merger and the adjusted tax basis of your shares of First Seacoast common stock. See “Proposal 1 – Approval of the Merger Agreement – The Merger – Material Federal Income Tax Consequences of the Merger.”

This federal income tax treatment may not apply to all First Seacoast stockholders. Determining the actual income tax consequences of the Merger to you can be complicated. You should consult your own tax advisor for a full understanding of the income tax consequences of the Merger that are particular to you, whether federal, state or otherwise.

First Seacoast’s Board of Directors Recommends That Stockholders Approve the Merger	First Seacoast’s board of directors has determined that the Merger is advisable and unanimously recommends that you vote “FOR” the proposal to approve the Merger Agreement and the Merger. For a discussion of the circumstances surrounding the Merger and the factors considered by the board of directors in approving the Merger Agreement, see “Proposal 1 – Approval of the Merger Agreement – The Merger – First Seacoast’s Reasons for the Merger.”

3

The Opinion of First Seacoast’s Financial Advisor in Connection with the Merger	In connection with the Merger Agreement, First Seacoast’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), delivered a written opinion, dated May 4, 2026, to First Seacoast’s board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of First Seacoast common stock of the $17.25 per share merger consideration. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Appendix B to this proxy statement. The opinion was for the information of, and was addressed to, First Seacoast’s board of directors (in its capacity as such) in connection with its consideration of the financial terms of the Merger. The opinion did not address First Seacoast’s underlying business decision to engage in the Merger or enter into the Merger Agreement or constitute a recommendation to the board of directors in connection with the Merger, and it does not constitute a recommendation to any First Seacoast stockholder as to how to vote or act in connection with the Merger or any other matter.

Interests of First Seacoast’s Directors and Officers in the Merger That Differ From Your Interests

Certain of First Seacoast’s directors and officers have interests in the Merger that are different from, or are in addition to, their interests as stockholders of First Seacoast. First Seacoast’s board of directors knew about these additional interests, and considered them, when they approved the Merger Agreement and the Merger. These include:

•

Cambridge agreeing to honor obligations under existing employment agreements and change in control agreements, which will result in lump sum cash payments pursuant to certain Settlement and Restrictive Covenant Agreements.

•

Accelerated vesting of stock options and restricted stock awards under First Seacoast’s stock incentive plans, including the right to receive cash payments with respect to such awards in connection with the Merger.

•

Accelerated benefits and payment of benefits under a salary continuation agreement.

•

The right to receive an accelerated distribution of shares under the First Seacoast Bank Employee Stock Ownership Plan, allowing for potentially favorable tax treatment related to the distribution.

•

Accelerated payment of benefits under a director’s deferred fee plan.

•

Accelerated benefits and payment of benefits under a director supplemental retirement agreement.

4

Regulatory Approval Needed to Complete the Merger	First Seacoast and Cambridge cannot complete the Merger unless the required regulatory approvals or waivers have been received. Cambridge has filed a merger application waiver request with the FRB. Cambridge Savings Bank has filed merger applications with the Federal Deposit Insurance Corporation, the Massachusetts Divisions of Banks and the New Hampshire Banking Department. Action on all these filings is pending as of the date of this proxy statement.

No Dissenters’ or Appraisal Rights	First Seacoast’s stockholders do not have dissenters’ or appraisal rights in connection with the Merger.

5

The Merger Agreement

A copy of the Merger Agreement is attached as Appendix A to this proxy statement. Carefully read the entire Merger Agreement because it is the legal document that governs the Merger.

Conditions to Completing the Merger

The completion of the Merger depends on a number of conditions being met, including, among other items:

•

Cambridge’s and First Seacoast’s respective representations and warranties must be true and correct, subject to the applicable materiality standard. Each party will receive a certificate, dated as of the closing date, signed on behalf of the other party by its chief executive officer and chief financial officer to the foregoing effect;

•

Cambridge and First Seacoast performing, in all material respects, all obligations each is required to perform under the Merger Agreement at or before closing and the chief executive officer and chief financial officer of the applicable party providing a written certificate to that effect;

•

Receipt of First Seacoast stockholder approval;

•

Receipt of all regulatory approvals, without burdensome conditions, and any third-party consents necessary to complete the Merger;

•

No injunctions or orders prohibiting the Merger or the institution of any proceedings to enjoin or prohibit the Merger;

•

There has been no material adverse change (as defined in the Merger Agreement with respect to First Seacoast; and

•

Delivery of the aggregate merger consideration by Cambridge to the Paying Agent.

See “The Merger Agreement – Conditions to Completing the Merger” below for a discussion of all of the conditions to completing the Merger. We cannot be certain when or if the conditions to the Merger will be satisfied or waived, or that the Merger will be completed.

Regarding the required regulatory approvals or waivers for the Merger, Cambridge filed a notice and application waiver request with the FRB on June 4, 2026, and Cambridge Savings Bank filed merger applications with the Federal Deposit Insurance Corporation (the “FDIC”), the Massachusetts Division of Banks and the New Hampshire Banking Department on June 4, 2026. Action on all these filings is pending as of the date of this proxy statement.

Agreement Not to Solicit Other Proposals

Between the signing of the Merger Agreement and the completion of the Merger or the termination of the Merger Agreement, First Seacoast and its officers, directors, employees and representatives must not (i) solicit, initiate, induce or encourage any acquisition proposals, (ii) furnish any information to any third party in connection with or in response to an acquisition proposal, (iii) continue any discussions with any third party regarding an acquisition proposal, (iv) approve, endorse or recommend any acquisition proposal or (v) enter into any agreement with respect to an acquisition proposal or requiring First Seacoast to abandon or terminate the Merger Agreement and the Merger.

6

Notwithstanding the foregoing, before the receipt of First Seacoast stockholders’ approval of the Merger Agreement and the Merger, First Seacoast may furnish non-public information regarding First Seacoast and enter into discussions with a third party regarding an acquisition proposal if (i) the acquisition proposal constitutes or is reasonably expected to result in a superior proposal (as defined in the Merger Agreement), (ii) First Seacoast has not solicited, initiated, induced or encouraged the acquisition proposal, (iii) First Seacoast’s board of directors determines in good faith (after consultation with outside legal counsel) that the failure to furnish non-public information regarding First Seacoast and enter into discussions with the third party regarding the acquisition proposal would be reasonably likely to result in a violation of its fiduciary duties to First Seacoast’s stockholders under applicable law. Under the foregoing circumstances, First Seacoast may take the following actions:

•

furnish nonpublic information with respect to First Seacoast and its subsidiaries to the person making such acquisition proposal, provided that before furnishing such information, First Seacoast gives Cambridge prior written notice of the identity of the party making the acquisition proposal and of First Seacoast’s intention to provide such nonpublic information to the party and enters into a confidentiality agreement with such person on terms no more favorable than the confidentiality agreement entered into between Cambridge and First Seacoast; and

•

engage or participate in any discussions or negotiations with such person with respect to the acquisition proposal. First Seacoast must immediately orally (within 24 hours) and in writing (within 2 business days) notify Cambridge of the receipt of an acquisition proposal and keep Cambridge informed of any developments with respect to any such acquisition proposal immediately (within 24 hours) and in writing (within 2 business days) of any such developments.

See “The Merger Agreement – Other Provisions of the Merger Agreement – Agreement Not to Solicit Other Proposals” below for a discussion of what constitutes an “acquisition proposal” and a “superior proposal.”

We May Amend the Terms of the Merger and Waive Certain Conditions	First Seacoast and Cambridge may agree to amend the Merger Agreement, and each may waive its right to require the other party to adhere to the terms and conditions of the Merger Agreement that are beneficial to the waiving party.

Terminating the Merger Agreement

First Seacoast and Cambridge may mutually agree, in writing, at any time to terminate the Merger Agreement. In addition, First Seacoast or Cambridge may decide, without the consent of the other party, to terminate the Merger Agreement if:

1.  the Merger has not been completed by April 30, 2027, unless the failure to complete the Merger by that date is due to the party seeking termination failing to perform or observe its agreement and covenants in the Merger Agreement;

7

2.  if any of the transactions contemplated by the Merger Agreement do not receive required regulatory approval or if any court of competent jurisdiction has issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the transactions contemplated in the Merger Agreement;

3.  if the Merger Agreement and Merger are not approved by the required vote of First Seacoast’s stockholders; or

4.  if the other party breaches any representation and warranty or covenant and such breach is not cured within 30 days after giving written notice of the breach to the other party.

Cambridge may also terminate the Merger Agreement if (i) First Seacoast breached its non-solicitation obligations under the Merger Agreement, (ii) First Seacoast’s board of directors does not publicly recommend in First Seacoast’s proxy statement that its stockholders approve the Merger Agreement or if, after making such recommendation, it has withdrawn, modified or changed its recommendation regarding approval of the Merger Agreement and the Merger.

First Seacoast may terminate the Merger Agreement, before its stockholders approve the Merger Agreement and the Merger, in order to accept a third-party superior proposal so long as First Seacoast has not breached its non-solicitation obligations set forth in the Merger Agreement.

Termination Fee

Under certain circumstances described in the Merger Agreement, First Seacoast is required to pay Cambridge a cash termination fee of $3,500,000 in connection with a termination of the Merger Agreement.

See “Summary – The Merger Agreement – Termination Fee” and “The Merger Agreement – Other Provisions of the Merger Agreement – Agreement Not to Solicit Other Proposals” below for a discussion of circumstances requiring the payment of the termination fee.

8

QUESTIONS AND ANSWERS ABOUT THE MERGER

What am I being asked to vote on and how does the board of directors recommend that I vote?

You are being asked to vote on a proposal to approve the Merger Agreement and the Merger (the “Merger Proposal”), a proposal to approve the compensation to be paid to First Seacoast’s named executive officers in connection with the transactions contemplated by the Merger Agreement (the “Merger-Related Compensation”) and a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Agreement and the Merger (the “Adjournment Proposal”). First Seacoast’s board of directors has determined that the proposed Merger is advisable and in the best interests of the stockholders of First Seacoast, has approved the Merger Agreement and unanimously recommends that stockholders vote “FOR” approval of the Merger Proposal, “FOR” approval of the Merger-Related Compensation Proposal and “FOR” approval of the Adjournment Proposal.

What is the vote required to approve the matters to be considered at the special meeting?

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of First Seacoast common stock as of the close of business of July 10, 2026, the voting record date for the special meeting. Failure to vote will have the same effect as voting “Against” the Merger Proposal.

Approval of the Merger-Related Compensation Proposal and the Adjournment Proposal each require the affirmative vote by the holders of a majority of the votes cast on the proposal at the special meeting. Abstentions and broker non-votes will not affect the outcome of either proposal.

Why am I being asked to approve, on an advisory, non-binding basis, the Merger-Related Compensation Proposal?

As a public reporting company, First Seacoast is subject to the federal securities laws and the rules and regulations of the Securities and Exchange Commission, which together require First Seacoast to present the Merger-Related Compensation Proposal for an advisory, non-binding stockholder vote.

What will happen if First Seacoast’s stockholders do not approve the Merger-Related Compensation proposal at the special meeting?

If the Merger is consummated, First Seacoast’s named executive officers will receive compensation in connection with the Merger. Approval of the Merger-Related Compensation Proposal is not a condition to the completion of the Merger. The vote on the Merger-Related Compensation Proposal is an advisory vote and will not be binding on First Seacoast. Therefore, if First Seacoast’s stockholders approve the Merger Proposal and the Merger is consummated, the compensation that is the subject of the Merger-Related Compensation Proposal will still be paid to First Seacoast’s named executive officers even if the Merger-Related Compensation Proposal is not approved by stockholders.

What will I receive in the Merger?

Upon the closing of the Merger, each of your shares of First Seacoast common stock will automatically be converted into the right to receive $17.25 in cash, without interest.

What are the tax consequences of the Merger to me?

First Seacoast stockholders will generally recognize a gain or loss for federal income tax purposes on each share of First Seacoast common stock exchanged for the cash merger consideration in an amount equal to the difference between the adjusted tax basis in each share of common stock and the value of the per share merger consideration received in connection with the Merger. Stock holders are urged to consult their own tax advisors for a full understanding of the tax consequences of the Merger.

9

How do I exchange my First Seacoast stock certificates?

You will receive instructions on where and how to surrender your stock certificates to the Paying Agent after the Merger is completed. Do not send your stock certificates with your proxy card. If your shares of common stock are held in “street name” by your bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to what action, if any, you need to take to receive the cash purchase price.

Will I have the right to have my shares appraised if I dissent from the Merger?

No. Under First Seacoast’s Articles of Incorporation and Title 3, Subtitle 2 of the Maryland General Corporation Law, First Seacoast’s stockholders are not entitled to exercise any rights of an objecting stockholder, unless First Seacoast’s board of directors determines that such rights apply with respect to a transaction. The board of directors has not made this determination with respect to the Merger. Accordingly, stockholders do not have appraisal rights with respect to the Merger.

What should I do now?

After you have carefully read this entire document, please vote.

You may vote your shares by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Alternatively, you may vote your shares by Internet or telephone by following the instruction on your proxy card. Whichever method you choose to cast your vote, please vote today to ensure that your vote is counted at the special meeting, or at any adjournment or postponement of the special meeting, regardless of whether you plan to attend the special meeting. You may also attend the special meeting and vote in person.

Stockholders whose shares are held in the name of a broker, bank or other nominee must vote in the manner directed by the broker, bank or other nominee. Check the information forwarded to you by your broker, bank or other nominee to see which options are available to you.

If you do not return a properly executed and dated proxy card or vote by telephone or the Internet and do not vote in person at the special meeting, this will have the same effect as a vote “Against” the Merger Proposal. If you sign, date and return your proxy card, but you do not indicate how you want to vote, your proxy will be voted in “FOR” approval of the Merger Proposal, “FOR” approval of the Merger-Related Compensation Proposal, and “FOR” approval of the Adjournment Proposal. You may change your vote or revoke your proxy before the special meeting by filing with First Seacoast’s Corporate Secretary a duly executed revocation of proxy, submitting a later-dated proxy card, voting again via telephone or the Internet or voting in person at the special meeting.

If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

No. Your broker, bank or other nominee will not be able to vote your shares of First Seacoast common stock unless you provide instructions on how to vote. You should instruct your broker, bank or other nominee how to vote your shares by following the procedures provided by your broker, bank or other nominee. If you do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted, and this will have the effect of voting “Against” approval of the Merger Proposal, “Against” approval of the Merger-Related Compensation Proposal, and “Against” approval of the Adjournment Proposal. Check the voting materials provided by your broker, bank or other nominee to see if telephone or Internet voting is available to you.

10

What if I abstain from voting or fail to instruct my broker?

If you abstain from voting or fail to instruct your broker to vote your shares, it will have the same effect as a vote “Against” approval of the Merger Proposal. However, abstentions and broker non-votes will be counted toward a quorum at the special meeting. Abstentions and broker non-votes will not affect the outcome of the vote on the Merger-Related Compensation Proposal or the Adjournment Proposal.

Can I attend the special meeting and vote my shares in person?

Yes. All stockholders are invited to attend the special meeting. Only stockholders of record can vote in person at the special meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your bank, broker or other nominee how you can vote in person at the special meeting.

What happens if I sell my shares of common stock before the special meeting?

The record date for the special meeting is earlier than the effective time of the Merger. If you transfer your shares of First Seacoast common stock after the record date but before the special meeting, you will, unless other arrangements are made, retain your right to vote at the special meeting but will not be entitled to receive the merger consideration for your shares. You will be entitled to receive the merger consideration only if the Merger is completed and you own your shares of common stock at the effective time of the Merger.

What do I do if I have lost my stock certificates?

You should review the letter of transmittal for instructions on how to proceed if you have lost your First Seacoast stock certificates. If your stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed and, if required by the Paying Agent or Cambridge, you may have to post a bond in an amount as the Paying Agent may direct as indemnity against any claim that may be made against it, First Seacoast, or another party with respect to such certificate, before you receive any payment for the shares represented by that certificate.

Who can help answer my questions?

If you want additional copies of this proxy statement, or if you want to ask any questions about the Merger or how to submit your proxy, you should contact our proxy solicitor, BetaNXT, Inc., at (844) 759-3072 (toll-free).

11

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which are based on certain current assumptions, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. The Bank intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of complying with these safe harbor provisions. You should read statements that contain these words carefully because they discuss First Seacoast’s future expectations, contain projections of First Seacoast’s future results of operations or financial condition, or other “forward-looking” information.

Such forward-looking statements are necessarily estimates reflecting the judgment of First Seacoast’s management and are subject to numerous assumptions, risks and uncertainties, which change over time and could cause actual results to differ materially from those suggested by the forward-looking statements. In addition to other factors and matters contained in this document, these statements are subject to risks, uncertainties and other factors, including, among others:

•	the ability to satisfy closing conditions to the Merger, including approval by the requisite regulatory authorities and by First Seacoast’s stockholders;

•	delays in closing the Merger;

•	the possibility that the required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Merger;

•

disruptions and uncertainty, including diversion of management attention, resulting from the Merger, which may make it more difficult for First Seacoast to maintain relationships with its customers, employees or suppliers, and may cause its business to suffer;

•	the restrictions on the conduct of First Seacoast’s business before closing contained in the Merger Agreement, which may have a negative effect on its business operations;

•	the possibility that alternative acquisition proposals will or will not be made;

•	the outcome of any legal proceedings that may be instituted against First Seacoast or Cambridge in connection with the Merger Agreement;

•	increased competitive pressures;

•	changes in asset quality and credit risk;

•	the inability to sustain revenue and earnings growth;

•	changes in interest rates, securities markets and inflation;

•	changes in economic conditions;

•	customer borrowing, repayment, investment and deposit practices;

•	customer disintermediation;

•	the introduction, withdrawal, success and timing of business initiatives; and

•	changes in the competitive environment in which First Seacoast operates.

12

The forward-looking statements contained in this proxy statement speak only as of the date of the proxy statement, and First Seacoast undertakes no obligation to publicly update or revise forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. You are cautioned that forward-looking statements could be wrong in light of these and other risks, uncertainties and assumptions, which change over time. Actual results, developments and outcomes may differ materially from those expressed in, or implied by, the forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed above. In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on the forward-looking statements.

THE SPECIAL MEETING

This proxy statement is furnished in connection with the solicitation of proxies by First Seacoast’s board of directors to be used at the special meeting of stockholders, and at any postponement or adjournment of the special meeting.

Place, Date and Time

The special meeting will be held at First Seacoast Bank’s main office, located at 633 Central Avenue, Dover, NH, on Thursday, August 27, 2026, at 10:00 a.m., local time.

Purpose of the Meeting

The purpose of the meeting is to consider and vote on proposals to approve the Merger Proposal, the Merger-Related Compensation Proposal, and the Adjournment Proposal.

Who Can Vote at the Meeting

You are entitled to vote your shares of First Seacoast common stock if our records show that you held your shares as of the close of business on July 10, 2026. As of the close of business on July 10, 2026, there were 4,692,591 shares of common stock outstanding and entitled to be voted. Each share of common stock has one vote.

First Seacoast’s Articles of Incorporation provides that record holders of common stock who beneficially own, either directly or indirectly, more than 10% of the outstanding shares of common stock are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Ownership of Shares

You may own your shares of First Seacoast common stock in one or more of the following ways:

•	Directly in your name as stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name;”

•	Indirectly through the First Seacoast Bank Employee Stock Ownership Plan (the “ESOP”); or

•	Indirectly through the First Seacoast Bank 401(k) Plan (the “401(k) Plan”).

If your shares are registered directly in your name, you are the holder of record of those shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us to vote at the special meeting or you may vote in person at the special meeting.

13

If you hold your shares in “street name,” your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Refer to the instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you want to vote your shares of common stock held in street name in person at the special meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

If you own shares of common stock indirectly through the ESOP and/or the 401(k) Plan, see “Participants in the ESOP and/or 401(k) Plan” below.

Attending the Meeting

Admittance to the annual meeting requires proof of ownership of First Seacoast common stock. Examples of proof of ownership are a recent brokerage account statement or a letter from your bank or broker.

Quorum and Vote Required

Quorum. The special meeting will be held only if there is a quorum present. We will have a quorum and will be able to conduct the business of the special meeting if a majority of the outstanding shares of First Seacoast common stock entitled to vote, represented in person or by proxy, are present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum present, even if you abstain from voting. Broker non-votes, if any, will also be counted to determine the existence of a quorum.Abroker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes occur when there are both routine and non-routine proposals at a meeting. Because none of the proposals to be voted on at the special meeting are routine matters for which brokers may have discretionary authority to vote, First Seacoast does not expect any broker non-votes at the special meeting and does not expect any broker non-votes to count towards the special meeting quorum.

Votes Required to Approve Proposals. The approval of the Merger Proposal requires the affirmative vote of the holders of at least a majority of the shares of First Seacoast common stock entitled to be cast at the special meeting. Abstentions and broker non-votes will have the same effect as a vote “Against” the approval of the Merger Proposal.

Approval of the Merger-Related Compensation Proposal and the Adjournment Proposal each require the affirmative vote of the holders of at least a majority of votes cast at the special meeting. Broker non-votes and abstentions from voting will have no effect on the outcome of the vote on either proposal.

Shares Held by First Seacoast’s Directors and Officers; Voting Agreements

Each director of First Seacoast and certain executive officers of First Seacoast and/or First Seacoast Bank have entered into a voting agreement with Cambridge requiring each to vote all of his or her shares of First Seacoast common stock in favor of the Merger Proposal. As of the record date for the special meeting, these individuals beneficially owned, in the aggregate, 311,110 shares, or 6.6% of the outstanding shares of First Seacoast common stock, having the power to cast approximately 6.6% of the total votes eligible to be cast at the special meetings.

See “— Votes Required to Approve Proposals” above for additional information.

Voting by Proxy

First Seacoast’s board of directors is sending you this proxy statement to request that you allow your shares of First Seacoast common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of First Seacoast common stock represented at the special meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. You may also vote your shares via the Internet or by telephone. Specific instructions for Internet or telephone voting are set forth on the enclosed proxy card. The deadline for voting by telephone or via the Internet is 10:00 a.m., Eastern time, on August 27, 2026.

14

If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by First Seacoast’s board of directors. The board of directors unanimously recommends a vote “FOR” approval of the Merger Proposal, “FOR” approval of the Merger-Related Compensation proposal, and “FOR” approval of the Adjournment Proposal.

If the special meeting is postponed or adjourned, your shares of First Seacoast common stock may be voted by the persons named in the proxy card on the new special meeting date as well, unless you have revoked your proxy.

If your First Seacoast common stock is held in “street name” by a bank, broker or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet or by telephone. See the instructions provided by your broker, bank or other nominee.

Voting Via the Internet or by Telephone

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of First Seacoast common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting are set forth on the proxy card. The deadline for voting via the Internet or by telephone is 10:00 a.m., Eastern time, on August 27, 2026.

How to Revoke Your Proxy

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise First Seacoast’s Corporate Secretary in writing before the vote is taken at the special meeting, deliver an executed and later dated proxy card, vote again via telephone or the Internet, or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

First Seacoast’s Corporate Secretary can be reached at the following address:

Michael J. Bolduc

First Seacoast Bancorp, Inc.

633 Central Avenue

Dover, NH 03802

Participants in the ESOP and/or the 401(k) Plan

If you are a participant in the ESOP, you will receive a voting instruction card that reflects the shares you may direct the ESOP trustee to vote on your behalf. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but you may direct the trustee how to vote the shares of First Seacoast common stock allocated to your ESOP account. The ESOP trustee will vote all unallocated shares of First Seacoast common stock held by the ESOP and all allocated shares for which no voting instructions are timely received in the same proportion as shares for which it has received timely voting instructions.

If you hold First Seacoast common stock in the 401(k) Plan, you will receive a voting instruction card that reflects all shares you may direct the 401(k) Plan trustee to vote on your behalf. Under the terms of the 401(k) Plan, you may direct the 401(k) Plan trustee how to vote the shares allocated to your account. If the 401(k) Plan trustee does not timely receive your voting instructions, the 401(k) Plan trustee will be instructed to vote your shares in the same proportion as the voting instructions timely received from other 401(k) Plan participants.

15

The deadline for returning your voting instruction cards to the ESOP trustee and/or the 401(k) Plan trustee is August 20, 2026.

Proxy Solicitation Costs

First Seacoast will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of First Seacoast common stock. In addition to soliciting proxies by mail, First Seacoast’s directors, officers and regular employees may solicit proxies personally or by telephone without receiving additional compensation. First Seacoast has also retained BetaNXT, Inc., a proxy solicitation firm, to assist it in soliciting proxies for the special meeting for a fee of $8,200, plus reimbursable expenses.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

The following discussion of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is Appendix A to this proxy statement. Carefully read the entire Merger Agreement because it is the legal document that governs the Merger.

THE MERGER

General

As soon as possible after the conditions to consummation of the Merger described herein have been satisfied or waived, and unless the Merger Agreement has been terminated as discussed herein, Merger Sub I will merge with and into First Seacoast, with First Seacoast as the surviving corporation (the “Merger”), and, at the closing, each outstanding share of First Seacoast common stock will be converted into the right to receive $17.25 in cash, without interest.

The Parties

First Seacoast Bancorp, Inc. First Seacoast (Nasdaq: FSEA), a Maryland corporation and a registered savings and loan holding company under the HOLA, is the parent company of First Seacoast Bank. As of March 31, 2026, First Seacoast, on a consolidated basis, had total assets of $588.8 million, total deposits of $459.0 million and stockholders’ equity of $62.6 million. First Seacoast is subject to comprehensive regulation and examination by the FRB.

First Seacoast Bank. First Seacoast Bank, a federally-chartered savings bank headquartered in Dover, New Hampshire, has served residents of the Seacoast area of New Hampshire since 1890. Its business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings from the Federal Home Loan Bank, in one- to four-family residential real estate loans, commercial real estate and multi-family real estate loans, acquisition, development and land loans, commercial and industrial loans, home equity loans and lines of credit and consumer loans. First Seacoast Bank is subject to comprehensive regulation and examination by its primary federal regulator, the OCC.

Cambridge Financial Group, Inc. Cambridge is a Massachusetts mutual holding company and registered bank holding company under the BHCA Act. As of March 31, 2026, Cambridge, on a consolidated basis, had total assets of $6.92 billion, total deposits of $5.51 billion and equity of $642.1 million. Cambridge is subject to comprehensive regulation and examination by the FRB.

Cambridge Savings Bank. Cambridge Savings Bank, a Massachusetts state-chartered bank, is the wholly-owned subsidiary of Cambridge. Cambridge Savings Bank offers a full line of individual and business banking services across a Massachusetts-based branch network and through digital banking solutions for commercial, small business and consumer customers.

16

Form of the Merger and Merger Consideration

The board of directors of First Seacoast and of Cambridge have each unanimously approved the Merger Agreement and the transactions contemplated by it. As soon as possible after the conditions to consummation of the Merger have been satisfied or waived, and unless the Merger Agreement has been terminated or an alternative structure is used, the transactions contemplated under the Merger Agreement will be effected as follows:

•

Cambridge will form a Maryland corporation (“CFG Merger Sub I”) as a wholly-owned subsidiary of Cambridge and CFG Merger Sub I will merge with and into First Seacoast, with First Seacoast as the surviving corporation (the “Merger”);

•

Simultaneously with, or immediately after, the completion of the Merger, First Seacoast Bank will merge with and into Cambridge Savings Bank, with Cambridge Savings Bank as the surviving institution (the “Bank Merger”).

•

Cambridge will also form a Massachusetts corporation (“CFG Merger Sub II”) as a second wholly-owned subsidiary of Cambridge and, after the completion of the Merger and the Bank Merger, First Seacoast will merge with and into CFG Merger Sub II, with CFG Merger Sub II as the surviving corporation;

•

CFG Merger Sub II will merge with and into Cambridge or Cambridge Savings Bank, as determined by Cambridge in its sole discretion, with Cambridge or Cambridge Savings Bank, as applicable, as the surviving entity; and

At the effective time of the Merger, each share of First Seacoast common stock will automatically be converted into the right to receive $17.25 in cash, without interest.

First Seacoast Common Stock Price

First Seacoast’s common stock is listed on the Nasdaq Capital Market under the symbol “FSEA”. On May 4, 2026, which was the last trading day before First Seacoast and Cambridge announced the execution of the Merger Agreement, First Seacoast’s common stock closed at $11.74 per share. On July [•], 2026, which is the last practicable trading day before the printing of this proxy statement, the common stock closed at $[•] per share, as reported by Nasdaq.

Procedures for Surrendering Your Stock Certificates

Before the closing of the Merger, Cambridge or Cambridge Savings Bank will deposit with Equiniti Trust Company, LLC, the Paying Agent, an amount of cash equal to the aggregate cash merger consideration. Equiniti Trust Company, LLC also serves as First Seacoast’s transfer agent and registrar. Each holder of Firs Seacoast common stock who properly surrenders his, hers, or its stock certificates to the Paying Agent will be entitled to receive the aggregate merger consideration for his, hers, or its shares of First Seacoast common stock.

As soon as reasonably practicable after the closing of the Merger, but not later than five business days after the closing of the Merger, the Paying Agent will send a letter of transmittal that will contain detailed instructions for surrendering certificates of First Seacoast common stock. If you hold your First Seacoast common stock in “street name,” your broker, bank or other nominee will process the exchange on your behalf.

Do not return stock certificates with the enclosed proxy card and do not send your stock certificates to the Paying Agent until you receive the letter of transmittal.

17

If your First Seacoast stock certificate(s) have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed and, if required by the Paying Agent or Cambridge, you may have to post a bond in such amount as the Paying Agent may direct as indemnity against any claim that may be made against it, First Seacoast, or another party with respect to such certificate, before you receive any payment for the shares represented by that certificate.

Neither Cambridge nor any other person involved in the Merger will be liable to any former holder of First Seacoast common stock for any amount properly delivered to a public official under applicable abandoned property or escheat laws.

Material Federal Income Tax Consequences of the Merger

Tax matters are complicated, and the tax consequences of the Merger depend upon the particular circumstances of each U.S. holder. Accordingly, each shareholder should seek advice with respect to the potential tax consequences based on his, her or its particular circumstances from an independent tax advisor.

The following is a general discussion of certain material United States federal income tax consequences of the Merger to U.S. holders (as defined below) of First Seacoast common stock. This discussion applies only to stockholders that hold their shares of First Seacoast common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular shareholder in light of its personal circumstances or to stockholders subject to special treatment under the United States federal income tax laws, including: banks or trusts; tax-exempt organizations; insurance companies; dealers in securities or foreign currency; traders in securities who elect to apply a mark-to-market method of accounting; mutual funds; S corporations or other pass-through entities and investors in such entities; foreign persons; stockholders who received their shares of First Seacoast common stock through the exercise of stock options, through a tax-qualified retirement plan or otherwise as compensation; stockholders who hold First Seacoast common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated instrument; and stockholders subject to the alternative minimum tax provisions of the Code.

This discussion is based on the Code, Treasury regulations, administrative rulings and judicial decisions, all as in effect as of the date of this proxy statement and all of which are subject to change (possibly with retroactive effect) and to differing interpretations that could affect the accuracy of the statements and conclusions set forth in this discussion. Tax considerations under state, local and foreign laws are not addressed in this proxy statement.

Determining the actual tax consequences of the Merger to you may be complex. They will depend on your specific situation and on factors that are not within First Seacoast’s control. You should consult with your own tax advisor as to the tax consequences of the Merger in your circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of First Seacoast common stock that is for United States federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions, or (B) that has a valid election in place under applicable Treasury Regulations to be treated as a United States person.

The United States federal income tax consequences to a partner in an entity or arrangement treated as a partnership, for United States federal income tax purposes, that holds First Seacoast common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding First Seacoast common stock should consult their own tax advisors.

Neither First Seacoast nor Cambridge has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to First Seacoast stockholders of the Merger, and no opinion of counsel has been or will be rendered to First Seacoast stockholders with respect to any of the tax effects of the Merger to stockholders.

18

The receipt of the merger consideration by a U.S. holder in exchange for First Seacoast common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder of shares of First Seacoast common stock will recognize gain or loss for federal income tax purposes equal to the difference, if any, between:

•	the per share cash merger consideration received by the U.S. holder in exchange for such shares of common stock; and

•	the U.S. holder’s adjusted tax basis in such shares of common stock.

Such gain or loss will be a capital gain or loss if such shares were held as capital assets by the U.S. holder at the effective time of the Merger. The gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period is more than one year at the effective time of the Merger; otherwise, the capital gain or loss will be short-term. Gain or loss, as well as the holding period, will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered pursuant to the Merger. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. Additionally, a 3.8% Net Investment Income Tax (or Medicare Tax) may apply to all or a portion of the gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels.

Under the Code, a U.S. holder of First Seacoast common stock may be subject, under certain circumstances, to information reporting on the cash received in the Merger unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 24%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax liability and any amount withheld under the backup withholding rules may generally be refunded or credited against a U.S. holder’s United States federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

The foregoing discussion does not claim to be a complete discussion of the potential tax consequences of the Merger. First Seacoast stockholders should consult their tax advisors as to the specific tax consequences to them of the Merger, including the applicability and effect of U.S. federal, state, local and foreign income, estate, gift and other tax laws in their circumstances. Nothing in this discussion is intended to be, or should be construed as, tax advice.

Background of the Merger

The following chronology summarizes the material meetings and events that led to the execution of the Merger Agreement. It does not purport to catalogue every conversation of, or among, First Seacoast’s board of directors, members of First Seacoast’s senior management or First Seacoast’s advisors and other parties.

In January 2023, First Seacoast completed its initial public offering and became the fully-public stock holding company of First Seacoast Bank in connection with the mutual-to-stock conversion of First Seacoast Bancorp, MHC, First Seacoast Bank’s former mutual holding company. Since then, First Seacoast’s board of directors and senior management have periodically reviewed and assessed First Seacoast’s strategic alternatives and the economic, competitive and regulatory environments facing First Seacoast and First Seacoast Bank. As part of this process, the board of directors and senior management have periodically reviewed and discussed strategic alternatives, including a possible merger or sale transaction, and have consulted periodically with representatives of KBW regarding strategic planning matters. KBW is a nationally recognized investment banking firm with substantial experience advising financial institutions with respect to mergers and acquisitions and other matters. The board of directors determined that KBW’s existing relationships as disclosed to First Seacoast would not interfere with its ability to provide investment banking services to First Seacoast. First Seacoast has had a long-standing relationship with KBW. In addition to serving as First Seacoast’s marketing agent for its 2023 initial public offering, KBW served as First Seacoast’s marketing agent for its predecessor’s 2019 public stock offering in connection with First Seacoast Bank’s mutual holding company reorganization.

19

First Seacoast’s board of directors met on January 29, 2026, with senior management, representatives of KBW, and representatives of First Seacoast’s legal counsel attending. The board of directors discussed First Seacoast’s strategic alternatives, including continued independence and potentially engaging in a merger or sale transaction, and the perceived advantages and disadvantages of each alternative in light of the then prevailing market and economic conditions. Representatives of KBW provided information regarding the then prevailing mergers and acquisitions market, including recent bank and thrift merger transaction pricing metrics, and certain banks and credit unions that appeared both likely to have an interest in a potential business combination with First Seacoast and the financial capacity to acquire First Seacoast. The board of directors reviewed and discussed the potential transaction partners. The board of directors also discussed with representatives of KBW and legal counsel the process for soliciting non-binding indications of interest from potential interested parties by distributing a confidential information memorandum (“CIM”). After lengthy discussion, the board of directors authorized preparation of the CIM for distribution to potential interested parties approved by First Seacoast, conditioned upon executing a confidentiality agreement with First Seacoast.

On January 30, 2026, before the CIM was prepared, First Seacoast received an unsolicited indication of interest letter (“IOI”) from a New England community bank (Company A) proposing a 50% cash/50% stock transaction at $14.00 per share. The IOI also proposed adding up to two First Seacoast directors to Company A’s board of directors and a period of exclusive negotiations. As discussed below, Company A was one of the interested parties that later signed a confidentiality agreement with First Seacoast, received the CIM, and was granted access to the virtual data room containing financial and other information regarding First Seacoast, but ultimately determined not to pursue its IOI.

During the first three weeks of February 2026, First Seacoast, with the assistance of its advisors, prepared the CIM and a form of confidentiality agreement for use in connection with the distribution of the CIM. First Seacoast also populated a virtual data room containing financial and other information regarding First Seacoast.

The Executive Committee of First Seacoast’s board of directors met on February 12, 2026, with senior management, representatives of KBW, and representatives of First Seacoast’s legal counsel attending. The Executive Committee reviewed the potential interested parties reviewed and discussed at the January 29th meeting of the board of directors. Representatives of KBW reviewed and discussed the timing and other aspects of the prospective solicitation process.

Beginning on or about February 18, 2026, according to First Seacoast’s directives, KBW representatives contacted 19 potential interested parties, including Company A, without revealing the identity of First Seacoast, of which 17 parties signed confidentiality agreements and the identity of First Seacoast was disclosed to them. First Seacoast and Cambridge entered into a confidentiality agreement on February 20, 2026. The 17 institutions that signed confidentiality agreements were provided the CIM and granted access to the virtual data room. Each confidentiality agreement included customary non-disclosure provisions and a standstill provision prohibiting the First Seacoast counterparty, for one year from the date of the confidentiality agreement, from offering to acquire or acquiring First Seacoast, and from taking certain other actions, including soliciting proxies, without the prior written consent of First Seacoast; provided, however, that this standstill provision would become null and void if First Seacoast entered into a definitive acquisition agreement with the First Seacoast counterparty or another party. As a result of the solicitation process, six interested parties submitted IOIs. Cambridge submitted an IOI on March 20, 2026, another New England bank holding company (Company B) submitted an IOI on March 20 2026, another New England bank holding company (Company C) submitted an IOI on March 20, 2026, another New England bank holding company (Company D) submitted an IOI on March 20, 2026, a Northeast bank holding company (Company E) submitted an IOI on March 20, 2026, and another New England bank holding company (Company F) submitted an IOI on March 24, 2026.

20

On March 7, 2026, Company A’s financial advisor notified KBW that Company A determined not to pursue its January 30th IOI.

First Seacoast’s board of directors met on March 26, 2026, with representatives of KBW, representatives of legal counsel and senior management attending, to review and discuss the results of the solicitation process and the IOIs received from Cambridge and Companies B, C, D, E and F. Cambridge’s IOI proposed an all-cash transaction at $15.50 per share of First Seacoast common stock. Company B’s IOI proposed an all-stock transaction at $16.00 per share. Company C’s IOI proposed an all-cash transaction at $14.05 per share. Company D’s IOI proposed a 50% cash/50% stock transaction at $14.00 per share. Company E’s IOI proposed an all-cash transaction at $13.50 per share. Company F’s IOI proposed an all-stock transaction (with a 10% cash component if desired by First Seacoast) based on an exchange ratio of 0.44 of a share of Company F common stock for each share of First Seacoast common stock, which the IOI noted implied a value of $16.43 per share based on the 20-day volume weighted average price of Company F’s common stock as of March 19, 2026. Each IOI proposed a period of exclusive negotiations, except for Company B’s and Company’s E’s IOIs. Company B’s and Company C’s IOIs proposed adding one First Seacoast directors to their respective board of directors and Company F’s IOI proposed adding three First Seacoast directors to its board of directors. As part of the discussion at the meeting, representatives of KBW updated the board of directors regarding the then current bank and thrift mergers and acquisitions market. The board of directors also reviewed again its decision to explore a potential merger or sale. After lengthy discussion, the board of directors directed KBW to inform Cambridge and Company B that they would have the opportunity to submit revised IOIs for review and consideration by the board of directors in determining whether to agree to a period of exclusive negotiations.

On March 26, 2026, Company B submitted a revised IOI clarifying certain non-financial terms of its March 20th IOI but re-affirming the all-stock price of $16.00 per share contained in the March 20th IOI.

On March 27, 2026, Cambridge submitted a revised IOI increasing its proposed all-cash price to $17.05 per share.

First Seacoast’s board of directors met on March 31, 2026, with representatives of KBW, representatives of legal counsel and senior management attending, to review and discuss the revised IOIs submitted by Cambridge and Company B. After lengthy discussion, the board of directors directed KBW to inform Cambridge that it would have the opportunity to submit a final IOI for review and consideration by the board of directors in determining whether to agree to a period of exclusive negotiations.

On March 31, 2026, Cambridge submitted a revised IOI increasing its proposed all-cash price to $17.25 per share and First Seacoast accepted the revised IOI as the basis for agreeing to a period of exclusive negotiations.

On April 2, 2026, First Seacoast and Cambridge entered into an agreement to conduct exclusive negotiations toward a definitive merger agreement for a 45-day period. Following the execution of the exclusivity agreement, at First Seacoast’s direction, KBW informed Companies B, C, D, E and F that First Seacoast’s board of directors determined not to pursue their IOIs.

On April 10, 2026, First Seacoast received an unsolicited IOI from a New England credit union (Credit Union) proposing a purchase and assumption transaction between Credit Union and First Seacoast Bank at an aggregate cash purchase price of $55.0 million. The IOI also proposed a period of exclusive negotiations.

First Seacoast’s board of directors met on April 14, 2026, with representatives of KBW, representatives of legal counsel and senior management attending, to review and discuss Credit Union’s IOI. The board of directors compared Cambridge’s proposed all-cash price of $17.25 per share with Credit Union’s implied price per share, which First Seacoast’s senior management and KBW calculated at $16.40 per share based on the terms of the IOI. The board of directors also discussed the additional execution risk and longer regulatory approval process associated with a potential purchase and assumption transaction with Credit Union. The board of directors also noted that, unlike Cambridge, Credit Union had not conducted any detailed due diligence on First Seacoast. Following lengthy discussion, the board of directors determined not to pursue Credit Union’s IOI and directed KBW and First Seacoast’s legal counsel to communicate that decision to Credit Union’s financial advisor and legal counsel, respectively, which was done on or about April 15, 2026.

21

On April 15, 2026, Cambridge’s in-house general counsel distributed an initial draft of the merger agreement to First Seacoast’s legal counsel. Between April 21, 2026 and May 1, 2026, multiple drafts of the merger agreement were exchanged and Cambridge’s general counsel and representatives of First Seacoast’s legal counsel participated in calls to discuss open issues, which included deal protections, termination fees, the conduct of First Seacoast’s business before closing, certain representations and warranties, among other matters. During this time period, Cambridge conducted further due diligence on First Seacoast. First Seacoast conducted reverse due diligence on Cambridge on April 22, 2026.

First Seacoast’s board of directors met on April 30, 2026, with representatives of KBW and legal counsel and senior management attending, to discuss the then current status of the merger agreement negotiations. Senior management reported that the reverse due diligence conducted on Cambridge generally confirmed their expectations as to Cambridge. KBW reviewed the pricing and other financial terms of the proposed merger agreement. Legal counsel reviewed the non-pricing terms and conditions of the proposed merger agreement, including, but not limited to, the transaction structure, the respective representations, warranties and covenants made by First Seacoast and Cambridge, the closing conditions, and the respective termination rights of First Seacoast and Cambridge. The board of directors reviewed all aspects of the merger process, including First Seacoast’s current financial position, performance and prospects; its decision to pursue a merger or acquisition transaction; the process used to identify potential merger partners and solicit merger proposals; prevailing economic, competitive and regulatory environments; First Seacoast’s due diligence investigation of Cambridge; the terms and conditions of the proposed merger agreement; the amount of the proposed merger consideration; and the impact of the proposed merger on First Seacoast’s stockholders and other constituencies. All questions posed by the directors were answered by senior management, representatives of KBW or representatives of legal counsel, as appropriate.

First Seacoast’s board of directors met on May 4, 2026, with representatives of KBW and legal counsel and senior management attending, to consider the approval of the merger agreement and the transactions contemplated by it. Before the meeting, senior management distributed to each director the proposed definitive merger agreement, and proposed definitive ancillary documents, and a financial presentation provided by KBW. Legal counsel reviewed the non-pricing terms and conditions of the proposed definitive merger agreement that varied from the terms set forth in the draft reviewed at the April 30th meeting. The board of directors also reviewed again the various factors considered and discussed at the April 30th meeting. All questions posed by the directors were answered by senior management, representatives of KBW or representatives of legal counsel, as appropriate. KBW reviewed the financial aspects of the proposed merger and rendered to the board of directors an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration to be received by the holders of First Seacoast common stock in the merger was fair, from a financial point of view, to such holders. After considering the proposed merger agreement, and ancillary documents, and the matters discussed at the meeting and at prior meetings of the board of directors, the board of directors voted unanimously to adopt and approve the proposed merger agreement, to recommend that First Seacoast’s stockholders vote to approve the proposed merger agreement, and to authorize Chief Executive Officer James R. Brannen to execute and deliver the merger agreement, and ancillary documents, on behalf of First Seacoast.

On May 4, 2026, after the close of trading on the Nasdaq Stock Market, First Seacoast and Cambridge executed the merger agreement. On May 5, 2026, before the opening of trading, First Seacoast and Cambridge issued a joint press release to announce the execution of the merger agreement.

22

Reasons for the Merger

First Seacoast’s board of directors, in consultation with First Seacoast’s senior management and its financial and legal advisors, reviewed and discussed the merger agreement and the transactions contemplated by it and the board of directors determined that the merger agreement and the transactions contemplated by it are advisable and in the best interests of First Seacoast and its stockholders. In reaching its conclusion to approve the merger agreement and the transactions contemplated by it, the board of directors considered a number of factors. The board of directors considered the following material factors:

•	The board of directors’ understanding of the business, operations, financial condition, earnings, and prospects of First Seacoast;

•	Prevailing national and local economic conditions, and other factors, and the expected effect of these conditions on First Seacoast’s financial condition, earnings, and prospects;

•

The value of the merger consideration proposed by Cambridge compared to the value of the merger consideration proposed by other parties and the estimated potential future value of First Seacoast’s common stock if First Seacoast would continue to operate independently under its current business plan;

•

The competitive environment facing financial institutions generally and the competitive environment in First Seacoast’s geographic market area in particular, and the trend toward consolidation in the financial services industry;

•	Cambridge’s ability to pay the merger consideration and obtain regulatory approval for the merger, considering First Seacoast’s due diligence investigation of Cambridge;

•	The scope and results of the solicitation process conducted by First Seacoast, with KBW’s assistance;

•	The historical market prices and the then current market price for First Seacoast’s common stock;

•	The cash merger consideration, although taxable to a First Seacoast stockholder, offered certainty as to the value of the merger consideration;

•

The review by the board of directors, with the assistance of legal counsel, of the terms of the merger agreement, including the provisions that permit First Seacoast, under certain circumstances, to furnish information to and negotiate with third parties regarding a potential business combination transaction, subject, in certain circumstances, to paying Cambridge a $3.5 million cash termination fee;

•

The perceived favorable impact of the proposed merger on the employees, depositors, customers, and communities served by First Seacoast Bank, considering the complementary business cultures of First Seacoast and Cambridge; and

•

The financial presentation of KBW, dated May 4, 2026, to First Seacoast’s board of directors and the opinion of KBW, dated May 4, 2026, to First Seacoast’s board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by the holders of FSEA common stock in the merger, as more fully described under “Opinion of First Seacoast’s Financial Advisor;” and

•	The merger offers a liquidity event for First Seacoast’s stockholders.

First Seacoast’s board of directors also considered potential risks and uncertainties associated with the transactions contemplated by the merger agreement, including:

•

The interests of First Seacoast’s executive officers and directors with respect to the transactions contemplated by the merger agreement apart from their interests as stockholders of First Seacoast as disclosed under “Interests of First Seacoast’s Directors and Executive Officers in the Merger,” and the risk that these interests might influence their decision with respect to the transactions contemplated by the merger agreement;

23

•	The possible diversion of management attention and resources from other strategic opportunities and operational matters while working to implement the merger;

•	The risk of losing key employees during the pendency of the merger;

•	The potential effect of the merger on First Seacoast Bank’s business, including its relationships with customers, suppliers and other third parties;

•

The risk that the merger agreement provisions relating to the payment by First Seacoast of a cash termination fee to Cambridge under specified circumstances, although required by Cambridge as a condition to entering into the merger agreement, could discourage other parties that may be interested in engaging in a business combination transaction with First Seacoast from proposing it;

•	The risk of legal challenges and litigation relating to the merger;

•

The restrictions imposed by the merger agreement on the conduct of First Seacoast’s business before the completion of the merger, which could delay or prevent First Seacoast from undertaking certain business opportunities that may arise during that time;

•

The need to obtain approval from First Seacoast’s stockholders and regulatory approvals to consummate the merger and the risk that such approvals will not be received or will not be timely received or that requisite regulatory approvals may impose burdensome or unacceptable conditions;

•	First Seacoast’s stockholders are not entitled to appraisal or dissenters’ rights in connection with the merger; and

•	The other risks described under the sections entitled “Cautionary Statement Concerning Forward-Looking Statements.”

The foregoing discussion of the information and factors considered by First Seacoast’s board of directors is not intended to be exhaustive but constitutes the material factors considered by the board of directors. In determining to approve the merger agreement and recommending that First Seacoast’s stockholders vote to approve the merger agreement, the board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. The terms of the merger agreement were the product of arm’s length negotiations between the respective representatives of First Seacoast and Cambridge.

Recommendation of First Seacoast’s Board of Directors

First Seacoast’s board of directors evaluated the factors described above and reached consensus that the merger agreement and the transactions contemplated by it were advisable and in the best interests of First Seacoast and its stockholders. Accordingly, the board of directors unanimously approved the merger agreement and unanimously recommends that First Seacoast’s stockholders vote “FOR” approval of the Merger Agreement and transactions contemplated by it.

Opinion of First Seacoast’s Financial Advisor

FSEA engaged KBW to render financial advisory and investment banking services to FSEA, including an opinion to the FSEA board of directors as to the fairness, from a financial point of view, to the holders of FSEA common stock of the merger consideration to be received by such stockholders in the proposed merger. FSEA selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the proposed merger. As part of its investment banking business, KBW is continually engaged in the valuation of banking enterprises.

24

As part of its engagement, representatives of KBW attended the meeting of the FSEA board of directors held on May 4, 2026, at which the FSEA board of directors evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the FSEA board of directors an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration to be received by the holders of FSEA common stock in the merger was fair, from a financial point of view, to such holders. The FSEA board of directors approved the merger agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Appendix B to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the FSEA board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the merger consideration to be received by the holders of FSEA common stock in the merger. It did not address the underlying business decision to engage in the merger or enter into the merger agreement or constitute a recommendation to the FSEA board of directors in connection with the merger, and it does not constitute a recommendation to any holder of FSEA common stock as to how to vote or act in connection with the merger or any other matter, nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, stockholders’, or affiliates’ or similar agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of FSEA and bearing upon the merger, including among other things:

•	a draft of the merger agreement dated April 24, 2026 (the most recent draft then made available to KBW);

•	the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2025 of FSEA;

•

certain regulatory filings of FSEA and its subsidiaries, including, as applicable, the semi-annual reports on Form FR Y-9SP and call reports with respect to each quarter during the three-year period ended December 31, 2025;

•	certain other interim reports and other communications of FSEA to its stockholders; and

•	other financial information concerning the business and operations of FSEA that was furnished to KBW by FSEA or that KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of FSEA;

•	the assets and liabilities of FSEA;

25

•	the nature and terms of certain other merger transactions and business combinations in the banking industry;

•	a comparison of certain financial and stock market information for FSEA with similar information for certain other companies the securities of which were publicly traded; and

•

financial and operating forecasts and projections of FSEA that were prepared by FSEA management, provided to and discussed with KBW by such management and used and relied upon by KBW at the direction of such management and with the consent of the FSEA board of directors.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions that were held with the management of FSEA regarding the past and current business operations, regulatory relations, financial condition and future prospects of FSEA and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by FSEA, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with FSEA.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to or discussed with KBW or that was publicly available and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of FSEA as to the reasonableness and achievability of the financial and operating forecasts and projections of FSEA referred to above (and the assumptions and bases therefor), and KBW assumed that such forecasts and projections were reasonably prepared and represented the best currently available estimates and judgments of such management.

It was understood that the forecasts and projections provided to KBW and used and relied upon by it were not prepared with the expectation of public disclosure and that such information was based on numerous variables and assumptions that are inherently uncertain and, accordingly, actual results could vary significantly from those set forth in such forecasts and projections. KBW relied on all of the foregoing financial information of FSEA that was provided to or discussed with KBW without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof. KBW assumed, based on discussions with FSEA management and with the consent of the FSEA board of directors, that the forecasts and projections of FSEA that were prepared and provided to it by FSEA management provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of FSEA since the date of the last financial statements that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for credit losses and KBW assumed, without independent verification and with FSEA’s consent, that the aggregate allowances for credit losses for FSEA are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of FSEA, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did KBW evaluate the solvency, financial capability or fair value of FSEA or Cambridge under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. KBW made note of the classification by FSEA of its loans and owned securities as either held to maturity or held for investment, on the one hand, or held for sale or available for sale, on the other hand, and also reviewed reported fair value marks-to-market and other reported valuation information, if any, relating to such loans or owned securities contained in the financial statements of FSEA, but KBW expressed no view as to any such matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as KBW’s view of the actual value of any companies or assets.

26

KBW assumed that, in all respects material to its analyses:

•

the merger and any related transactions would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft reviewed by KBW referred to above) with no adjustments to the merger consideration and with no other payments in respect of FSEA common stock;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•	each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•

there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transaction and that all conditions to the completion of the merger and any related transaction would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

•

in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the merger or the future results of operations or financial condition of FSEA.

KBW assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by FSEA that FSEA relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to FSEA, Cambridge, Merger Sub, the merger and any related transaction, and the merger agreement. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, to the holders of FSEA common stock of the merger consideration to be received by such holders in the merger. KBW expressed no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transactions (including the merger of First Seacoast Bank with and into Cambridge Savings Bank, the actions relating to the First Seacoast Bank Employee Stock Ownership Plan to be taken before or simultaneous with the Closing (as defined in the merger agreement) and the merger of FSEA as the surviving corporation in the Merger with and into another to-be-formed wholly owned subsidiary of Cambridge), including without limitation, the form or structure of the Merger or any such related transaction, any consequences of the Merger or any such related transaction to FSEA, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, retention, consulting, voting, support, settlement, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger, any such related transaction, or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. There has been significant volatility in the stock and other financial markets arising from global tensions and political division, economic uncertainty, recently announced actual or threatened imposition of tariff increases, inflation, and prolonged higher interest rates. Developments after the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of FSEA to engage in the merger or enter into the merger agreement;

27

•	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by FSEA or the FSEA board of directors;

•

the fairness of the amount or nature of the compensation to any of FSEA’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of FSEA common stock;

•

the effect of the merger or any related transaction on, or the fairness of any consideration to be received by, holders of any class of securities of FSEA (other than the holders of FSEA common stock (solely with respect to the merger consideration, as described in KBW’s opinion and not relative to any consideration to be received by holders of any other class of securities)) or any other party to any transaction contemplated by the merger agreement;

•

whether Cambridge has sufficient cash, available lines of credit or other sources of funds to enable the aggregate merger consideration to be paid to the holders of FSEA common stock at the closing of the merger;

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•	any legal, regulatory, accounting, tax or similar matters relating to FSEA or its stockholders, or relating to or arising out of or as a consequence of the merger or any related transactions.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, FSEA and Cambridge. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the FSEA board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the FSEA board of directors with respect to the fairness of the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between FSEA and Cambridge, and the decision of FSEA to enter into the merger agreement was solely that of the FSEA board of directors.

The following is a summary of the material financial analyses presented by KBW to the FSEA board of directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the FSEA board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Selected Companies Analysis. Using publicly available information, KBW compared the financial performance, financial condition and market performance of FSEA to 11 major exchange-traded banks headquartered in the Northeast region of the United States (defined by S&P Capital IQ Pro as Connecticut, Massachusetts, Maine, New Hampshire, Rhode Island, and Vermont) with total assets under $5.0 billion. Merger targets and mutual holding companies were excluded from the selected companies.

28

The selected companies were as follows (shown by column in descending order of total assets):

Northeast Bank	Western New England Bancorp, Inc.
Bar Harbor Bankshares	Union Bankshares, Inc.
Hingham Institution for Savings	ECB Bancorp, Inc.
Bankwell Financial Group, Inc.	Community Bancorp
The First Bancorp, Inc.	Patriot National Bancorp, Inc.
Avidia Bancorp, Inc.

To perform this analysis, KBW used profitability data and other financial information as of or for the most recent completed fiscal quarter (“MRQ”) or the latest 12 months (“LTM”) ended December 31, 2025 and market pricing data as of May 1, 2026. Where consolidated holding company level financial data was unreported for FSEA and one of the selected companies, subsidiary bank level data was utilized to calculate ratios. Certain financial data presented in the tables below may not correspond to the data presented in First Seacoast Bancorp’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of FSEA and the selected companies:

		Selected Companies
				25th	75th
	First Seacoast Bancorp, Inc.	Average	Median	Percentile	Percentile
MRQ Core Return on Average Assets (1)	(0.05%)	0.93%	1.08%	0.73%	1.32%
MRQ Core Return on Average T angible Common Equity (1)	(0.5%)	10.4%	12.4%	8.2%	16.0%
MRQ Net Interest Margin	2.45%	3.12%	3.00%	2.63%	3.61%
MRQ Fee Income / Revenue Ratio (2)	10.1%	14.8%	14.4%	8.1%	19.4%
MRQ Efficiency Ratio	103.8%	62.0%	56.7%	66.0%	50.1%

(1)	Based on core income after taxes and before extraordinary items; excluded gain/(loss) on sale of securities, amortization of intangibles, and nonrecurring items as defined by S&P Capital IQ Pro.
(2)	Excluded gain/(loss) on sale of securities.

KBW’s analysis also showed the following concerning the financial condition of FSEA and the selected companies:

		Selected Companies
				25th	75th
	First Seacoast Bancorp, Inc.	Average	Median	Percentile	Percentile
T angible Common Equity / T angible Assets	10.6%	9.1%	8.6%	8.2%	10.6%
T ier 1 Common Capital (CET 1) Ratio	14.6%	13.1%	12.8%	11.6%	13.7%
T otal Capital Ratio	15.6%	15.2%	14.2%	13.7%	15.2%
Loans / Deposits	89.1%	102.1%	96.9%	91.4%	111.0%
Loan Loss Reserve / Loans	0.82%	0.98%	0.96%	0.84%	1.10%
Nonperforming Assets / Loans + OREO	0.11%	0.92%	0.76%	0.84%	0.46%
MRQ Net Charge-offs / Average Loans	0.00%	0.11%	0.01%	0.10%	0.00%

29

In addition, KBW’s analysis showed the following concerning the market performance of FSEA and, to the extent publicly available, the selected companies (excluding the impact of the LTM EPS multiples for two of the selected companies, which multiples were considered to be not meaningful because they were less than 0.0x):

		Selected Companies
				25th	75th
	First Seacoast Bancorp, Inc.	Average	Median	Percentile	Percentile
One-Year Stock Price Change (1)	3.1%	25.9%	18.4%	12.9%	52.5%
One-Year T otal Return (1)	3.1%	29.2%	24.2%	13.3%	55.3%
Year-T o-Date Stock Price Change	(13.9%)	11.6%	11.6%	4.8%	17.1%
Price / T angible Book Value Per Share	0.84x	1.45x	1.38x	1.26x	1.51x
Price / LT M EPS	NM(3)	13.5x	12.1x	11.6x	15.0x
Dividend Yield (2)	— (4)	2.5%	2.0%	1.0%	3.7%
LT M Dividend Payout Ratio (2)	— (4)	32.8%	35.3%	16.0%	50.0%

(1)	Metric was not applicable for Avidia Bancorp, Inc. which completed its initial public offering in July 2025.
(2)	Two of the selected companies did not pay dividends.
(3)	FSEA’s Price / LTM EPS multiple was denoted as “NM” (Not Meaningful) because it was less than 0.0x.
(4)	FSEA did not pay dividends.

No company used in the above selected companies analysis is identical to FSEA. Accordingly, an analysis of these results is not mathematical. Rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis #1 – Selected U.S. Bank Transactions. KBW reviewed publicly available information related to 18 selected U.S. bank transactions in the United States announced since June 30, 2024 with announced deal values less than $100 million and acquired company LTM return on average assets of less than 0.50%. Digital asset custody bank transactions and transactions with distressed nature were excluded from the selected transactions.

The selected transactions were as follows:

Acquiror	Acquired Company
Arrow Financial Corporation	Adirondack Bancorp, Inc.
FS Bancorp, Inc.	Pacific West Bancorp
ServBanc Holdco, Inc.	IF Bancorp, Inc.
Ballston Spa Bancorp, Inc.	NBC Bancorp, Inc.
ENB Financial Corp	Cecil Bancorp, Inc.
OnPath Federal Credit Union	Heritage Bank Of St. Tammany
Colony Bankcorp, Inc.	TC Bancshares, Inc.
Business First Bancshares, Inc.	Progressive Bancorp, Inc.
Norwood Financial Corp.	PB Bankshares, Inc.
Hometown Financial Group MHC	CFSB Bancorp, Inc.
Citizens & Northern Corporation	Susquehanna Community Financial, Inc.
OAKNORTH BANK PLC	Community Unity Bank
Bar Harbor Bankshares	Guaranty Bancorp, Inc.
Plumas Bancorp	Cornerstone Community Bancorp
Georgia Banking Company, Inc.	Primary Bancshares Corporation
Mifflinburg Bancorp, Inc.	Northumberland Bancorp
ESL Federal Credit Union	Generations Bank
Camden National Corporation	Northway Financial, Inc.

30

For each selected transaction, KBW derived the following implied transaction statistics to the extent publicly available, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the latest publicly available financial statements for the acquired company available before the announcement of the respective selected transaction (where consolidated holding company level financial data was unreported, subsidiary bank level data was utilized to calculate ratios):

•

Price per common share to tangible book value per share of the acquired company (in the case of any selected transaction involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•	Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium; and

•

Price per common share to LTM EPS of the acquired company (in the case of any selected transaction involving a private acquired company, this transaction statistic was calculated as total transaction consideration to LTM earnings).

The above transaction statistics for the selected transactions were compared with the corresponding transaction multiples for the proposed merger based on the $17.25 per share merger consideration and using historical financial information for FSEA as of or for the 12-month period ended December 31, 2025.

The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS multiples for seven of the selected transactions, which multiples were considered to be not meaningful because they were less than 0.0x or greater than 50.0x):

Selected Transactions
		25th			75th
	First Seacoast Bancorp, Inc.	Percentile	Median	Average	Percentile
Price / T angible Book Value	1.28x	1.02x	1.25x	1.17x	1.37x
Core Deposit Premium	4.3%	0.4%	2.5%	4.7%	3.8%
Price / LT M EPS	NM (1)	17.2x	24.9x	24.5x	27.9x

(1)	FSEA’s Price / LTM EPS multiple was denoted as “NM” (Not Meaningful) because it was less than 0.0x.

No company or transaction used in the above selected transaction analysis is identical to FSEA or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis #2 – Selected Regional Bank Transactions. KBW reviewed publicly available information related to eight selected bank transactions in the Northeast region of the United States announced since January 1, 2019 with announced deal values less than $100 million.

The selected transactions were as follows:

Acquiror	Acquired Company
Hometown Financial Group MHC	CFSB Bancorp, Inc.
Bar Harbor Bankshares	Guaranty Bancorp, Inc.
Camden National Corporation	Northway Financial, Inc.
Cambridge Bancorp	Northmark Bank
Beacon Bancorp	Freedom National Bank
Cambridge Financial Group, Inc.	Melrose Bancorp, Inc.
Bangor Bancorp, MHC	Damariscotta Bankshares Inc.
Liberty Bank	SBT Bancorp, Inc.

31

For each selected transaction, KBW derived the following implied transaction statistics to the extent publicly available, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the latest publicly available financial statements for the acquired company available before the announcement of the respective selected transaction (where consolidated holding company level financial data was unreported, subsidiary bank level data was utilized to calculate ratios):

•

Price per common share to tangible book value per share of the acquired company (in the case of any selected transaction involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•	Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium; and

•

Price per common share to LTM EPS of the acquired company (in the case of any selected transaction involving a private acquired company, this transaction statistic was calculated as total transaction consideration to LTM earnings).

The above transaction statistics for the selected transactions were compared with the corresponding transaction multiples for the proposed merger based on the $17.25 per share merger consideration and using historical financial information for FSEA as of or for the 12-month period ended December 31, 2025.

The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS multiples for two of the selected transactions, which multiples were considered to be not meaningful because they were less than 0.0x or greater than 50.0x):

Selected Transactions
		25th			75th
	First Seacoast Bancorp, Inc.	Percentile	Median	Average	Percentile
Price / Tangible Book Value	1.28x	1.25x	1.40x	1.50x	1.68x
Core Deposit Premium	4.3%	3.1%	9.4%	7.2%	10.1%
Price / LT M EPS	NM (1)	17.2x	17.6x	23.1x	25.4x

(1)	FSEA’s Price / LTM EPS multiple was denoted as “NM” (Not Meaningful) because it was less than 0.0x.

No company or transaction used in the above selected transaction analysis is identical to FSEA or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Dividend Discount Model Analysis. KBW performed a dividend discount model analysis to estimate a range for the implied equity value of FSEA. In this analysis, KBW used financial forecasts and projections relating to the earnings and assets of FSEA provided by FSEA management, and assumed discount rates ranging from 13.0% to 16.0%. The range of values was determined by adding (i) the present value of the implied future excess capital available for dividends that FSEA could generate over the period from December 31, 2025 through December 31, 2030 as a standalone company and (ii) the present value of FSEA’s implied terminal values at the end of such period. KBW assumed that FSEA would maintain a tangible common equity / tangible asset ratio of 9.00% and would retain sufficient earnings to maintain that level. In calculating implied terminal values for FSEA, KBW applied a range of 1.20x to 1.60x to FSEA’s estimated December 31, 2030 tangible common equity. This dividend discount model analysis resulted in a range of implied per share equity values of FSEA of approximately $8.47 to $11.92, as compared to the $17.25 per share merger consideration.

The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of FSEA.

32

Miscellaneous. KBW acted as financial advisor to FSEA and not as an advisor to or agent of any other person. As part of KBW’s investment banking business, KBW is continually engaged in the valuation of banking company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses, may from time to time purchase securities from, and sell securities to, FSEA and Cambridge and their respective affiliates. In addition, as market makers in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of FSEA.

Pursuant to the KBW engagement agreement, FSEA has agreed to pay KBW a cash fee equal to 1.50% of the aggregate merger consideration which is contingent upon the consummation of the merger. In addition, FSEA agreed to pay a cash fee of $150,000 which became payable with the rendering of KBW’s opinion. FSEA also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than the present engagement, during the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to FSEA. During the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to Cambridge. KBW may in the future provide investment banking and financial advisory services to FSEA or Cambridge and receive compensation for such services.

Interests of Directors and Officers in the Merger that are Different from Your Interests

As described below, some of First Seacoast’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of First Seacoast stockholders generally. First Seacoast’s board of directors was aware of these interests and considered them in approving the Merger Agreement.

Restricted Stock Awards. Each outstanding share of restricted stock, including those held by the directors and named executive officers of First Seacoast and/or First Seacoast Bank, will automatically vest in full and all restrictions on those shares of restricted stock will lapse, before the effective time of the Merger. Each share of restricted stock that vests will be converted into the right to receive the same merger consideration as other holders of First Seacoast common stock pursuant to the terms of the Merger Agreement. The following table sets forth the number of unvested shares of restricted stock held by each director and each named executive officer of First Seacoast as of May 4, 2026, the date on which the Merger Agreement was executed, that would vest as a result of the Merger. The value of the shares of restricted stock equals $17.25 per share, multiplied by the number of shares subject to each restricted stock award.

Name	Number of Unvested Shares of Restricted Stock	Aggregate Value of Unvested Shares of Restricted Stock ($)
Michael J. Bolduc	2,800	48,300
Mark P. Boulanger	2,800	48,300
James R. Brannen	10,733	185,144
James Jalbert	2,800	48,300
Thomas J. Jean	2,800	48,300
Erica A. Johnson	2,800	48,300
Janet Sylvester	2,800	48,300
Paula J. Williamson-Reid	2,800	48,300
Richard M. Donovan	10,000	172,500
Timothy F. Dargan	6,667	115,006

Stock Options. Each outstanding option to purchase First Seacoast common stock, including those held by the directors and named executive officers of First Seacoast and/or First Seacoast Bank, will automatically vest and become fully exercisable before the effective time of the Merger. In connection with the Merger, all unexercised options, both vested and unvested, to purchase First Seacoast common stock will be cancelled in exchange for a cash payment. Set forth below is the number of outstanding and unexercised First Seacoast options held by each director and named executive officer of First Seacoast as of May 4, 2026, the date on which the merger agreement was executed, and the cash-out value of the stock options based on a share price of $17.25 less the average weighted exercise price of the options:

33

Name	Number of Unexercised Stock Options	Average Weighted Exercise Price ($)	Aggregate Stock Option Value ($)
Michael J. Bolduc	19,593	8.70	167,520
Mark P. Boulanger	19,593	8.70	167,520
James R. Brannen	47,901	8.66	411,470
James Jalbert	19,593	8.70	167,520
Thomas J. Jean	19,593	8.70	167,520
Erica A. Johnson	19,593	8.70	167,520
Janet Sylvester	19,593	8.70	167,520
Paula J. Williamson-Reid	19,593	8.70	167,520
Richard M. Donovan	43,000	8.72	366,790
Timothy F. Dargan	40,500	8.68	347,085

Employment Agreements. First Seacoast Bank has entered into employment agreements with each of James R. Brannen, Chief Executive Officer of First Seacoast and First Seacoast Bank, Richard M. Donovan, President and Chief Financial Officer of First Seacoast and First Seacoast Bank, and Timothy F. Dargan, Executive Vice President and Senior Commercial Lending Officer of Firs Seacoast Bank. If there is a change in control of First Seacoast or First Seacoast Bank, followed by an executive’s involuntary termination other than for cause or upon the executive’s resignation for one of the reasons specified in the employment agreement, the executive would become entitled to a lump sum cash severance payment equal to three times in the case of Messrs. Brannen and Donovan and two times in the case of Mr. Dargan, the executive’s “base amount,” as that term is defined for purposes of Code Section 280G (i.e., the average annual taxable income paid to him for the five taxable years preceding the taxable year in which the change in control occurs). In addition, the executive would become entitled, at no expense to him, to the continuation of non-taxable medical and dental coverage and life insurance for 36 months in the case of Messrs. Brannen and Donovan and 24 months in the case of Mr. Dargan, following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits is not otherwise possible or would subject First Seacoast Bank to penalties, the executive will receive a cash lump sum payment equal to the value of the health, dental and life benefits.

Settlement and Restrictive Covenant Agreements. In connection with the merger, Messrs. Brannen, Donovan and Dargan each entered into a Settlement and Restrictive Covenant Agreement (the “Settlement Agreements”) with First Seacoast and First Seacoast Bank, which become effective as of the effective date of the merger. Pursuant to the Settlement Agreements, in exchange for the termination of the employment agreements and with further consideration for their promises to adhere to certain post-termination covenants, Messrs. Brannen, Donovan and Dargan will receive the payments otherwise due under the severance provisions of their existing employment agreements in connection with a change in control of $1,086,957, $747,912 and $480,510, respectively. The payments will be made in a lump sum immediately before the effective date of the merger (and each of their employment agreements will terminate on the effective date of the merger). The payments are subject to the executive’s timely execution and non-revocation of a release of claims.

The post-employment covenants contained in the Settlement Agreements include promises by Messrs. Brannen, Donovan and Dargan not to solicit employees and customers of First Seacoast Bank for a period of one year following the date of their termination of employment and by Messrs. Brannen and Donovan not to compete with First Seacoast Bank. This non-compete covenant remains in effect for one year from the executive’s date of termination of employment in the case of Mr. Brannen and six months from the executive’s date of termination of employment in the case of Mr. Donovan. The Settlement Agreements also contain certain confidentiality and non-disparagement provisions.

Employee Stock Ownership Plan. The ESOP is a tax-qualified plan that covers substantially all of the employees of First Seacoast Bank who have met certain eligibility requirements. The ESOP received a loan from First Seacoast, the proceeds of which were used to acquire shares of First Seacoast common stock for the benefit of plan participants. The ESOP has pledged the shares acquired with the loan proceeds as collateral for the loan and holds them in a suspense account, releasing them to participants’ accounts as the loan is repaid, with contributions received from First Seacoast Bank. Before the effective time of the merger, the ESOP will be terminated. The ESOP trustee will repay any outstanding ESOP debt in full by using any cash remaining in the suspense account and then, if and as necessary, to remit a sufficient number of shares of First Seacoast common stock back to First Seacoast to repay any remaining ESOP debt in full, with each remitted share to be valued at $17.25. At the effective time of the Merger, any remaining shares of First Seacoast common stock held by the ESOP that are unallocated will receive the merger consideration and will be allocated among the accounts of the ESOP participants according to the terms of the ESOP.

34

As a result of the foregoing, First Seacoast Bank’s named executive officers and other active employee participants in the ESOP would receive a benefit in connection with the ESOP’s termination to the extent the stock price of First Seacoast’s common stock (at the merger price of $17.25 per share) multiplied by the number of shares held in the suspense account exceeds the outstanding balance of the loan used to acquire those shares.

Salary Continuation Agreement. First Seacoast Bank is a party to a salary continuation agreement with Mr. Brannen. Under the agreement, if Mr. Brannen separates from service other than at or following a change in control, he will receive a fixed annual benefit of $64,817, which equals the accrued benefit determined under the agreement as of January 1, 2025. The benefit payments will begin on the first day of the second month following his separation from service and will be paid monthly for a period of 120 months. Following a change in control of First Seacoast or First Seacoast Bank, Mr. Brannen will receive an annual benefit of $132,209. The benefit will be paid to him at the same time and in the same form the benefit would have otherwise been paid under the agreement upon his separation from service, provided, however, that if he separates from service within two years of a change in control, the present value of the benefit will be paid to him in a lump sum on the first day of the second month following his separation from service. Under the Salary Continuation Agreement, the Merger will constitute a change in control.

Supplemental Director Retirement Agreements. First Seacoast Bank has entered into Supplemental Director Retirement Agreements with each of its non-employee directors. Under the agreements, a director who remains in service on the board of directors until the normal retirement age specified in the agreement (age 70) will be entitled to receive an annual retirement benefit of equal to $20,000. The payments will be made to the director upon his or her separation from service in annual installments for ten years. If a director separates from service before age 70, he or she is entitled to the vested percentage of his or her accrued liability balance under the agreement, paid in annual installments over 10 years. Directors vest under their agreements over a 10-year period (0% during the first 6 years, 25% after 7 years, 50% after 8 years, 75% after 9 years and 100% after 10 years). Upon a change in control, directors receive the present value of a stream of $20,000 payments for 10 years in lieu of the retirement benefit . The Merger will constitute a change in control under the Supplemental Director Retirement Agreements.

Director Deferred Fee Plan. First Seacoast Bank maintains a deferred directors fee plan, pursuant to which non-employee directors may elect to defer a portion of their director’s fees each year. The Bank credits the deferred amounts with earnings at a rate equivalent to the yield for the 7-year Treasury Bill Rate (compounded monthly). Directors become eligible to receive their deferred fees and earnings on a separation from service or a specified date and payable in a lump sum or installments over a 5- or 10-year period, as elected by each director. If elected by a director, benefits will be paid in a lump sum if the director separates from service within two years of a change in control. Benefits are also payable upon a director’s death. The Merger will constitute a change in control under the Director Deferred Fee Plan and the benefits will be paid to each participant according to his or her prior election.

Regulatory Approvals Needed to Complete the Merger

In addition to the approval of the Merger Agreement by First Seacoast’s stockholders, completion of the Merger and the transactions contemplated by the Merger Agreement are subject to the prior approval, or waiver, of the FRB, the FDIC, the Massachusetts Division of Banks and the New Hampshire Banking Department. Cambridge has filed a merger application waiver request with the FRB. Cambridge Savings Bank has filed merger applications with the FDIC, the Massachusetts Divisions of Banks and the New Hampshire Banking Department. Action on all these filings is pending as of the date of this proxy statement.

The Merger cannot proceed in the absence of the requisite regulatory approvals or waivers. See “The Merger Agreement – Conditions to Completing the Merger” and “The Merger Agreement – Other Provisions of the Merger Agreement – Terminating the Merger Agreement.” There can be no assurance as to if and when the requisite regulatory approvals and waivers will be obtained. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the conditions set forth in the Merger Agreement and described under “The Merger Agreement – Conditions to Completing the Merger.”

35

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the Merger from the standpoint of the adequacy of the consideration to be received by First Seacoast’s stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the Merger.

THE MERGER AGREEMENT

The following summary of the material terms of the Merger Agreement may not contain all of the information about the Merger Agreement that is important to you. Carefully read the entire Merger Agreement, which is attached as Appendix A to this proxy statement, because it is the legal document that governs the Merger.

Except for the status of the Merger Agreement as a contractual document that establishes and governs the legal relations of the parties to it with respect to the Merger and the other transactions contemplated by the Merger Agreement, the text of the Merger Agreement is not intended to be a source of factual, business or operational information about the parties to the Merger Agreement. The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including by information in the disclosure schedules referenced in the Merger Agreement that were delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material by First Seacoast stockholders. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Accordingly, the representations and warranties should not be relied upon as statements of factual information. First Seacoast stockholders are not third-party beneficiaries under the Merger Agreement and, therefore, may not directly enforce or rely on its terms and conditions and should not rely on the representations, warranties and covenants or any descriptions of them as characterizations of the actual state of facts or condition of First Seacoast.

Structure of the Merger

The Merger Agreement provides that (1) CFG Merger Sub I will merge with and into First Seacoast, with First Seacoast as the surviving corporation, (2) simultaneously with, or immediately after, such merger, First Seacoast Bank will merge with and into Cambridge Savings Bank, with Cambridge Savings Bank as the surviving institution, (3) following the completion of the foregoing mergers, First Seacoast will merge with and into CFG Merger Sub II, with CFG Merger Sub II as the surviving corporation, and (4) CFG Merger Sub II will merge with and into Cambridge or Cambridge Savings Bank, as determined by Cambridge in its sole discretion, with Cambridge or Cambridge Savings Bank, as applicable, as the surviving entity.

Closing of the Merger

The closing of the Merger will occur on a date specified by Cambridge and First Seacoast, which shall be no later than five business days after the satisfaction or waiver of all the closing conditions in Article VI of the Merger Agreement.

First Seacoast and Cambridge currently expect to complete the Merger by the end of the third quarter in 2026. However, neither First Seacoast nor Cambridge can guarantee when or if the required regulatory approvals will be obtained. See “The Merger – Regulatory Approvals Needed to Complete the Merger.”

36

Conditions to Completing the Merger

The respective obligations of First Seacoast and Cambridge to complete the Merger are subject to the satisfaction the following conditions specified in the Merger Agreement, which may not be waived by either party:

•	Receipt of First Seacoast stockholder approval;

•	Receipt of requisite regulatory approvals or waiver;

•	No injunctions or orders prohibiting or restraining the Merger;

•

Receipt of third-party consents under contracts to which First Seacoast is a party, except for those consents for which the failure to obtain would not have a material adverse effect (as defined in the Merger Agreement) on First Seacoast or Cambridge.

In addition, unless waived by First Seacoast, First Seacoast’s obligations to close the Merger are subject to the following conditions:

•

Cambridge’s representations and warranties must be true and correct, subject to the applicable materiality standard. First Seacoast must receive a certificate, dated as of the closing date, signed on behalf of Cambridge by its chief executive officer and its chief financial officer to the foregoing effect;

•

Cambridge must have performed, in all material respects, all obligations it is required to perform under the Merger Agreement at or before closing. First Seacoast must receive a certificate, dated as of the closing date, signed on behalf of Cambridge by its chief executive officer and its chief financial officer to the foregoing effect; and

•	The deposit of the aggregate cash merger consideration by Cambridge or Cambridge Savings Bank with the Paying Agent on the business day before the closing date.

In addition, unless waived by Cambridge, Cambridge’s obligations to close the Merger are subject to the following conditions:

•

First Seacoast’s representations and warranties must be true and correct, subject to the applicable materiality standard. Cambridge must receive a certificate, dated as of the closing date, signed on behalf of First Seacoast by its chief executive officer and its chief financial officer to the foregoing effect;

•

First Seacoast must have performed, in all material respects, all obligations it is required to perform under the Merger Agreement at or before closing. Cambridge must receive a certificate, dated as of the closing date, signed on behalf of First Seacoast by its chief executive officer and its chief financial officer to the foregoing effect;

•	Since the date of the Merger Agreement, there shall have not occurred any material adverse effect with respect to First Seacoast; and

•	No regulatory approval or waiver shall contain any burdensome condition as further described in the Merger Agreement.

Under the Merger Agreement, a “material adverse effect” means, with respect to First Seacoast or Cambridge, an effect, circumstance, occurrence or change that (i) is material and adverse to the business, financial condition, results of operations or prospects of First Seacoast or Cambridge, as the context may dictate, and its subsidiaries, taken as a whole, or (ii) materially prevents, impairs or threatens the ability of either Cambridge or First Seacoast, as the context may dictate, to perform its obligations under the Merger Agreement or consummate the

37

transactions contemplated by the Merger Agreement in a timely manner; provided, however, that any such effect, circumstance, occurrence or change resulting from any (i) changes, after the date of the Merger Agreement, in laws, rules or regulations or United States generally accepted accounting principles (“GAAP”) or regulatory accounting requirements or interpretations thereof that apply to financial and/or depository institutions and/or their holding companies generally, (ii) changes, after the date of the Merger Agreement, in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, (iii) actions and omissions of Cambridge or First Seacoast taken or omitted to be taken with the prior written consent of the other, (iv) direct effects of compliance with the Merger Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by the Merger Agreement, (v) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, or (vi) litigation or claims with respect to the transactions contemplated by the Merger Agreement, shall not be considered in determining if a material adverse effect has occurred except, with respect to clauses (i), (ii) and (v), to the extent that the effects of such change disproportionately affect such party and its subsidiaries as compared to comparable U.S. banking organizations.

Details of the conditions to the Merger can be found in Article VI of the Merger Agreement. Neither First Seacoast nor Cambridge can guarantee that all of the conditions to completing the Merger will be satisfied or waived.

Other Provisions of the Merger Agreement

Although the completion of the Merger requires the approval of First Seacoast’s stockholders, many provisions of the Merger Agreement became effective immediately upon its signing. Your vote was not required to make these provisions binding obligations of First Seacoast.

Representations and Warranties. The representations and warranties described below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of Cambridge and First Seacoast, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in disclosure schedules made for the purposes of, among other things, allocating contractual risk between Cambridge and First Seacoast rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Cambridge, First Seacoast or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Cambridge to First Seacoast. The representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement.

The Merger Agreement contains customary representations and warranties of Cambridge and First Seacoast relating to their respective businesses. The representations and warranties in the Merger Agreement do not survive the effective time of the Merger.

As detailed in Article III of the Merger Agreement, the representations and warranties made by First Seacoast to Cambridge relate to several matters, including the following:

•	organization and qualification of First Seacoast and First Seacoast Bank;

•	capitalization;

38

•	authority relative to the execution and delivery of the Merger Agreement, and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the Merger;

•	the filing of reports with the Securities and Exchange Commission and bank regulatory authorities;

•	financial statements;

•	absence of events or occurrences that have had or is reasonably expected to have a material adverse effect of First Seacoast;

•	absence of litigation;

•	absence of regulatory actions;

•	compliance with applicable laws;

•	taxes;

•	agreements and contracts to which First Seacoast is a party;

•	intellectual property;

•	labor matters;

•	employee benefit plans;

•	properties;

•	compliance with environmental laws;

•	lending matters;

•	inapplicability of anti-takeover provisions;

•	material interests of former and current officers and directors of First Seacoast

•	insurance;

•	absence of fiduciary activities and investment management activities;

•	repurchase agreements, investment securities, and derivative instruments;

•	indemnification;

•	corporate documents and records;

•	compliance with Community Reinvestment Act and anti-money laundering laws and regulations;

•	internal controls;

•	allowance for credit losses and other reserves;

39

•	information security;

•	transactions with affiliates;

•	transaction expenses; and

•	unlawful or questionable payments.

As also detailed in Article III of the Merger Agreement, the representations and warranties made by Cambridge to First Seacoast relate to several matters, including the following:

•	organization and qualification of Cambridge and Cambridge Savings Bank;

•	authority relative to the execution and delivery of the Merger Agreement, and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the Merger;

•	financial statements;

•	absence of litigation;

•	compliance with laws;

•	availability of corporate documents and records;

•	availability of funds to pay the aggregate cash merger consideration; and

•	employee benefit matters.

Because the Merger is an all-cash transaction, the representations and warranties of Cambridge, as the buyer, are not as broad in scope as the representations and warranties of First Seacoast, as the seller.

Cooperation and Conduct of Business. Under the Merger Agreement, First Seacoast has agreed that, other than as expressly contemplated or permitted by the Merger Agreement or required by law, regulation or any governmental entity during the period from the date of the Merger Agreement to the effective time of the Merger, First Seacoast will not, nor will it permit any of its subsidiaries to, without the prior written consent of Cambridge:

•

conduct its business other than in the ordinary course consistent with past practice; fail to use reasonable best efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; or take any action that would adversely affect or delay its ability to perform its obligations under the Merger Agreement or to consummate the transactions as contemplated thereby;

•

except for (A) the creation of deposit liabilities in the ordinary course of business and (B) advances from the Federal Home Loan Bank of Boston that do not exceed $10.0 million (per each advance) and do not have a maturity of later than December 31, 2029, and in either case in consultation with Cambridge Savings Bank, (i) incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person; (ii) take any action to incur any prepayment penalty in the course of prepaying any indebtedness or other similar arrangements; or (iii) accept, renew or rollover any brokered certificates of deposit, except for certificates of deposit associated with the CDARS® program that are exempt from regulatory reporting requirements;

40

•

adjust, split, combine or reclassify any of First Seacoast’s capital stock; (ii) make, declare, pay or set a record date for any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except the acceptance of shares of First Seacoast common stock as payment for the exercise price of First Seacoast stock options or for withholding taxes incurred in connection with the exercise of First Seacoast stock options or the vesting or settlement of First Seacoast restricted stock awards, in each case according to past practice and the terms of the applicable award agreements); (iii) grant any equity awards or any other stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; (iv) issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock, except pursuant to the exercise of First Seacoast stock options outstanding on the date of the Merger Agreement; or (v) accelerate the vesting of, or otherwise deviate from the terms provided in the applicable award agreement with respect to the vesting, payment, settlement or exercisability of, any First Seacoast equity awards;

•

except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the Merger Agreement and that are described in First Seacoast’s Disclosure Letter (including the sale, transfer and disposal of other real estate owned), (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its real property or other assets to any person other than a Subsidiary, or (ii) cancel, release or assign any indebtedness to any such person or any claims held by any such person;

•

make any equity investment (other than mandatory purchases of Federal Home Loan Bank stock), either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other person, or form any new subsidiary;

•

enter into, renew, amend or terminate any contract or agreement, or make any change in any of its existing leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000 per annum and other than contracts or agreements covered by Section 4.1(g) of the Merger Agreement, and, provided further, that the renewal of any contract or agreement beyond September 30, 2026, regardless of the payment amount involved, shall require prior consultation with Cambridge Savings Bank;

•

make, renegotiate, renew, increase the amount of, extend the term of, modify or purchase any loan, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed $100,000 if such loan is unsecured or $5,000,000 if such loan is secured according to First Seacoast Bank’s applicable lending and credit policies or (ii) loans as to which First Seacoast has a binding obligation to make as of the date of the Merger Agreement and that are described in First Seacoast’s Disclosure Letter; provided, however, that neither First Seacoast nor any of its subsidiaries shall make, renegotiate, renew, increase the amount of, extend the term of, modify or purchase any loan, or make any commitment in respect of any of the foregoing, to any person if when aggregated with all outstanding loans and commitments for Loans made to such person and such person’s family members, affiliates or related interests, the Loans would exceed $8,000,000;

•

make or increase any loan, or commit to make or increase any such loan or extension of credit, to any director or executive officer of First Seacoast or First Seacoast Bank, or any entity controlled, directly or indirectly, by any of the foregoing, except according to lines of credit in effect on the date of the Merger Agreement;

41

•

compromise, resolve, or otherwise “workout” any delinquent or troubled loan, other than any loan workout in the ordinary course of business, consistent with First Seacoast Bank’s current policies and procedures and in consultation with Cambridge Savings Bank;

•

except pursuant to any agreements or arrangement in effect on the date of the Merger Agreement and set forth in First Seacoast’s Disclosure Letter, purchase, acquire, sell, transfer or lease any property or assets, assume or assign any liabilities or otherwise purchase, sell or establish any business enterprise, or enter into any agreement or arrangement for any such transaction, with any director or executive officer of First Seacoast or First Seacoast Bank or with any immediate family members, affiliates or associates of any such directors or executive officers or with any related interests of any such directors, executive officers, immediate family members, affiliates or associates;

•

(i) increase or otherwise change in any manner the compensation, bonuses or other fringe benefits of any of its employees or directors other than in the ordinary course of business consistent with past practice and current accrual practices pursuant to policies currently in effect, provided that First Seacoast may pay (x) annual performance bonuses in the ordinary course of business consistent with past practice and current accrual practices pursuant to policies currently in effect on a prorated basis for any partial year and/or in full for any completed year before the effective time of the Merger to the extent such bonuses have been accrued for and (y) all vacation, sick leave, personal leave and other earned time off to the extent accrued consistent with past practice and pursuant to policies currently in effect and that remain unused immediately before the effective time of the Merger, all of which shall be set forth and specifically quantified in First Seacoast’s Disclosure Letter; (ii) become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or any employment, change in control or severance agreement, including any commitment to provide retiree medical benefits or establish or fund any rabbi trust or similar arrangement, with or for the benefit of any employee or director, except for amendments to any existing plan or agreement that are required by Law; (iii) elect or appoint to any executive office any person who is not a member of its executive officer team as of the date of the Merger Agreement or elect or appoint to its board of directors any person who is not a member of its board of directors as of the date of the Merger Agreement; (iv) hire any new employees or promote any existing employees, other than to fill vacancies that may arise in the ordinary course of business and at levels of compensation that do not exceed the levels previously applicable to any such vacant positions, and in any case only after prior consultation with Cambridge Savings Bank; or (v) become a party to, establish, adopt, amend or commence participation in, or any discussions regarding, any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

•

commence any action or proceeding, other than to enforce any obligation owed to First Seacoast or any of its subsidiaries and according to past practice, or settle any claim, action or proceeding (i) involving payment by it of money damages in excess of $25,000 or (ii) which would impose any material restriction on its operations or the operations of any of its subsidiaries;

•	amend its articles of incorporation or bylaws, or similar governing documents;

•	increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in the ordinary course of business and in consultation with Cambridge Savings Bank;

•	other than U.S. government and U.S. government agency securities with final maturities of no more than one year, purchase any debt security, including mortgage-backed and mortgage-related securities;

•

make any capital expenditures other than pursuant to binding commitments existing on the date of the Merger Agreement, which are described in First Seacoast’s Disclosure Letter, and any expenditures necessary in the ordinary course of business to maintain existing assets in good repair, and with respect to all such expenditures only in amounts not to exceed $25,000 individually or $100,000 in the aggregate;

42

•

establish or commit to the establishment of, or file any application or notice with respect to the establishment of, any new branch or other office facility or automated teller machine or file any application or notice to relocate or terminate the operation of any branch or other office facility or automated teller machine or otherwise enter into or commit to enter into any new line of business or terminate or commit to terminate any existing line of business;

•

enter into any futures contract, option, interest rate cap, interest rate floor, interest rate exchange agreement, or take any other action for purposes of hedging the exposure of its interest-earning assets or interest-bearing liabilities to changes in market rates of interest;

•

make any changes in policies in existence on the date of the Merger Agreement with regard to any of the following: the extension of credit, or the establishment of reserves with respect to possible loss thereon or the charge off of losses incurred thereon, investments, asset/liability management, or other material banking policies, except as may be required by changes in applicable law or regulations, GAAP, or pursuant to the direction of a governmental entity;

•

except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to either of the transactions contemplated by the Merger Agreement, (i) issue any communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Cambridge Savings Bank, (ii) issue any communication to employees relating to employment after the closing of the Merger, benefit or compensation information, or (iii) issue any communication of a general nature to customers without prior consultation with Cambridge Savings Bank;

•

foreclose upon or take a deed or title to any commercial real estate (i) without first consulting with Cambridge Savings Bank and conducting a Phase I environmental assessment of the property, or (ii) if the Phase I environmental assessment referred to in the prior clause reflects the presence of any hazardous material or underground storage tank;

•

make, change or rescind any material election concerning taxes or tax returns, file any amended tax return, enter into any closing agreement with respect to taxes, settle or compromise any material tax claim or assessment, or surrender any right to claim a refund of taxes or obtain any tax ruling;

•

take or fail to take any action that is intended or expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time before the effective time of the Merger or in any of the conditions to the Merger set forth in Article VI of the Merger Agreement not being satisfied, or in a violation of any provision of the Merger Agreement;

•	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by the foregoing.

43

Under the Merger Agreement, Cambridge has agreed that, other than as expressly contemplated or permitted by the Merger Agreement or required by law, regulation or any governmental entity during the period from the date of the Merger Agreement to the effective time of the Merger, Cambridge will not, nor will it permit any of its subsidiaries to, without the prior written consent of First Seacoast:

•

take any action that would materially adversely affect or delay its ability to perform its obligations under the Merger Agreement or to consummate the transactions as contemplated thereby, or take any action that would materially reduce its liquidity or reduce its capital to an amount that would make it less than “well capitalized” either before, as of or immediately after the consummation of the transactions contemplated by the Merger Agreement;

•

take or fail to take any action that is intended to or expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time before the effective time of the Merger, or in any of the conditions to the Merger set forth in Article VI of the Merger Agreement not being satisfied, or in a violation of any provision of the Meger Agreement; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by the foregoing.

Agreement Not to Solicit Other Proposals. Between the signing of the Merger Agreement and the completion of the Merger or the termination of the Merger Agreement, First Seacoast and its officers, directors, employees and representatives must not (i) solicit, initiate, induce or encourage any acquisition proposals, (ii) furnish any information to any third party in connection with or in response to an acquisition proposal, (iii) continue any discussions with any third party regarding an acquisition proposal, (iv) approve, endorse or recommend any acquisition proposal or (v) enter into any agreement with respect to an acquisition proposal or requiring First Seacoast to abandon or terminate the Merger Agreement and the Merger.

Notwithstanding the foregoing, before the receipt of First Seacoast stockholders’ approval of the Merger Agreement and the Merger, First Seacoast may furnish non-public information regarding First Seacoast to, or enter into discussions with, a third party regarding an acquisition proposal if (i) the acquisition proposal constitutes or is reasonably expected to result in a superior proposal (as defined in the Merger Agreement), (ii) First Seacoast has not solicited, initiated, induced or encouraged the acquisition proposal, (iii) First Seacoast’s board of directors determines in good faith (after consultation with outside legal counsel) that the failure to furnish non-public information regarding First Seacoast to, or enter into discussions with, the third party regarding the acquisition proposal would be reasonably likely to result in a violation of its fiduciary duties to First Seacoast’s stockholders under applicable law. Under the foregoing circumstances, First Seacoast may take the following actions:

•

furnish nonpublic information with respect to First Seacoast and its subsidiaries to the person making such acquisition proposal, provided that before furnishing such information, First Seacoast gives Cambridge prior written notice of the identity of the party making the acquisition proposal and of First Seacoast’s intention to provide such nonpublic information to the party and enters into a confidentiality agreement with such person on terms no more favorable than the confidentiality agreement entered into between Cambridge and First Seacoast; and

•

engage or participate in any discussions or negotiations with such person with respect to the acquisition proposal. First Seacoast must immediately orally (within 24 hours) and in writing (within 2 business days) notify Cambridge of the receipt of an acquisition proposal and keep Cambridge informed of any developments with respect to any such acquisition proposal immediately (within 24 hours) and in writing (within 2 business days) of any such developments.

The Merger Agreement defines “acquisition proposal” as any proposal or offer with respect to any merger, consolidation, tender offer, sale of substantial assets and/or assumption of substantial deposit or other liabilities, sale of shares of capital stock (except pursuant to the exercise of First Seacoast stock options outstanding on the date of the Merger Agreement) or debt securities, recapitalization or other similar transaction or business combination involving First Seacoast and/or any of its subsidiaries or any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.

44

The Merger Agreement defines “superior proposal” as any unsolicited, bona fide acquisition proposal made in writing by a third party that (i) First Seacoast’s board of directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the stockholders of First Seacoast than the transactions contemplated by the Merger Agreement (taking into account all relevant factors relating to such acquisition proposal, including the amount and form of consideration, the timing of payment, the risk of consummation of the proposed transaction, the financing thereof, the inclusion of any break-up fees, expense reimbursement provisions and all other conditions thereto and taking into account any adjustments to the terms and conditions of the transactions contemplated by the Merger Agreement proposed by Cambridge in response to such acquisition proposal), (ii) is for 100% of the outstanding shares of common stock of First Seacoast and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of such acquisition proposal.

Employee Matters. Following the Effective Time, Cambridge may choose to maintain any or all of First Seacoast’s employee plans in its sole discretion. For any First Seacoast employee plan terminated for which there is a comparable Cambridge benefit plan of general applicability, any current or former employee of First Seacoast who remains in the active employment of Cambridge after the Closing Date will be entitled to participate in such Cambridge benefit plan to the same extent as similarly situated employees of Cambridge.

First Seacoast full-time employees (other than employees who are parties to an employment, change in control, retention or other similar type of agreement) who have been employed for one year and whose employment is involuntarily terminated (absent termination for cause) or who voluntarily terminate their employment after being offered a position that is not comparable to their position at First Seacoast within one year of the effective time of the Merger will receive severance benefit equal to two weeks of continuing salary and health care coverage for each full year of employment with a minimum of four weeks’ severance pay and a maximum of 26 weeks’ severance pay.

Compensation Agreements. In connection with the merger, Messrs. Brannen, Donovan and Dargan each entered into a Settlement and Restrictive Covenant Agreement (the “Settlement Agreements”) with First Seacoast and First Seacoast Bank, which become effective as of the effective date of the merger. Pursuant to the Settlement Agreements, in exchange for the termination of the employment agreements and with further consideration for their promises to adhere to certain post-termination covenants, Messrs. Brannen, Donovan and Dargan will receive the payments otherwise due under the severance provisions of their existing employment agreement in connection with a change in control of $1,086,957, $747,912 and $480,510, respectively. The payments will be made in a lump sum immediately prior to the effective date of the merger (and each of their employment agreements will terminate on the effective date of the merger). The payments are subject to the executive’s timely execution and non-revocation of a release of claims.

The post-employment covenants contained in the Settlement Agreements include promises by Messrs. Brannen, Donovan and Dargan not to solicit employees and customers of First Seacoast Bank for a period of one year following the date of their termination of employment and by Messrs. Brannen and Donovan not to compete with First Seacoast Bank. This non-compete covenant remains in effect for one year from the executive’s date of termination of employment in the case of Mr. Brannen and six months from the executive’s date of termination of employment in the case of Mr. Donovan. The Settlement Agreements also contain certain confidentiality and non-disparagement provisions.

For additional information on the interests of certain of First Seacoast’s directors and executive officers that may be different from, or in addition to, the interests of First Seacoast’s other stockholders, see “—Interests of Directors and Officers in the Merger that are Different from Your Interests.”

ESOP. Effective as of the day before closing, the ESOP will be terminated. First Seacoast will direct the repayment of any outstanding ESOP debt in full (including ESOP loan(s) and accrued interest) by directing the ESOP trustee to remit enough unallocated suspense shares back to First Seacoast to repay any remaining ESOP debt in full, with each remitted share to, except as otherwise required, be valued at the merger price of $17.25 per share. All remaining unallocated shares as of the effective time of the Merger held by the ESOP will be allocated among the accounts of the ESOP participants according to the terms of the plan.

Indemnification and Insurance. For six years after the closing date of the Merger, Cambridge will indemnify First Seacoast’s current and former directors, officers and employees to the fullest extent permitted by law and by First Seacoast’s Articles of Incorporation and Bylaws for any losses incurred by them as a result of their service with First Seacoast. Cambridge shall also maintain First Seacoast’s directors’ and officer’ liability insurance policies for six years after the closing date of the Merger on a basis that is no less advantageous than the coverage currently provided for First Seacoast’s directors and officers, subject to the requirement that the cost to Cambridge of maintaining such coverage, in the aggregate, shall not exceed more than 200% of the annual premiums currently paid by First Seacoast.

45

Terminating the Merger Agreement. First Seacoast and Cambridge may mutually agree, in writing, at any time to terminate the Merger Agreement. In addition, either First Seacoast or Cambridge may, without the consent of the other party, terminate the Merger Agreement:

•

if First Seacoast’s stockholders fail to approve the Merger Agreement; provided that First Seacoast may only terminate in this instance if its board of directors has complied with all of its obligations pertaining to recommending approval of the Merger Agreement to First Seacoast stockholders and, if applicable, in responding to any competing acquisition proposal;

•

if either (i) any approval, consent, non-objection or waiver of a governmental entity required to consummate the transactions contemplate by the Merger Agreement shall have been denied and such denial has become final and non-appealable or (ii) any court or governmental entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions as contemplated by the Merger Agreement;

•

if the Merger is not consummated by April 30, 2027, unless the failure to so consummate by such time is due to the failure of the party seeking to terminate to perform or observe the covenants and agreements of such party set forth in the Merger Agreement; or

•

in the event of a breach of any covenant or agreement on the part of the other party set forth in the Merger Agreement, or if any representation or warranty of the other party shall have become untrue and such breach or untrue representation or warranty has not been or cannot be cured within 30 days following written notice to the party committing such breach or making such untrue representation or warranty; provided, however, that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement.

Cambridge may also terminate the Merger Agreement if (i) First Seacoast shall have materially breached any of its obligations pertaining to non-solicitation of, or responding to, any competing acquisition proposal or recommending approval of the Merger Agreement to First Seacoast stockholders or (ii) if First Seacoast’s board of directors does not publicly recommend in First Seacoast’s proxy statement that its stockholders approve and adopt the Merger Agreement or if, after recommending in the proxy statement that its stockholders approve and adopt the Merger Agreement, the board of directors withdraws, modifies, or changes such recommendation.

First Seacoast may also terminate the Merger Agreement, at any time before the approval of the Merger Agreement by First Seacoast’s stockholders, in order to enter into an agreement with respect to a superior proposal, but only if (i) First Seacoast’s board of directors has determined in good faith, after consultation with legal counsel, that failure to take such action would be reasonably likely to result in a violation of its fiduciary duties under applicable law, and (ii) First Seacoast has not breached any of its obligations under the Merger Agreement pertaining to non-solicitation of, or responding to, any competing acquisition proposal.

Termination Fee. First Seacoast must to pay to Cambridge a cash termination fee of $3,500,000 if:

•

the Merger Agreement is terminated by First Seacoast before the approval of the Merger Agreement by First Seacoast’s stockholders, in order to enter into an agreement with respect to a superior proposal;

46

•

the Merger Agreement is terminated by Cambridge due to (i) First Seacoast’s having materially breached any of its obligations pertaining to non-solicitation of, or responding to, any competing acquisition proposal or recommending approval of the Merger Agreement to First Seacoast stockholders or (ii) First Seacoast’s board of directors having failed to publicly recommend in First Seacoast’s proxy statement that its stockholders approve and adopt the Merger Agreement or if, after recommending in the proxy statement that its stockholders approve and adopt the Merger Agreement, the board of directors has withdrawn, modified, or changed such recommendation, so long as at the time of termination Cambridge is not in material breach of any representation, warranty or material covenant contained in the Merger Agreement;

•

if (i) the Merger Agreement is terminated by either Cambridge or First Seacoast due to the failure of First Seacoast’s stockholders to approve the Merger Agreement, (ii) at the time of termination Cambridge is not in material breach of any representation, warranty or material covenant contained in the Merger Agreement, (iii) before the meeting of First Seacoast’s stockholders, an acquisition proposal has been publicly announced, disclosed or communicated, and (iv) within 12 months of such termination First Seacoast has consummated or entered into any agreement with respect to an acquisition proposal; or

•

if (i) the Merger Agreement is terminated by Cambridge due to a material breach of the Merger Agreement by First Seacoast, which breach remains uncured for 30 days after notice of the breach to First Seacoast, if the breach giving rise to such termination was knowing or intentional, (ii) at the time of termination Cambridge is not in material breach of any representation, warranty or material covenant contained in the Merger Agreement, (iii) before the date of termination, an acquisition proposal has been publicly announced, disclosed or communicated, and (iv) within 12 months of such termination First Seacoast has consummated or entered into any agreement with respect to an acquisition proposal.

Expenses. Except as otherwise provided in the Merger Agreement, First Seacoast and Cambridge will pay their own costs and expenses incurred in connection with the Merger, whether or not the Merger is completed.

Changing the Terms of the Merger Agreement. Before the effective time of the Merger, First Seacoast and Cambridge may agree to waive any provision of the Merger Agreement to the extent the provisions being waived are in the waiving party’s benefit. The Merger Agreement may be amended by written agreement signed by First Seacoast and Cambridge.

PROPOSAL 2: MERGER-RELATED COMPENSATION PROPOSAL

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, and Securities and Exchange Commission Rule 14a-21(c), First Seacoast is providing its stockholders with the opportunity to cast an advisory, non-binding vote on the specified compensation that may be paid or become payable to First Seacoast’s named executive officers in connection with the completion of the Merger, as disclosed in the section of this proxy statement captioned “The Merger – Interests of Directors and Officers in the Merger that are Different from Your Interests,” and the related table and narratives.

Accordingly, at the special meeting, First Seacoast is asking its stockholders to approve, on a non-binding advisory basis, the following resolution:

“RESOLVED, that the compensation that will be paid or may become payable to First Seacoast’s named executive officers in connection with the Merger, as disclosed in the table under the caption “The Merger – Interests of Directors and Officers in the Merger that are Different from Your Interests” in the proxy statement according to Item 402(t) of Regulation S-K, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”

47

The non-binding advisory vote on the Merger-Related Compensation Proposal is a vote separate and distinct from the vote on the Merger Proposal. Because it is advisory in nature only, it will not be binding on First Seacoast, regardless of whether the Merger Proposal is approved by stockholders. Accordingly, given that the compensation to be paid in connection with the Merger is a contractual obligation to First Seacoast’s named executive officers, regardless of the outcome of this advisory vote, such compensation will be payable if the Merger Proposal is approved by stockholders and the Merger is completed, subject only to the contractual conditions applicable to such payment.

Approval of the Merger-Related Compensation Proposal requires the presence of a quorum and the affirmative vote of a majority of the votes cast on the proposal at the special meeting. Abstentions and broker non-votes will have no effect on the outcome of voting on the proposal.

First Seacoast’s board of directors unanimously recommends a vote “FOR” approval of the Merger-Related Compensation Proposal.

Merger-Related Executive Compensation Payable to First Seacoast’s Named Executive Officers

The information set forth in the following table is intended to comply with Item 402(t) of the SEC Regulation S-K, which requires disclosure of certain merger-related compensation. The merger-related compensation payable to the named individuals is the subject of a non-binding advisory vote of First Seacoast’s stockholders, as described above in “Proposal No. 2 – Merger-Related Compensation Proposal.”

The following table sets forth the amount of payments and benefits that each named executive officer of First Seacoast would receive in connection with the Merger, assuming: (i) that the closing date of the Merger was [•], 2026, the last practicable date before the date of this proxy statement; (ii) a per share price of First Seacoast common stock of $17.25 (the per share merger consideration value); and (iii) each named executive officer experiences a qualifying termination of employment on [•], 2026. This table does not include the value of benefits in which the named executive officers are vested without regard to the occurrence of a change in control. The amounts shown below are estimates based on multiple assumptions that may or may not actually occur, and as a result, the actual amounts to be received by a named executive officer may differ materially from the amounts shown below.

Executive	Cash ($) (1)	Equity ($) (2)(3)	Pension/NQDC ($) (4)	Total ($)
James R. Brannen	1,086,957	309,853	540,437	1,937,247
Richard M. Donovan	747,950	294,551	—	1,042,501
Timothy F. Dargan	480,510	223,795	—	704,305

(1)

First Seacoast Bank has entered into employment agreements with each of Messrs. Brannen, Donovan and Dargan. If there is a change in control of First Seacoast or First Seacoast Bank, followed by an executive’s involuntary termination other than for cause or upon the executive’s resignation for one of the reasons set forth in the employment agreement, the executive would become entitled to a lump sum cash severance payment equal to three times in the case of Messrs. Brannen and Donovan and two times in the case of Mr. Dargan the executive’s “base amount,” as that term is defined for purposes of Code Section 280G (i.e., the average annual taxable income paid to him for the five taxable years preceding the taxable year in which the change in control occurs). In addition, the executive would become entitled, at no expense to him, to the continuation of non-taxable medical, dental and life coverage for 36 months in the case of Messrs. Brannen and Donovan and two times in the case of Mr. Dargan following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits is not otherwise possible or would subject First Seacoast Bank to penalties, the executive will receive a cash lump sum payment equal to the value of the health and dental benefits. The employment agreements will be terminated in connection with the change in control and the payments will be made pursuant to the terms of Settlement and Restrictive Covenant Agreements.

(2)

All outstanding restricted stock awards will vest in connection with the Merger. The figures shown are calculated based on a per share value of $17.25. Set forth below are the values of the restricted stock outstanding as of the date hereof that would become vested before the close of the Merger:

Executive	Number of Restricted Stock Shares	Value of Restricted Stock Awards ($)
James R. Brannen	10,733	185,144
Richard M. Donovan	10,000	172,500
Timothy F. Dargan	6,667	115,006
(3)

All outstanding stock options will vest upon the closing of the Merger (i.e., “single trigger” vesting) and all outstanding stock options will be cancelled and paid before the close of the Merger. The figures shown are calculated based on a per share value of $17.25. Set forth below are the values of the outstanding unvested stock options, based on the positive difference of $17.25 over the weighted exercise price ($9.29) of the unvested stock options, multiplied by the number of shares underlying the unvested stock options that will accelerate and be converted to the right to receive a cash payment upon the closing of the Merger.

48

Executive	Number of Unvested Stock Options	Value of Unvested Stock Options ($)
James R. Brannen	15,667	124,709
Richard M. Donovan	15,333	122,051
Timothy F. Dargan	13,667	108,789
(4)

Under the Salary Continuation Agreement, if Mr. Brannen separates from service other than at or following a change in control, he will receive a fixed annual benefit of $64,817 with payments beginning on the first day of the second month following his separation from service and will be paid monthly for a period of 120 months. Following a change in control of, Mr. Brannen will receive an annual benefit of $132,209. The present value of the benefit will be paid to him at the same time and in the same form the benefit would have otherwise been paid under the agreement upon his separation from service, provided, however, that if he separates from service within two years of a change in control, the benefit will be paid to him in a lump sum on the first day of the second month following his separation from service. This number reflects the estimated difference between the present value of the benefits that would be paid upon Mr. Brannen’s separation from service outside of a change in control and the present value of the change in control benefit.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

First Seacoast is submitting a proposal for consideration at the special meeting to approve one or more adjournments of the special meeting if there are insufficient votes to approve the Merger Proposal at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to approve the Merger Proposal by the time of the special meeting. In that event, we would need to adjourn the special meeting to solicit additional proxies. The Adjournment Proposal relates only to an adjournment of the special meeting to solicit additional proxies to obtain the requisite stockholder approval to approve the Merger Proposal. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

First Seacoast’s board of directors unanimously recommends that you vote “FOR” the Adjournment Proposal.

Properly executed and dated proxies will be voted “FOR” the Adjournment Proposal, unless otherwise indicated on the proxies. If the special meeting is adjourned to solicit additional proxies to approve the Merger Proposal, we are not required to give notice of the time and place of the adjourned meeting (other than announcement at the special meeting) unless the meeting is adjourned for more than thirty days.

The Adjournment Proposal relates only to an adjournment of the special meeting occurring to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes to approve that proposal. First Seacoast’s board of directors retains full authority to the extent set forth in First Seacoast’s bylaws to postpone the special meeting before it is convened, without any stockholder consent.

49

STOCK OWNERSHIP

The following table provides information, as of the July 10, 2026 voting record date, about the beneficial owners known to First Seacoast to own more than 5% of First Seacoast’s outstanding common stock.

	Number of Shares Owned		Percent of Common Stock Outstanding (1)
AllianceBernstein L.P. 501 Commerce Street Nashville, Tennessee 37203	502,471	(2)	10.71%
First Seacoast Bank Employee Stock Ownership Plan 633 Central Avenue Dover, NH 03820	414,733	(3)	8.84
DAB Financial LLC William J. Greiner (Sole Manager) 63 Sumner Street Newton, Massachusetts 02459	384,847	(4)	8.20
Spence Limited, LP John W. Spence (Investment Advisor) P.O. Box 505 Blakely, Georgia 39823-0505	231,867	(5)	4.94

(1)	Based on 4,692,591 shares outstanding as of July 10, 2026.
(2)	Based on a Schedule 13G filed on February 14, 2024.
(3)	Based on a Schedule 13G/A filed on February 12, 2026.
(4)	Based on a Schedule 13D/A filed on May 22, 2025.
(5)	Based on a Schedule 13G filed on February 5, 2025.

The following table provides information, as of the July 10, 2026 voting record date, about the shares of First Seacoast common stock that may be considered to be beneficially owned by each director, each named executive officer and all directors and executive officers of First Seacoast as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power or has the right to acquire, by the exercise of stock options or otherwise, sole or shared voting or investment power within 60 days of July 10, 2026. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown and none of the named individuals has pledged his or her shares.

	Number of Shares Owned		Percent of Common Stock Outstanding (1)
Directors:
James R. Brannen	82,684	(2)	1.76
Michael J. Bolduc	33,556	(3)	*
Mark P. Boulanger	31,021	(4)	*
James Jalbert	53,057	(5)	1.13
Thomas J. Jean	17,905	(6)	*
Erica A. Johnson	25,357	(7)	*
Janet Sylvester	25,804	(8)	*
Paula J. Williamson-Reid	24,945	(9)	*
Executive Officers Who Are Not Directors:
Richard M. Donovan	97,812	(10)	2.08
Timothy F. Dargan	53,748	(11)	1.15

All directors and executive officers as a group (11 persons)	445,887		9.50%

*	Less than 1%.
(1)	Based on 4,692,591 shares outstanding as of July 10, 2026.

50

(2)

Includes 9,179 shares held indirectly through an Individual Retirement Account (“IRA”), 4,392 shares held indirectly through the ESOP, and 4,241 shares held indirectly in the 401(k) Plan, and 32,234 shares subject to stock options exercisable within 60 days of July 10, 2026.

(3)

Includes 5,307 shares held indirectly through a trust, 2,758 shares held indirectly through an IRA, 4,471 shares held indirectly through spouse’s IRA, and 12,760 shares subject to stock options exercisable within 60 days of July 10, 2026.

(4)	Includes 4,000 shares held indirectly through a trust, 6,501 shares held indirectly through an IRA, and 12,760 shares subject to stock options exercisable within 60 days of July 10, 2026.
(5)	Includes 22,537 shares held indirectly through an IRA and 12,760 shares subject to stock options exercisable within 60 days of July 10, 2026.
(6)	Includes 12,760 shares subject to stock options exercisable within 60 days of July 10, 2026.
(7)	Includes 2,500 shares held indirectly through an IRA and 12,760 shares subject to stock options exercisable within 60 days of July 10, 2026.
(8)	Includes 4,284 shares held indirectly through an IRA and 12,760 shares subject to stock options exercisable within 60 days of July 10, 2026.
(9)	Consists of 2,925 shares held indirectly through an IRA, 1,500 shares held indirectly through a trust, and 12,760 shares subject to stock options exercisable within 60 days of July 10, 2026.
(10)

Consists of 24,191 shares held indirectly through an IRA, 3,602 shares held indirectly through the ESOP, 18,994 shares held indirectly through the 401(k) Plan, and 27,667 shares subject to stock options exercisable within 60 days of July 10, 2026.

(11)	Consists of 5,179 shares held indirectly through an IRA, 3,378 shares held indirectly through the ESOP, and 26,833 shares subject to stock options exercisable within 60 days of July 10, 2026.

WHERE YOU CAN FIND MORE INFORMATION

First Seacoast files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. You may also retrieve First Seacoast’s Securities and Exchange Commission filings at its Internet website (www.firstseacoastbank.com) under the heading “About – Investor Relations” and then under the heading “SEC/Regulatory Filings.” The information contained on First Seacoast’s Internet website, or any other Internet site referred to in this proxy statement, is not part of, and is not incorporated or deemed to be incorporated by reference into this proxy statement.

Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by references to that contract or other document filed as an exhibit with the Securities and Exchange Commission. The Securities and Exchange Commission’s rules allow First Seacoast to “incorporate by reference” information into this proxy statement, which means that it can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement from the date those documents are filed, except for any information superseded by information contained directly in this proxy statement. First Seacoast has filed the documents listed below with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (File Number 001-41597), and these documents and any documents filed by it under the Securities Exchange Act of 1934, as amended, after the date of this proxy statement are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 20, 2026, 2026;

•	Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2025, filed on April 30, 2026;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed on May 15, 2026; and

•	Current Report on Form 8-K, filed on May 5, 2026.

51

You may obtain any of the documents incorporated by reference from the Securities and Exchange Commission’s Internet website noted above. Documents incorporated by reference into this proxy statement are also available from First Seacoast without charge, excluding all exhibits unless specifically incorporated by reference into such documents. Stockholders may obtain any and all documents incorporated by reference into such documents without charge, by requesting them in writing or by telephone from First Seacoast’s President and Chief Financial Officer at the following address and telephone number:

Richard M. Donovan

President and Chief Financial Officer

633 Central Avenue

Dover, NH 03820

(603) 742-4680

If you would like to request documents, please do so by August 20, 2026 in order to receive them before the special meeting. If you request any incorporated documents, First Seacoast undertakes to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.

You should rely only on the information contained in this proxy statement, including the attached appendices, or the information incorporated by reference in this proxy statement, to vote your shares of First Seacoast common stock at the special meeting. First Seacoast has not authorized anyone to provide you with information that differs from that contained in this proxy statement. Therefore, if anyone gives you information of this sort, you should not rely on it. This proxy statement is dated July 23, 2026. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

SUBMISSION OF STOCKHOLDER BUSINESS PROPOSALS AND NOMINATIONS

First Seacoast does not intend to hold a 2026 annual meeting of stockholders if the Merger is completed, as currently expected, unless the Merger is not completed within the expected timeframe or at all.

If the annual meeting were to be held, its date would be more than 30 calendar days from the anniversary date of last year’s annual meeting of stockholders. Accordingly, a stockholder proposal would need to be received by a reasonable time before First Seacoast begins to print and mail its proxy solicitation materials for the annual meeting. Any stockholder proposals would be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Under Securities and Exchange Commission Rule 14a-19, a shareholder intending to engage in a director election contest with respect to the annual meeting, were one to occur, must give First Seacoast notice of its intent to solicit proxies by providing the names of its nominee(s) and certain other information by the later of 60 calendar days before the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by First Seacoast.

In addition to the requirement set forth under Securities and Exchange Commission Rule 14a-19, under First Seacoast’s Bylaws, for a stockholder to properly bring business before an annual meeting or make nominations for the election of directors, the stockholder must give written notice to First Seacoast’s Corporate Secretary at its principal executive office not less than 90 days nor more than 100 days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before the anniversary of the prior year’s annual meeting of stockholders, such written notice shall be timely only if delivered or mailed to and received by the Corporate Secretary at the principal executive office no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the 10th day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made. Such written notice must also contain the information specified by the Bylaws. A copy of the Bylaws may be obtained by contacting First Seacoast’s Corporate Secretary.

52

Whether or not you plan to attend the special meeting, please vote via the Internet, by telephone or by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. Bolduc
Corporate Secretary

Dover, New Hampshire

July 23, 2026

53

Appendix A

AGREEMENT AND PLAN OF MERGER

DATED AS OF MAY 4, 2026

BY AND BETWEEN

CAMBRIDGE FINANCIAL GROUP, INC.

CAMBRIDGE SAVINGS BANK

AND

FIRST SEACOAST BANCORP, INC.

FIRST SEACOAST BANK

i

EXHIBITS

Exhibit A	Form of Bank Merger Agreement

Exhibit B	Form of Voting Agreement

Exhibit C	Form of Joinder Agreement

ii

AGREEMENT AND PLAN OF MERGER

This is an Agreement and Plan of Merger, dated as of the 4th day of May, 2026 (this “Agreement”), by and among Cambridge Financial Group, Inc., a Massachusetts mutual holding company (“Parent”), Cambridge Savings Bank, a Massachusetts state-chartered trust company (“Parent Bank”), Seacoast Bancorp, Inc., a Maryland corporation (the “Company”), and Seacoast Bank, a federal savings bank in stock form (“Company Bank”).

Introductory Statement

A. The respective boards of directors of Parent and the Company unanimously have determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of their respective corporations, constituencies, communities and stockholders, as the case may be.

B. In accordance with the terms of this Agreement, (i) Merger Sub I (as such term is defined below) will merge with and into the Company, at which time the Company will become a wholly owned subsidiary of Parent and the Company’s stockholders will receive cash in exchange for their ownership interest in the Company, (ii) simultaneously with, or immediately after, the consummation of the merger of Merger Sub I with and into the Company, Company Bank will merge with and into Parent Bank in accordance with the terms of a separate Agreement and Plan of Merger to be entered into by and between Parent Bank and Company Bank on the date hereof, such agreement to be substantially in the form attached hereto as Exhibit A (the “Bank Merger Agreement”), and (iii) as soon as reasonably practicable after the consummation of the merger of Company Bank with and into Parent Bank, Parent will cause the Company to merge with and into Merger Sub II (as such term is defined below) and Merger Sub II will thereafter merge with and into either Parent or Parent Bank as determined in the sole discretion of Parent.

C. As a condition and material inducement to Parent’s willingness to enter into this Agreement, each director and executive officer of the Company has entered into an agreement dated as of the date hereof, substantially in the form attached hereto as Exhibit B (the “Voting Agreement”), pursuant to which each such director and executive officer has agreed to vote all of his or her shares of Company Common Stock (as such term is defined below) in favor of this Agreement and the transactions contemplated hereby.

D. The parties intend that the mergers of Merger Sub I with and into the Company and Company Bank with and into Parent Bank and the additional subsequent transactions involving Merger Sub II contemplated under this Agreement shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “IRC”), and that this Agreement and the Bank Merger Agreement shall constitute a “plan of reorganization” for purposes of Section 361 of the IRC.

E. Parent and the Company each desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for in this Agreement and to prescribe various conditions to such transactions.

In consideration of the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

“Acquisition Proposal” means any proposal or offer with respect to any merger, consolidation, tender offer, sale of substantial assets and/or assumption of substantial deposit or other liabilities, sale of shares of capital stock (except pursuant to the exercise of Company Stock Options outstanding on the date hereof) or debt securities, recapitalization or other similar transaction or business combination involving the Company and/or any of its Subsidiaries or any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.

“Agreement” means this Agreement and the exhibits and schedules hereto, as amended, modified or amended and restated from time to time in accordance with its terms.

“Articles of Merger” shall have the meaning given to that term in Section 2.3.

“Articles of Bank Merger” means the articles of merger, as endorsed by the MDOB, relating to the Bank Merger.

“Bank Merger” means the merger of Company Bank with and into Parent Bank.

“Bank Merger Agreement” shall have the meaning given to that term in paragraph B of the Introductory Statement to this Agreement.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“BOLI” shall have the meaning given to that term in Section 3.2(z).

“Business Day” means any day other than a Saturday, Sunday or federal holiday.

“Cause” means, when used in connection with the termination of any employee, termination based upon the employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any applicable code of ethics or employment policy.

“Certificate(s)” shall have the meaning given to that term in Section 2.6(b).

“CDMSOS” means the Corporations Division of the Office of the Secretary of State of the Commonwealth of Massachusetts.

“Change of Recommendation” shall have the meaning given to that term in Section 5.8(b).

“Closing” shall have the meaning given to that term in Section 2.2.

“Closing Date” shall have the meaning given to that term in Section 2.2.

“Company” shall have the meaning given to that term in the preamble to this Agreement.

“Company Balance Sheet” shall have the meaning given to that term in Section 3.2(i).

“Company Bank” shall have the meaning given to that term in the preamble to this Agreement.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Contract(s)” shall have the meaning given to that term in Section 3.2(o).

“Company Employee Plans” shall have the meaning given to that term in Section 3.2(r)(i).

“Company Equity Awards” shall have the meaning given to that term in Section 2.5(e).

“Company Lease Options” shall have the meaning given to that term in Section 3.2(s)(iv).

“Company Leases” shall have the meaning given to that term in Section 3.2(s)(i).

“Company Pension Plan” shall have the meaning given to the term in Section 3.2(r)(v).

“Company Proxy Statement” shall have the meaning given to that term in Section 5.9(a).

“Company Qualified Plan” shall have the meaning given to that term in Section 3.2(r)(vi).

“Company Real Property” shall have the meaning given to that term in Section 3.2(s)(i).

“Company Records” means all records and original documents in the Company’s possession which pertain to and are utilized by the Company and its Subsidiaries to administer, reflect, monitor, evidence or record information respecting the Company’s consolidated business and operations, including but not limited to all records and documents relating to (a) corporate, regulatory, supervisory and litigation matters, (b) tax planning and payment of taxes, (c) personnel and employment matters, and (d) the consolidated business or conduct of such business of the Company.

“Company’s Reports” shall have the meaning given to that term in Section 3.2(g)(i).

“Company RSA(s)” shall have the meaning given to that term in Section 2.5(d).

“Company Stock Option(s)” shall have the meaning given to that term in Section 2.5(c).

“Company Stock Plans” shall have the meaning given to that term in Section 2.5(c).

“Comparable Position” means, when used in connection with a position of employment with Parent or Parent Bank following the Effective Time offered to any employee of the Company or Company Bank, a position that would (a) provide the employee with base compensation and benefits that are comparable in the aggregate to those provided to the employee by the Company or Company Bank prior to the Merger, (b) provide the employee with an opportunity for variable bonus compensation that is comparable to the opportunity provided to the employee by the Company or Company Bank prior to the Merger, (c) be in a location that would not require the employee to increase his or her daily one-way commuting distance by more than twenty-five (25) miles as compared to the employee’s commuting distance when employed by the Company or Company Bank prior to the Merger, and (d) have job skill requirements and duties that are comparable to the requirements and duties of the position held by the employee with the Company or Company Bank prior to the Merger.

“Confidentiality Agreements” shall have the meaning given to that term in Section 8.12.

“Continuing Employee(s)” shall have the meaning given to that term in Section 5.11(a).

“CRA” means the Community Reinvestment Act of 1977, as amended.

“Disclosure Letter” shall have the meaning given to that term in Section 3.1.

“Effective Time” shall have the meaning given to that term in Section 2.3.

“Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (which includes air, water vapor, surface water, groundwater, drinking water supply, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called “Superfund” or “Superlien” law, each as amended and as now in effect.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that is considered one employer with the Company under Section 4001(b)(1) of ERISA or Section 414 of the IRC.

“ESOP” means the First Seacoast Bank Employee Stock Ownership Plan.

“ESOP Loan” shall have the meaning given to that term in Section 3.2(r)(xi).

“ESOP Termination Date” shall have the meaning given to that term in Section 5.15.

“ESOP Trust” shall have the meaning given to that term in Section 3.2(r)(xi).

“ESOP Trustee” shall have the meaning given to that term in Section 3.2(r)(xi).

“Exchange Act” shall have the meaning given to that term in Section 3.2(g)(ii).

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System, including the Federal Reserve Bank of Boston.

“GAAP” means United States generally accepted accounting principles.

“General Laws” means the General Laws of the Commonwealth of Massachusetts, as amended.

“Governmental Entity” means the FDIC, FRB, OCC, MDOB, NHBC, SEC and any federal, state or local court, regulatory or administrative agency, authority or commission or other governmental authority or instrumentality, or any self-regulatory authority.

“Gramm-Leach-Bliley Act” means the Financial Services Modernization Act of 1999, as amended, as commonly known as the Gramm-Leach-Bliley Act.

“Hazardous Material” means any substance (whether solid, liquid or gas) that is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

“HOLA” means the Home Owners’ Loan Act, as amended.

“Indemnified Party” shall have the meaning given to that term in Section 5.12(a).

“Intellectual Property” shall have the meaning given to that term in Section 3.2(p).

“IRC” shall have the meaning given to that term in paragraph D of the Introductory Statement to this Agreement.

“IRS” means the Internal Revenue Service.

“IT Assets” shall have the meaning given to that term in Section 3.2(jj)(ii).

“Joinder Agreement” shall have the meaning given to that term in Section 5.17.

“Knowledge” means, with respect to the Company and/or Company Bank, the actual knowledge of any officer of the Company and/or Company Bank with the title ranking not less than senior vice president and that certain vice president who serves as Head of Internal Audit and Compliance and BSA Officer, and with respect to Parent and/or Parent Bank, the actual knowledge of any officer of Parent and/or Parent Bank with the title ranking not less than senior vice president. Without limiting the scope of the immediately preceding sentence, the term “Knowledge” includes any fact, matter, or circumstance set forth in any written notice received by the Company and/or Company Bank or by Parent and/or Parent Bank, respectively, from any Governmental Authority.

“Law” as used from time to time herein means any statute, law, ordinance, rule, regulation, judgment, order, decree or other action of any Governmental Entity that is applicable to the referenced Person.

“Letter of Transmittal” shall have the meaning given to that term in Section 2.6(a).

“Lien” means any charge, mortgage, pledge, security interest, claim, lien or encumbrance.

“Loan” means a loan, lease, advance, credit enhancement, guarantee or other extension of credit.

“Loan Property” means any property in which the applicable party (or a Subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Material Adverse Effect” means an effect, circumstance, occurrence or change that (i) is material and adverse to the business, financial condition, results of operations or prospects of the Company or Parent, as the context may dictate, and its Subsidiaries, taken as a whole, or (ii) materially prevents, impairs or threatens the ability of either Parent or the Company, as the context may dictate, to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement in a timely manner; provided, however, that any such effect, circumstance, occurrence or change resulting from any (i) changes, after the date hereof, in laws, rules or regulations or GAAP or regulatory accounting requirements or interpretations thereof that apply to financial and/or depository institutions and/or their holding companies generally, (ii) changes, after the date hereof, in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, (iii) actions and omissions of Parent or the Company taken or omitted to be taken with the prior written consent of the other, (iv) direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement, (v) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, or (vi) litigation or claims with respect to the transactions contemplated by this Agreement, shall not be considered in determining if a Material Adverse Effect has occurred except, with respect to clauses (i), (ii) and (v), to the extent that the effects of such change disproportionately affect such party and its Subsidiaries as compared to comparable U.S. banking organizations.

“Maximum Premium Amount” shall have the meaning given to that term in Section 5.12(c).

“MDOB” means the Massachusetts Division of Banks, including the Office of the Commissioner of Banks.

“Merger” shall have the meaning given to that term in Section 2.1.

“Merger Consideration” shall have the meaning given to that term in Section 2.5(a).

“Merger Sub I” shall have the meaning given to that term in Section 2.1.

“Merger Sub II” shall have the meaning given to that term in Section 2.12(c).

“Merger Sub Common Stock” means the common stock, par value $0.01 per share, of Merger Sub.

“Merger Subs” shall have the meaning given to that term in Section 5.17.

“MGCL” means the Maryland General Corporation Law, as amended.

“Nasdaq” means The Nasdaq Stock Market LLC.

“NHBC” means the New Hampshire Bank Commissioner.

“OCC” means the Office of the Comptroller of the Currency.

“Osaic” means Osaic Institutions, Inc.

“Parent” shall have the meaning given to that term in the preamble to this Agreement.

“Parent Bank” shall have the meaning given to that term in the preamble to this Agreement.

“Parent Plans” shall have the meaning given to that term in Section 5.11(e).

“Participation Facility” means any facility in which the applicable party (or a Subsidiary of it) participates in the management of such facility (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Paying Agent” shall have the meaning given to that term in Section 2.6(c).

“Permitted Liens” shall have the meaning given to that term in Section 3.2(s)(i).

“Person” or “person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

“Personal Data” means data or information that constitutes personal data, personally identifiable information, or nonpublic personal information under applicable Law.

“Phase I Assessment” shall have the meaning given to that term in Section 5.22.

“Privacy Laws” means all applicable Laws and self-regulatory programs relating to the Processing of Personal Data, data privacy, data security, or security breach notification, including, as applicable and without limitation: Title V of the Gramm-Leach-Bliley Act, the Telephone Consumer Protection Act, the Controlling the Assault of Non-Solicited Pornography And Marketing Act, the Fair Debt Collection Practices Act, the Fair Credit Reporting Act, and the Health Insurance Portability and Accountability Act, and all implementing regulations of any of the foregoing federal laws; all U.S. state laws and regulations pertaining to data privacy, data security and security breach notification; and the Payment Card Industry Data Security Standards.

“Privacy Obligations” means all Privacy Laws, contractual obligations relating to the privacy, security, and/or Processing of Personal Data, and privacy and data security policies, procedures, notices, and rules applicable to or binding on the Company or Company Bank, as applicable.

“Process” or “Processing” means any operation or set of operations performed on data, including Personal Data, whether or not by automated means, such as the creation, receipt, maintenance, transmission, collection, use, disclosure, processing, analysis, retention, storage, protection, transfer or disposal of Personal Data.

“Sarbanes-Oxley Act” shall have the meaning given to that term in Section 3.2(g)(ii).

“SDAT” means the State of Maryland Department of Assessments and Taxation.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning given to that term in Section 3.2(g)(ii).

“Securities Act” shall have the meaning given to that term in Section 3.2(g)(ii).

“Security Breach” shall have the meaning given to that term in Section 3.2(jj)(ii).

“Split Dollar Agreements” shall have the meaning given to that term in Section 3.2(r)(xiv).

“Stockholder Meeting” shall have the meaning given to that term in Section 5.8(a).

“Subsidiary” means a corporation, partnership, joint venture or other entity in which the Company or Parent, as the case may be, has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.

“Superior Proposal” means any unsolicited, bona fide Acquisition Proposal made in writing by a third party that (i) the Company’s board of directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the stockholders of the Company than the transactions contemplated by this Agreement (taking into account all relevant factors relating to such Acquisition Proposal, including the amount and form of consideration, the timing of payment, the risk of consummation of the proposed transaction, the financing thereof, the inclusion of any break-up fees, expense reimbursement provisions and all other conditions thereto and taking into account any adjustments to the terms and conditions of the transactions contemplated by this Agreement proposed by Parent in response to such Acquisition Proposal), (ii) is for 100% of the outstanding shares of Company Common Stock and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal.

“Suspense Shares” means shares of Company Common Stock allocated to the suspense account pursuant to the ESOP.

“Surviving Corporation” shall have the meaning given to that term in Section 2.1.

“Taxes” means any federal, state, local, foreign or provincial income, gross receipts, real and personal property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, unemployment insurance, workers’ compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, environmental, windfall profit, estimated, real property transfer and gains, or any other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest, penalty or additional tax imposed by any Governmental Entity.

“Termination Fee” means a lump sum of $3.5 million.

“Transactions” means the Merger and the Bank Merger considered together.

“Voting Agreement” shall have the meaning given to that term in paragraph C of the Introductory Statement to this Agreement.

ARTICLE II

THE MERGER AND RELATED TRANSACTIONS

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, in accordance with the MGCL, (a) Parent shall form a Maryland corporation (“Merger Sub I”) as a wholly owned subsidiary of Parent, and (b) Merger Sub I shall merge with and into the Company (the “Merger”) at the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub I shall cease and the Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”) and shall continue to be governed by the MGCL and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

2.2 Closing. The transactions contemplated by this Agreement shall be consummated at a closing (the “Closing”) that shall take place by the electronic (PDF), facsimile or overnight courier exchange of executed documents, or, at the option of Parent, at its offices at 81 Wyman Street, Waltham, MA 02451 or at the offices of such outside counsel as may be determined by Parent, on a date to be specified by the parties, which shall be no later than five (5) Business Days following satisfaction or waiver (subject to applicable law) of all the conditions to the Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing) (such date being referred to herein as the “Closing Date”). Notwithstanding the foregoing, the Closing may take place at such other place, time or date as may be mutually agreed upon in writing by the parties hereto.

2.3 Effective Time. On the Closing Date, as promptly as practicable after all of the conditions set forth in Article VI shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, Merger Sub I and the Company shall duly execute and deliver articles of merger relating to the Merger (the “Articles of Merger”) to the SDAT for filing pursuant to the MGCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with SDAT or at such later date or time as Parent and the Company agree and specify in the Articles of Merger (the date and time the Merger becomes effective being the “Effective Time”).

2.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the MGCL and other applicable law. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all of the properties, rights, privileges, powers and franchises of Merger Sub I and be subject to all of the debts, liabilities and obligations of Merger Sub I.

2.5 Effect on Outstanding Shares of Company Common Stock and Treatment of Company Equity Awards.

(a) By virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub I, the Company or any stockholder of the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than shares of Company Common Stock to be cancelled pursuant to Section 2.5(b), shall become and be converted into the right to receive $17.25 in cash, without interest (the “Merger Consideration”).

(b) As of the Effective Time, each share of Company Common Stock, if any, held, directly or indirectly, by Parent or any of its Subsidiaries or by the Company or any of its Subsidiaries (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and each Suspense Share remitted to the Company prior to the Effective Time for purposes of repayment of the ESOP Loan as contemplated by Section 5.17, shall be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

(c) At the Effective Time, each option to purchase shares of Company Common Stock under the Company’s 2021 Equity Incentive Plan and 2024 Equity Incentive Plan (the “Company Stock Plans”) that is outstanding and unexercised immediately prior to the Effective Time (each a “Company Stock Option” and collectively the “Company Stock Options”), whether vested or unvested, shall, automatically be cancelled and converted into the right to receive from Parent (or the Company, as directed by Parent) an amount in cash, without interest, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of such Company Stock Option; provided, however, that there shall be withheld from such cash payment any applicable taxes required to be withheld by applicable law with respect to such payment. For the avoidance of doubt, any Company Stock Option that has an exercise price per share that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

(d) Prior to the Effective Time, any vesting restrictions on each outstanding restricted stock award (each a “Company RSA” and collectively the “Company RSAs”) under the Company Stock Plans shall automatically lapse and shall be treated as issued and outstanding shares of Company Common Stock for the purposes of this Agreement, including but not limited to, the provisions of this Section 2.5. The Company shall withhold any taxes required to be withheld by applicable Law as a result of this Section 2.5(d).

(e) Prior to the Effective Time, the board of directors of the Company or the compensation committee of the board of directors of the Company shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Stock Options and Company RSAs (collectively, the “Company Equity Awards”) pursuant to this Section 2.5.

2.6 Payment Procedures.

(a) Appropriate transmittal materials (“Letter of Transmittal”) in a form satisfactory to Parent and the Company shall be mailed as soon as practicable after the Effective Time, but in no event later than five (5) Business Days thereafter, to each holder of record of Company Common Stock as of the Effective Time. A Letter of Transmittal will be deemed properly completed only if, in the case of holders of certificated shares of Company Common Stock, the completed Letter of Transmittal is accompanied by one or more stock certificates representing, prior to the Effective Time, Company Common Stock, or, if shares are held in book-entry form, account statements relating to the ownership of shares of Company Common Stock (referred to collectively as “Certificate(s)”) (or customary affidavits and, if required by the Paying Agent pursuant to Section 2.6(h), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Common Stock to be converted thereby.

(b) At and after the Effective Time, each Certificate shall represent only the right to receive the Merger Consideration (it being understood that any reference herein to “Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

(c) Prior to the Closing, Parent (or Parent Bank as may be directed by Parent) shall deposit, or cause to be deposited, with a bank, trust company, transfer agent and registrar or other similar entity selected by Parent and consented to by the Company, whose consent shall not unreasonably be withheld, which shall act as paying agent (the “Paying Agent”) for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 2.6, an amount of cash sufficient to pay the aggregate Merger Consideration.

(d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, (ii) be in a form and contain any other provisions as Parent may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Paying Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefore a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 2.5. Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Paying Agent shall distribute the Merger Consideration as provided herein. If there is a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such Company Common Stock are presented to the Paying Agent, accompanied by all documents required, in the reasonable judgment of Parent and the Paying Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

(e) The stock transfer books of the Company shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock. If, after the Effective Time, Certificates are presented to Parent, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.6.

(f) Any portion of the aggregate amount of cash to be paid pursuant to Section 2.5 or any proceeds from any investments thereof that remains unclaimed by the stockholders of the Company for six (6) months after the Effective Time shall be repaid by the Paying Agent to Parent upon the written request of Parent. After such request is made, any stockholders of the Company who have not theretofore complied with this Section 2.6 shall look only to Parent for the Merger Consideration deliverable in respect of each share of Company Common Stock such stockholder holds, as determined pursuant to Section 2.5 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheatment or other applicable laws, become the property of Parent (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Paying Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheatment or similar laws.

(g) Parent and the Paying Agent shall be entitled to rely upon the Company’s stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Paying Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or Parent, the posting by such person of a bond in such amount as the Paying Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 2.5.

(i) The Paying Agent or Parent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Company Common Stock such amounts as the Paying Agent is required to deduct and withhold with respect to the making of such payment under the IRC, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by the Paying Agent or Parent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding were made by the Paying Agent or Parent.

2.7 Effect on Outstanding Shares of Merger Sub I Common Stock. At the Effective Time, each share of Merger Sub I Common Stock issued and outstanding immediately prior to the Effective Time shall be converted and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01, of the Surviving Corporation.

2.8 Articles of Incorporation and Bylaws of Surviving Corporation. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable law. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable law.

2.9 Directors and Officers of Surviving Corporation. The directors and officers of Merger Sub I immediately prior to the Effective Time shall be all of the directors and officers of the Surviving Corporation, each of whom shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

2.10 No Appraisal Rights. Holders of shares of Company Common Stock are not entitled to appraisal rights in respect of such shares as provided for under Title 3, Subtitle 2, of the MGCL and the Company’s Articles of Incorporation.

2.11 Withholding. Parent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any consideration payable or otherwise deliverable pursuant to this Agreement, such amounts as may be required to be deducted or withheld therefrom under any provision of any Law related to Taxes or under any other legal requirements. Parent shall cause all amounts so withheld to be timely paid over to the appropriate Governmental Entity in accordance with applicable Law. Prior to the Effective Time, the Company shall take all necessary action to provide Parent with any necessary Tax forms to implement the foregoing, including without limitation a duly executed IRS Form W-9. Amounts withheld or deducted pursuant to and in accordance with this Section 2.11 and paid over to the appropriate Governmental Entity shall be treated for all purposes of this Agreement as having been paid to the recipient in respect of whom or which such deduction and withholding was made.

2.12 Bank Merger; Additional Transactions.

(a) On the date of this Agreement, the respective boards of directors of Parent Bank and Company Bank shall vote to approve and adopt the Bank Merger Agreement. Following the approval and adoption of the Bank Merger Agreement by the respective boards of directors of Parent Bank and Company Bank, Parent Bank and Company Bank, each through a duly authorized officer, shall execute and deliver the Bank Merger Agreement. Immediately thereafter, Parent and the Company shall take such action as is necessary to approve and adopt the Bank Merger Agreement in their capacities as the sole stockholders of Parent Bank and Company Bank, respectively.

(b) Parent and the Company shall take all actions necessary and appropriate to cause Company Bank to merge with and into Parent Bank simultaneously with, or immediately after, the consummation of the Merger on the Closing Date in accordance with the terms and conditions of the Bank Merger Agreement and all applicable Laws.

(c) Parent and the Company acknowledge and agree that Parent shall form an additional wholly owned Subsidiary of Parent under Chapter 156D of the General Laws (“Merger Sub II”) and shall take all necessary actions to cause the Surviving Corporation to merge with and into Merger Sub II, thereby terminating the Surviving Corporation’s legal existence, as soon as reasonably practicable following the consummation of the Transactions, and shall take all necessary actions to cause Merger Sub II thereafter to merge with and into Parent or Parent Bank, as determined by Parent in its sole discretion.

2.13 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Parent may specify that the structure of the transactions contemplated by this Agreement be revised and the parties shall enter into such alternative transactions as Parent may reasonably determine to effect the purposes of this Agreement; provided, however, that such revised structure shall not (i) alter or change the amount or kind of the Merger Consideration or (ii) materially impede or delay consummation of the Merger. In the event that Parent elects to make such a revision, the parties agree to execute appropriate documents to reflect the revised structure.

2.14 Absence of Control. It is the intent of the parties hereto that Parent and Merger Sub I by reason of this Agreement shall not be deemed (until consummation of the Merger) to control, directly or indirectly, the Company or any of its Subsidiaries or to exercise, directly or indirectly, a controlling influence over the management or policies of the Company or any of its Subsidiaries.

2.15 Additional Actions. If, at any time after the Effective Time, Parent or any of its Subsidiaries shall consider or be advised that any further deeds, documents, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Parent or any of its Subsidiaries its right, title or interest in, to or under any of the rights, properties or assets of the Company or any of its Subsidiaries, or (ii) otherwise carry out the purposes of this Agreement, the Company, its Subsidiaries and their respective officers and directors shall be deemed to have granted to Parent and its Subsidiaries an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, documents, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Parent or any of its Subsidiaries its right, title or interest in, to or under any of the rights, properties or assets of the Company or any of its Subsidiaries or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of Parent and their Subsidiaries are authorized in the name of the Company or any of its Subsidiaries or otherwise to take any and all additional actions they deem necessary or advisable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Disclosure Letters; Standard.

(a) Prior to the execution and delivery of this Agreement, the Company has delivered to Parent a letter (its “Disclosure Letter”) setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of its representations and warranties contained in Section 3.2 or to one or more of its covenants contained in Articles IV or V (and making specific reference to the Section of this Agreement to which they relate). Disclosure in any paragraph of the Disclosure Letter shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably clear on the face of such disclosure that it is relevant to another paragraph of the Disclosure Letter or another Section of this Agreement.

(b) All of the representations and warranties of the Company and the Parent contained in Sections 3.2 and 3.3, respectively, shall be true in all respects in accordance with their terms as of the date of this Agreement. As of the Closing Date, for purposes of satisfying the conditions contained in Sections 6.2(a) and 6.3(a), respectively, no representation or warranty of the Company or Parent contained in Sections 3.2 or 3.3, as applicable (other than (i) the representations and warranties contained in Sections 3.2(c) and 3.2(j)(i), which shall be true in all respects, and (ii) the representations and warranties contained in Sections 3.2(a), 3.2(d), 3.2(e), 3.2(u) and 3.2(x), 3.3(a), 3.3(b), and 3.3(c), which shall be true in all material respects) will be deemed untrue or incorrect, and no party will be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Sections 3.2 or 3.3 has had or is reasonably likely to have a Material Adverse Effect with respect to the Company or Parent, as the case may be (it being understood that, except with respect to Section 3.2(j)(i), for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality and/or Knowledge qualifications contained in such representations and warranties shall be disregarded).

3.2 Representations and Warranties of the Company. The Company represents and warrants to Parent that, except as disclosed in the Company’s Disclosure Letter:

(a) Organization and Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland and is registered with the FRB as a savings and loan holding company. The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. The Company is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on the Company. The Company, directly and indirectly through any Subsidiary, engages only in activities and holds properties only of the types permitted for savings and loan holding companies under the HOLA and the rules and regulations of the FRB promulgated thereunder. To the Knowledge of the Company, it does not, directly or indirectly through any Subsidiary, engage in any activity or hold any property that would be impermissible for a bank holding company under the BHCA and the rules and regulations of the FRB promulgated thereunder.

(b) Subsidiaries.

(i) Section 3.2(b) of the Company’s Disclosure Letter sets forth with respect to each of the Company’s direct and indirect Subsidiaries its name, its jurisdiction of incorporation, the Company’s percentage ownership, the number of shares of stock or other equity interests owned or controlled by the Company and the name and number of shares held by any other person who owns any stock of the Subsidiary. The Company owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to the Company’s right to vote or dispose of any equity securities of its Subsidiaries. The Company’s ownership interest in each of its Subsidiaries is in compliance with all laws, rules and regulations relating to equity investments applicable to savings and loan holding companies. FSB Service Corporation directly or indirectly holds no material assets, has no material liabilities and engages in no material activities.

(ii) Each of the Company’s Subsidiaries is an insured depository institution, corporation or trust duly organized and validly existing and, to the extent applicable to such Subsidiary’s charter type, in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on such Subsidiary.

(iii) The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of the Company are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

(iv) Company Bank is a federal savings bank in stock form. No Subsidiary of the Company other than Company Bank is an “insured depository institution” as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder. Company Bank’s deposits are insured by the FDIC in the manner and to the fullest extent permitted by law, and Company Bank has paid all premiums and assessments and filed all reports required by the Federal Deposit Insurance Act. Company Bank is a member in good standing of the Federal Home Loan Bank of Boston and owns the requisite amount of stock therein. Except for such stock ownership in the Federal Home Loan Bank of Boston or the Company’s direct or indirect ownership interest in its Subsidiaries, neither the Company nor any of its Subsidiaries owns (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any equity securities of, or any similar ownership interest in, any Person.

(c) Capital Structure.

(i) The authorized capital stock of the Company consists of 90,000,000 shares of Company Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date hereof, there are (i) 4,691,674 shares of Company Common Stock issued and outstanding, (ii) no shares of Preferred Stock issued and outstanding and (iii) 526,894 shares of Company Common Stock reserved for issuance upon exercise of outstanding Company Stock Options under the Company Stock Plans. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders of the Company may vote. No trust preferred or subordinated debt securities of the Company or any Company Subsidiary are issued or outstanding. Except as set forth in Section 3.2(c) of the Company’s Disclosure Letter, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating the Company or any Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. Except with respect to the ESOP, the Company and its Subsidiaries are not a party to any voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Company Common Stock or other equity interests of the Company.

(ii) Set forth in Section 3.2(c) of the Company’s Disclosure Letter are: (a) a complete and accurate list of all outstanding Company Stock Options, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination, shares subject to each grant and whether stock appreciation, limited or other similar rights were granted in connection with such options; and (b) a complete and accurate list of all outstanding shares of Company RSAs, including the names of the grantees, dates of grant, dates of vesting and shares subject to each grant.

(d) Authority.

(i) The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and, subject to the consents, approval and filings set forth in Section 3.2(f), to consummate the Merger as contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the Merger as contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of the Company’s board of directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions as contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and the Company’s approval, acting in its capacity as the sole stockholder of Company Bank, of the Bank Merger Agreement. The Company’s board of directors has determined that this Agreement is advisable and has directed that this Agreement be submitted to the Company’s stockholders for approval and adoption and has unanimously adopted a resolution to the foregoing effect and recommends that the stockholders adopt this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

(ii) Company Bank has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement, to perform its obligations hereunder and thereunder, and, subject to the consents, approval and filings set forth in Section 3.2(f), to consummate the Bank Merger as contemplated by this Agreement and the Bank Merger Agreement. The execution and delivery of this Agreement and the consummation of the Bank Merger as contemplated by this Agreement and the Bank Merger Agreement have been duly authorized by all necessary corporate actions on the part of Company Bank’s board of directors, and no other corporate proceedings on the part of Company Bank are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Company Bank and constitutes a valid and binding obligation of Company Bank, enforceable against Company Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

(iii) Subject to the completion of the actions required pursuant to Section 2.12, the execution and delivery of the Bank Merger Agreement and the consummation of the Bank Merger as contemplated by the Bank Merger Agreement shall have been duly authorized by all necessary corporate actions on the part of Company Bank’s board of directors, and no other corporate proceedings on the part of Company Bank or by the Company acting in its capacity as the sole stockholder of Company Bank will be necessary to authorize the Bank Merger Agreement or to consummate the Bank Merger as contemplated by the Bank Merger Agreement. Subject to the completion of the actions required pursuant to Section 2.12 and the execution and delivery of the Bank Merger Agreement by a duly authorized officer of Company Bank, the Bank Merger Agreement shall have been duly and validly executed and delivered by

Company Bank and shall constitute a valid and binding obligation of Company Bank, enforceable against Company Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

(e) No Violations. The execution, delivery and performance of this Agreement by the Company and Company Bank do not, and, upon the completion of the actions required pursuant to Section 2.12, the execution, delivery and performance of the Bank Merger Agreement by Company Bank will not, and the consummation of the Transactions as contemplated by this Agreement and the Bank Merger Agreement will not, (i) assuming that the consents, approvals and filings referred to in Section 3.2(f) have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which the Company or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the articles of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject.

(f) Consents and Approvals. Except for (i) filings of applications and notices with, receipt of approvals or non-objections from, and the expiration of related statutory waiting periods required by, federal and state banking authorities, including applications and notices, as applicable, with the FDIC, OCC, MDOB, NHBC and FRB, (ii) the filing of the Articles of Merger with the SDAT pursuant to the MGCL, (iii) the receipt of approval by the Company’s stockholders required to approve the Merger under the MGCL, and (iv) the filing of the Articles of Bank Merger with the CDMSOS pursuant to Chapters 167I and 156D of the General Laws, no consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by the Company of this Agreement and the execution and delivery of this Agreement and the Bank Merger Agreement by Company Bank and the consummation by the Company and Company Bank of the Transactions as contemplated by this Agreement and the Bank Merger Agreement. As of the date hereof, the Company has no Knowledge of any reason pertaining to the Company or Company Bank why any of the approvals referred to in this Section 3.2(f) should not be obtained without the imposition of any material condition or restriction described in Section 6.2(e).

(g) Governmental Filings.

(i) The Company and each of its Subsidiaries has timely filed all reports, schedules, registration statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2021 with the OCC, FRB or any other Governmental Entity (collectively, the “Company’s Reports”). No administrative actions have been taken or, to the Knowledge of the Company, threatened or orders issued in connection with any of the Company’s Reports. As of their respective dates, each of the Company’s Reports complied in all material respects with all laws or regulations under which it was filed (or was amended so as to be in compliance promptly following discovery of such noncompliance). Any financial statement contained in any of the Company’s Reports fairly presented in all material respects the financial position of the Company on a consolidated basis, the Company alone or each of the Company’s Subsidiaries alone, as the case may be, and was prepared in all material respects in accordance with GAAP or applicable regulations.

(ii) The Company has timely filed (or furnished, as applicable) all registration statements, prospectuses, reports, schedules and definitive proxy statements and exhibits thereto that it has been required to file (or furnish, as applicable) since January 1, 2021 with the SEC (the “SEC Reports”) pursuant to the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No such SEC Report, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed (or furnished, as applicable) as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all SEC Reports filed (or furnished, as applicable) under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) since January 1, 2021. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the SEC Reports.

(h) Financial Statements

(i) The consolidated financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal and immaterial in nature and amount), (iii) complied, as of their respective dates, in all material respects with applicable accounting requirements and, to the extent applicable, with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Except as disclosed in Section 3.2(h)(i) of the Company’s Disclosure Letter, neither Wolf & Company, P.C. nor any prior independent public accountants of the Company has resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(ii) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom). The Company (x) has implemented and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, was made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s board of directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. These disclosures, if any, were made in writing by management to the Company’s auditor and audit committee and a copy of any such disclosure has been made available to Parent. There is no reason to believe that the Company’s chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(i) Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities (i) that are reflected or reserved against in the audited consolidated balance sheet of the Company as of December 31, 2025 (including any notes thereto) (the “Company Balance Sheet”), (ii) incurred in the ordinary course of business in amounts consistent with past practice since December 31, 2025, and that, either alone or when combined with all similar liabilities, is not material to the Company on a consolidated basis, (iii) incurred in connection with this Agreement and the transactions contemplated hereby, or (iv) arising under any contract or agreement set forth in Section 3.2(i) of the Company’s Disclosure Letter, except to the extent arising from the Company’s or its applicable Subsidiary’s breach of any such contract or agreement. Except as described in the SEC Reports and publicly available on EDGAR prior to the date hereof, none of the Company or any of its Subsidiaries is a party to any “off-balance sheet arrangements” as defined in Item 303(a)(4) of SEC Regulation S-K.

(j) Absence of Certain Changes or Events.

(i) Since January 1, 2026, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices and there has not been any event or occurrence that has had, or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(ii) Except as set forth in Section 3.2(j)(ii) of the Company’s Disclosure Letter, since January 1, 2026, none of the Company or any of its Subsidiaries has taken any action that would be prohibited by Section 4.1 if taken after the date hereof.

(k) Litigation. There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries that (i) are seeking damages or declaratory relief against the Company or any of its Subsidiaries, (ii) challenge the validity or propriety of the transactions contemplated by this Agreement, or (iii) involve a Governmental Entity. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (or that, upon consummation of the Transactions, would apply to Parent or any of its Subsidiaries). Since January 21, 2021, (i) there have been no subpoenas, written demands, or document requests received by the Company or any of its Subsidiaries from any Governmental Entity, other than subpoenas for customer records received in the ordinary course of business, and (ii) no Governmental Entity has requested that the Company or any of its Subsidiaries enter into a settlement negotiation or tolling agreement with respect to any matter related to any such subpoena, written demand, or document request.

(l) Absence of Regulatory Actions. Subject to Section 8.13, since January 1, 2021, neither the Company nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Governmental Entity, or has adopted any board resolutions at the request of any Governmental Entity, or has been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. Subject to Section 8.13, there are no unresolved violations, criticisms or exceptions by any Governmental Entity with respect to any report or statement relating to any examinations of the Company or its Subsidiaries.

(m) Compliance with Laws. The Company and each of its Subsidiaries conducts its business in compliance with all Laws applicable to it or the employees conducting such business, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is, to the Knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries has been given notice or been charged with any violation of any Law or condition to approval of any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company. The Company has not engaged in any activities permissible only for a financial holding company under Section 4(k) of the BHCA.

(n) Taxes.

(i) All federal, state, local and foreign tax returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All Taxes shown on such returns, all Taxes required to be shown on returns for which extensions have been granted and all other Taxes required to be paid by the Company or any of its Subsidiaries have been timely paid in full or adequate provision has been made for any such Taxes on the Company Balance Sheet.

(ii) There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any Taxes of the Company or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where the Company or any of its Subsidiaries do not file tax returns that the Company or any such Subsidiary is subject to taxation in that jurisdiction. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its Subsidiaries have been timely paid in full or adequate provision has been made for any such Taxes on the Company Balance Sheet in accordance with GAAP.

(iii) The Company and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

(iv) The Company and each of its Subsidiaries has withheld and timely paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and the Company and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

(v) There are no Liens with respect to Taxes upon any asset of the Company or its Subsidiaries other than Liens for current Taxes not yet due and payable.

(vi) The Company and its Subsidiaries have made available to Parent true, correct and complete copies of all tax returns, examination reports, and statements of deficiencies filed, assessed against, or agreed to by the Company or its Subsidiaries since January 1, 2021.

(vii) Neither the Company nor any of its Subsidiaries have ever been a member of an “affiliated group” within the meaning of Section 1504(a) of the IRC filing a consolidated federal income tax return (other than a group of which the Company is or was the parent). Other than as disclosed in Section 3.2(n)(vii) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries are a party to any contractual obligation relating to Tax sharing or Tax allocation. Neither the Company nor any of its Subsidiaries has any liability for Taxes of any person under Treasury Regulations section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

(viii) Neither the Company nor any of its Subsidiaries are or has been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the IRC and Treasury Regulation section 1.6011-4(b).

(ix) Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the IRC during the applicable period specified in Section 897(c)(1)(A)(ii) of the IRC.

(x) The Company and each Subsidiary has disclosed on its federal income Tax returns all positions taken therein, if any, that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the IRC.

(xi) The unpaid Taxes of Company and each Subsidiary (A) did not, as of December 31, 2025, exceed the reserve for Tax liability (which reserve is distinct and different from any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements of the Company as of December 31, 2025 (rather than in any notes to such financial statements), and (B) do not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past practice of the Company in filing its Tax returns.

(xii) Since December 31, 2025, neither the Company nor any Subsidiary has incurred any liability for Taxes arising outside the ordinary course of business from extraordinary gains or losses, as that term is used in accordance with GAAP consistent with past practice and custom.

(xiii) Neither the Company nor any Subsidiary shall be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (A) change in method of accounting made prior to the Effective Time for a taxable period ending on or prior to the Effective Time; (B) “closing agreement” as described in Section 7121 of the IRC (or any corresponding or similar provision of state, local or foreign Law relating to income Tax) executed on or prior to the Effective Time; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the IRC (or any corresponding or similar provision of state, local or foreign Law relating to income Tax), in each case as a result of any action or transaction occurring prior to the Effective Time; (D) installment sale or open transaction disposition made on or prior to the Effective Time; (E) prepaid amount received on or prior to the Effective Time outside the ordinary course of business; or (F) use of any improper method of accounting for a taxable period on or before the Effective Time.

(xiv) There have not been, within two years prior to the date of this Agreement, any (A) redemptions of their shares by the Company or any of its Subsidiaries, (B) transfers or dispositions of material property by the Company or any of its Subsidiaries for which the Company or any such Subsidiary did not receive adequate consideration, or (C) distributions by the Company or any of its Subsidiaries with respect to their stock other than distributions of cash in the ordinary course of business.

(xv) Neither the Company nor any Subsidiary has distributed stock of another person or had its stock distributed by another person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the IRC.

(xvi) Except as set forth in Section 3.2(n)(xvi) of the Company Disclosure Letter, neither the Company nor any Subsidiary is a party to any contract or agreement that has resulted or reasonably could be expected to result, separately or in the aggregate, in the payment of any “excess parachute payment” with respect to any of the Company’s executive officers within the meaning of Section 280G of the IRC or any corresponding provision of federal, state, local or foreign Law related to Tax.

(o) Agreements.

(i) Section 3.2(o)(i) of the Company’s Disclosure Letter lists, any contract, arrangement, commitment or understanding (whether written or oral) to which the Company or any of its Subsidiaries is a party or is bound, and indicates therein with respect to each such contract, arrangement, commitment or understanding, the consents, approvals, authorizations, notices or other actions, if any, required thereunder in connection with the parties’ execution and delivery of, and performance under, this Agreement, including the consummation of the Transactions as contemplated hereby:

(A) (1) with any director, officer, employee or independent contractor of the Company or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement; (2) with respect to the employment or service of any current or former directors, officers, employees or independent contractors; or (3) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including the Company Stock Plans);

(B) that (1) contains a non-compete or client, customer or employee non-solicit requirement or any other provision that restricts the conduct of, or the manner of conducting, any line of business of the Company or any of its Subsidiaries (or, following the consummation of the transactions contemplated by this Agreement and assuming continuation of any such agreement, of Parent or any of its Subsidiaries); (2) obligates the Company or any of its Subsidiaries (or, following the consummation of the transactions contemplated by this Agreement and assuming continuation of any such agreement, would obligate Parent or any of its Subsidiaries) to conduct business with any third party on an exclusive or preferential basis; or (3) requires referrals of business or requires the Company or any of its Subsidiaries to make available investment, insurance or other financial service opportunities to any person on a priority or exclusive basis;

(C) pursuant to which the Company or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;

(D) that relates to borrowings of money (or guarantees thereof) by the Company or any of its Subsidiaries in excess of $25,000, other than Federal Home Loan Bank borrowings and deposit liabilities;

(E) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of its Subsidiaries;

(F) that limits the payment of dividends by the Company or any of its Subsidiaries;

(G) that relates to a joint venture, partnership, strategic arrangement, limited liability company agreement or other similar agreement or arrangement, or to the formation, creation or operation, management or control of any joint venture, partnership or other strategic arrangement with any third parties;

(H) that relates to an acquisition, divestiture, merger or similar transaction and which contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations) that are still in effect;

(I) that is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $25,000 on an annual basis;

(J) that is a consulting or service agreement or data processing, software programming or licensing contract involving the payment of more than $25,000 per annum;

(K) that provides for indemnification by the Company or any of its Subsidiaries of any person or entity, except for contracts in the ordinary course of business providing for customary indemnification and provisions of the Company’s articles of incorporation, bylaws or employment agreements or change in control agreements with executive officers of the Company providing for indemnification;

(L) that, to the Company’s Knowledge, would prevent, materially delay or materially impede the Company’s and Company Bank’s ability to consummate the Transactions as contemplated by this Agreement; or

(M) that is not of the type described in clauses (A) through (L) above and which involved payments by, or to, the Company or any of its Subsidiaries in the year ended December 31, 2025, or that could reasonably be expected to involve such payments during the year ending December 31, 2026, of more than $25,000 (excluding Loans and deposit liabilities) or the termination of which would require payment by the Company or any of its Subsidiaries in excess of $5,000 or would otherwise materially adversely affect the conduct of any business by the Company or any of its Subsidiaries.

Each contract, arrangement, commitment or understanding of the type described in this Section 3.2(o)(i), whether or not set forth in Section 3.2(o)(i) of the Company’s Disclosure Letter, is referred to herein as a “Company Contract” and together constitute the “Company Contracts”, and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any material violation of any Company Contract by any of the other parties thereto. The Company has previously made available to Parent true, complete and correct copies of all Company Contracts set forth in Section 3.2(o)(i) of the Company’s Disclosure Letter.

(ii) Each Company Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Company Contract. To the Company’s Knowledge, each third-party counterparty to each Company Contract has in all material respects performed all obligations required to be performed by it under such Company Contract, and no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Contract.

(iii) Neither the Company nor any of its Subsidiaries is in default under (and no event has occurred that with due notice or lapse of time or both, would constitute a default under) or is in material violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the Knowledge of the Company, no other party to any such agreement (excluding any Loan or extension of credit made by the Company or any of its Subsidiaries) is in default in any respect thereunder.

(iv) Other than the consents, approvals, authorizations, notices or other actions required under the Company Contracts disclosed in Section 3.2(o)(i) of the Company’s Disclosure Letter, no third-party consent by any Person is required in connection with the parties’ execution and delivery of, and performance under, this Agreement, including the consummation of the Transactions as contemplated by this Agreement.

(p) Intellectual Property. The Company and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use (in the manner and the geographic areas in which they are currently used) without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its business. Section 3.2(p) of the Company’s Disclosure Letter sets forth a complete and correct list of all material trademarks, trade names, service marks and copyrights owned by or licensed to the Company or any of its Subsidiaries for use in its business, and all licenses and other agreements relating thereto and all agreements relating to third party intellectual property that the Company or any of its Subsidiaries is licensed or authorized to use in its business, including any software licenses but excluding any so-called “shrink-wrap” license agreements and other similar computer software licensed in the ordinary course of business and/or otherwise resident on desktop computers (collectively, the “Intellectual Property”). With respect to each item of Intellectual Property owned by the Company or any of its Subsidiaries, the owner possesses all right, title and interest in and to the item, free and clear of any Lien. With respect to each item of Intellectual Property that the Company or any of its Subsidiaries is licensed or authorized to use, the license, sublicense or agreement covering such item is legal, valid, binding, enforceable and in full force and effect. Neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any intellectual property rights of a third party (including any claims that the Company or any of its Subsidiaries must license or refrain from using any intellectual property rights of a third party). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of the

Company or any of its Subsidiaries. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company, the Company and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by the Company and its Subsidiaries.

(q) Labor Matters.

(i) Since January 1, 2021, the Company and its Subsidiaries have been in material compliance with all applicable Laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither the Company nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor, to the Knowledge of the Company, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened.

(ii) Section 3.2(q) of the Company’s Disclosure Letter identifies: (A) all present employees (including any leased or temporary employees) of the Company and its Subsidiaries and any consultants or independent contractors providing services to the Company or any of its Subsidiaries; and (B) each such employee’s, consultant’s or independent contractor’s current annual base salary or other annual base rate of compensation and any annual incentive or other performance-based compensation opportunity. Section 3.2(q) of the Company’s Disclosure Letter also names any employee who is absent from work due to a leave of absence (including but not limited to, in accordance with the requirements of the Family and Medical Leave Act or the Uniformed Services Employment and Reemployment Rights Act) or a work-related injury, or who is receiving workers’ compensation or disability compensation. There are no unpaid wages, bonuses or commissions owed to any employee (other than those not yet due).

(iii) Since January 1, 2021, (A) no written allegations of sexual harassment or sexual misconduct have been made against any person who is a current or former member of the board of directors of the Company or a current or former employee of the Company or any of its Subsidiaries and (B) neither the Company nor any of its Subsidiaries has entered into any settlement agreement with any current or former employee of the Company or any of its Subsidiaries related to allegations of sexual harassment or sexual misconduct by any current or former member of the board of directors of the Company or any current or former employee of the Company or any of its Subsidiaries. There are no proceedings with any Governmental Entity currently pending or, to the Knowledge of the Company, threatened related to any allegations of sexual harassment or sexual misconduct by any current or former member of the board of directors of the Company or any current or former employee of the Company or any of its Subsidiaries.

(r) Employee Benefit Plans.

(i) Section 3.2(r)(i) of the Company’s Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance, incentive, retiree medical or life insurance, supplemental retirement, employment, change in control, severance, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, fringe benefit, and other benefit plans, contracts, agreements and arrangements, including, but not limited to, “employee benefit plans,” as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of the Company or any of its Subsidiaries (hereinafter referred to collectively as the “Company Employee Plans”). Except as set forth in Section 3.2(r)(i) of the Company’s Disclosure Letter, there has been no announcement or commitment by the Company or any of its Subsidiaries to create an additional Company Employee Plan, or to amend any Company Employee Plan, except for amendments required by applicable Law or that do not materially increase the cost of such Company Employee Plan.

(ii) The Company has heretofore made available to Parent true, correct and complete copies of the following documents with respect to each of the Company Employee Plans, to the extent applicable, (A) all plans and trust agreements, (B) all summary plan descriptions, amendments, modifications or material supplements to any Company Employee Plans, (C) where any Company Employee Plan has not been reduced to writing, a written summary of all the material plan terms, (D) the annual report (Form 5500), if any, filed with the IRS for the last three (3) plan years and summary annual reports, with schedules and financial statements attached, (E) the most recently received IRS determination letter, if any, relating to any Company Employee Plan, (F) the most recently prepared actuarial report for each Company Employee Plan (if applicable) for each of the last three (3) years, (G) nondiscrimination testing results for the last three (3) years and detail of any corrections, if applicable, and (H) copies of material notices (including annual funding notices), letters or other correspondence with the IRS, U.S. Department of Labor or Pension Benefit Guarantee Corporation.

(iii) Each Company Employee Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the IRC. Neither the Company nor any of its Subsidiaries has taken any action to take corrective action or made a filing under any voluntary correction program of the IRS, the Department of Labor or any other Governmental Entity with respect to any Company Employee Plan, and, except as set forth in Section 3.2(r)(iii) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries has any Knowledge of any plan defect that would qualify for correction under any such program. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms.

(iv) Except as set forth in Section 3.2(r)(iv) of the Company’s Disclosure Letter, there is no pending or, to the Knowledge of the Company, threatened litigation, administrative action or proceeding relating to any Company Employee Plan. To the Knowledge of the Company, all of the Company Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable Laws. To the Knowledge of the Company, there has occurred no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the Company Employee Plans that is likely to result in the imposition of any penalties or Taxes upon the Company or any of its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the IRC.

(v) Except as set forth in Section 3.2(r)(v) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries currently maintains or has, since January 1, 2021, maintained any Company Employee Plan that is subject to Title IV of ERISA (the “Company Pension Plan”). Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate has contributed to or could otherwise incur any actual or contingent liability under any “multiemployer plan,” as defined in Section 3(37) of ERISA. Except as set forth in Section 3.2(r)(v) of the Company’s Disclosure Letter, no Company Employee Plan is (A) a “multiple employer plan” within the meaning of Section 413(c) of the IRC, (B) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (C) a “voluntary employees’ beneficiary association” (as defined in Section 501(c)(9) of the IRC) or other funded arrangement for the provision of welfare benefits.

(vi) Each Company Employee Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) and that is intended to be qualified under Section 401(a) of the IRC (a “Company Qualified Plan”) has received a favorable determination letter from the IRS or a favorable opinion letter, and, to the Knowledge of the Company, there are no circumstances likely to result in revocation of any such favorable determination letter or opinion letter.

(vii) Each Company Employee Plan that is subject to Section 409A of the IRC has been administered and documented in compliance in all material respects with the requirements of Section 409A of the IRC.

(viii) Except as set forth in Section 3.2(r)(viii) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries has any obligations for post-retirement or post-employment benefits under any Company Employee Plan that cannot be amended or terminated upon sixty (60) days’ notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals.

(ix) Except as set forth in Section 3.2(r)(ix) of the Company’s Disclosure Letter, all contributions required to be made with respect to any Company Employee Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Employee Plan, for any period through the date hereof have been timely made or paid in full, or to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company as of December 31, 2025. Each Company Employee Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (A) is funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the IRC or (B) is unfunded.

(x) Except as set forth in Section 3.2(r)(x) of the Company’s Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions as contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, compensation (including stock or stock-based), right or other benefit to any employee, officer, director, independent contractor or consultant of the Company or any of its Subsidiaries, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Employee Plan or related trust. Except as disclosed in Section 3.2(r)(x) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement in the payment of any “excess parachute payments” within the meaning of Section 280G of the IRC. Except as disclosed in Section 3.2(r)(x) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries has made any payments and is not a party to any agreement, and does not maintain any plan, program or arrangement, that could require it to make any payments that would not be fully deductible by reason of Section 162(m) of the IRC. Section 3.2(r)(x) of the Company’s Disclosure Letter includes a schedule of all termination benefits (with the exception of benefits paid pursuant to a Company Qualified Plan) and the amounts of the related payments that would be payable to, or accelerated with respect to, the individuals identified therein under any employment, change in control or severance agreement or other severance arrangement or policy, equity incentive plan, supplemental executive retirement plan, bonus plan, deferred compensation plan, salary continuation plan or any other material compensation arrangement, or any other pension benefit or welfare benefit plan maintained by the Company or any Company Subsidiary for the benefit of officers, employees or directors of the Company or any Company Subsidiary assuming their employment or service is terminated without Cause as of September 30, 2026 and the Effective Time occurs on such date and based on such other assumptions as are specified in Section 3.2(r)(x) of the Company’s Disclosure Letter.

(xi) The ESOP was validly authorized and established in accordance with applicable Laws. The trust under the ESOP (the “ESOP Trust”) is a trust established in accordance with Section 501(a) of the IRC and is administered and interpreted in accordance with the laws of the State of Maine. The trustee of the ESOP Trust (the “ESOP Trustee”) has the requisite power and authority to carry out its duties under the ESOP Trust and the transactions contemplated by this Agreement. The ESOP has received a determination from the Internal Revenue Service that the ESOP meets the applicable qualification requirements of Section 401(a) of IRC and, to the Knowledge of the Company, since the date of such determination (A) such qualified status has not been revoked and (B) nothing has occurred that would reasonably be expected to cause revocation of such qualified status. The shares of Company Common Stock held by the ESOP Trust constitute “employer securities” as defined in Section 409(l) of the IRC and “qualifying employer securities” as defined in Section 407(d)(5) of ERISA. Other than the outstanding indebtedness (as of the Closing Date) owed to the Company by the ESOP pursuant to the Term Loan Agreement, dated as of January 19, 2023, by and between the Company and the ESOP Trustee (the “ESOP Loan”) and outstanding invoices from service providers, there is no existing indebtedness of the ESOP.

(xii) Since January 1, 2023, no notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the thirty (30)-day reporting requirement has not been waived, has been required to be filed for any Company Employee Plan or by any ERISA Affiliate nor will any such notice be required to be filed in connection with the Transactions as contemplated by this Agreement.

(xiii) Any Company Stock Option previously granted by the Company (A) was granted in compliance with all applicable Laws and all of the terms and conditions of the applicable plan pursuant to which it was issued, (B) had an exercise price per share equal to or greater than the fair market value of a share of Company Common Stock on the date of such grant (as determined pursuant to the Company Stock Plans), (C) had a grant date no earlier than the date on which Company’s board of directors or compensation committee actually awarded it, and (d) qualified for the tax and accounting treatment afforded to such award in the Company’s tax returns and the Company’s financial statements, respectively.

(xiv) Except as described in Section 3.2(r)(xiv) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries maintains split dollar life insurance for the benefit of any current or former officer, employee, director or other service provider (the “Split Dollar Agreements”). The Company’s files include a true and complete copy of each Split Dollar Agreement and the relevant releases for each person previously a beneficiary or owner of all or a portion of a split dollar policy previously maintained by the Company or its Subsidiaries. Except as described in Section 3.2(r)(xiv) of the Company’s Disclosure Letter, no Split Dollar Agreement provides for any additional rights, including vesting or limitations on termination of any such policy, in connection with a change in control or termination of service.

(xv) No Company Employee Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code.

(s) Properties.

(i) A list of all real property owned or leased by the Company or a Subsidiary of the Company is set forth in Section 3.2(s)(i) of the Company’s Disclosure Letter (the “Company Real Property”). The Company and each of its Subsidiaries has good and marketable fee simple title to all real property owned by it (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any Liens except (A) liens for Taxes not yet due and payable and (B) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby (collectively, “Permitted Liens”). No real property owned by the Company or any of its Subsidiaries is subject to any right of first offer, right of first refusal or any other option to purchase held by any third party. Neither the Company nor any of its Subsidiaries has leased, subleased, licensed or granted occupancy rights in any parcel or any portion of any Company Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement. Each lease pursuant to which the Company or any of its Subsidiaries as lessee or lessor, leases real or personal property (the “Company Leases”) is valid and in full force and effect and neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any other party to any Company Lease, is in default or in violation of any material provisions of any such Company Lease. The Company has previously made available to Parent a complete and correct copy of each Company Lease. All real property owned or leased by the Company or any of its Subsidiaries are in all material respects in a good state of maintenance and repair (normal wear and tear excepted), conform with all applicable ordinances, regulations and zoning laws and are considered by the Company to be adequate for the current business of the Company and its Subsidiaries. To the Knowledge of the Company, none of the buildings, structures or other improvements located on any real property owned or leased by the Company or any of its Subsidiaries encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way or is subject to any encroachments from abutting properties. All Company Real Property abuts or has indefeasible access to a public way, duly laid out or accepted as such by the city or town in which the same are located, which access is insured via appropriate title insurance policies. All Company Real Property is currently served by a municipal sewer system and not by a private septic or other subsurface sewage disposal system. There are no pending or, to the Company’s Knowledge, threatened actions, litigation, condemnation, eminent domain or other proceedings against any Company Real Property. Neither the Company nor any of its Subsidiaries has received any written notice of, and, to the Knowledge of the Company, there are no, special assessments that affect any Company Real Property.

(ii) The Company and each of its Subsidiaries has good and marketable title to all tangible personal property owned by it, free and clear of all Liens except such Liens, if any, that are not material in character, amount or extent, and that do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. With respect to personal property used in the business of the Company and its Subsidiaries that is leased rather than owned, neither the Company nor any of its Subsidiaries is in default under the terms of any such Company Lease.

(iii) There is no pending or, to the Company’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action, or governmental or regulatory investigation of any nature with respect to any of the Company Real Property, including without limitation any pending or threatened taking of any Company Real Property by eminent domain. The Company and each of its Subsidiaries has paid all rents and other charges to the extent due under the Company Leases. There are no pending or, to the Company’s Knowledge, threatened condemnation proceedings against any Company Real Property.

(iv) With respect to each of the Company Leases under which the Company or any of its Subsidiaries is a lessee, neither the Company nor any such Subsidiary has exercised or given any notice of exercise of any option, right of first offer or right of first refusal contained in any of such Company Leases, including any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, “Company Lease Options”). The Company or its applicable Subsidiary has the full right to exercise any Company Lease Options contained in the Company Leases on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such options with respect thereto.

(t) Fairness Opinion. The board of directors of the Company has received the written opinion of Keefe, Bruyette & Woods, Inc. to the effect that, as of the date thereof, and based upon and subject to the factors, assumptions, limitations and qualifications set forth therein, the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders.

(u) Fees. Other than for financial advisory services performed for the Company by Keefe, Bruyette & Woods, Inc., pursuant to an agreement dated February 10, 2026, a true and complete copy of which is attached as an exhibit to Section 3.2(u) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

(v) Environmental Matters.

(i) Each of the Company’s and its Subsidiaries’ properties, the Participation Facilities, and, to the Knowledge of the Company, the Loan Properties are, and have been during the period of the Company’s or its Subsidiaries’ ownership or operation thereof, in material compliance with all Environmental Laws.

(ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Knowledge of the Company, threatened, before any Governmental Entity or other forum against the Company or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries or any Participation Facility.

(iii) To the Knowledge of the Company, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any Governmental Entity or other forum relating to or against any Loan Property (or the Company or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

(iv) Neither the Company nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law, nor is the Company or any of its Subsidiaries subject to any order, decree, or injunction relating to a violation of, or allegation of liability under, any Environmental Law.

(v) There are no underground storage tanks at any properties owned or operated by the Company or any of its Subsidiaries or any Participation Facility. Except as disclosed in Section 3.2(v)(v) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other person or entity, has closed or removed any underground storage tanks from any properties owned or operated by the Company or any of its Subsidiaries or any Participation Facility. To the Company’s Knowledge, there have been and are no (A) gasoline or service stations or (B) dry-cleaning facilities or operations, at, on, in, or under any Company Real Property, except as disclosed in Section 3.2(v)(v) of the Company’s Disclosure Letter.

(vi) To the Knowledge of the Company, during the period of (A) the Company’s or its Subsidiary’s ownership or operation of any of their respective current properties or (B) the Company’s or its Subsidiary’s participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties except for releases of Hazardous Materials in quantities below the level at which they are regulated under any Environmental Law in effect at the time of such release. To the Knowledge of the Company, prior to the period of (A) the Company’s or its Subsidiary’s ownership or operation of any of their respective current properties or (B) the Company’s or its Subsidiary’s participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties except for releases of Hazardous Materials in quantities below the level at which they are regulated under any Environmental Law in effect at the time of such release.

(vii) To the Company’s Knowledge, neither the Company nor any of its Subsidiaries could reasonably be deemed the owner or operator of, or to have participated in the management of, any Company Loan Property that has had any release of any Hazardous Material in a manner that violates any Environmental Law or requires reporting, investigation, remediation, or monitoring under any Environmental Law. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries has any material liability under any Environmental Law arising from the release or disposal of any Hazardous Material on any real property currently or formerly owned by the Company or any of its Subsidiaries or any predecessor or any Company Loan Property.

(viii) No Lien or encumbrance has been imposed on property owned by the Company or on any Company Loan Property in connection with any liability or potential liability arising from or related to any Environmental Law and there is no action, proceeding, writ, injunction, or claim pending or, to the Company’s Knowledge, threatened, which could result in the imposition of any such Lien or encumbrance.

(ix) The Company has made available to Parent any material environmental report, study, sampling data, correspondence and filing in its possession and relating to environmental conditions at or on any real property (including buildings and other structures) currently or formerly owned or operated by the Company or any of its Subsidiaries or any Company Loan Property.

(x) To the Company’s Knowledge, neither the Merger nor the Bank Merger is subject to the provisions of any applicable environmental restrictive transfer law.

(w) Loan Matters.

(i) All Loans held by the Company or any of its Subsidiaries were made in all material respects for good, valuable and adequate consideration in the ordinary course of the business, in accordance in all material respects with sound banking practices, and, to the Knowledge of the Company, are not subject to any defenses, setoffs or counterclaims, including any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity. The notes or other evidences of indebtedness evidencing such Loans and all forms of pledges, mortgages and other collateral documents and security agreements are, in all material respects, enforceable, valid, true and genuine and what they purport to be.

(ii) Neither the terms of any Loan, any of the documentation for any Loan, the manner in which any Loans have been administered and serviced, nor the Company’s practices of approving or rejecting Loan applications, violate in any material respect any federal, state, or local law, rule or regulation applicable thereto, including the Truth In Lending Act, Regulation O of the FRB, Regulation Z of the Consumer Financial Protection Bureau (as enforced by the OCC), the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.

(iii) The allowance for credit losses reflected in the Company’s Balance Sheet was, in the reasonable judgment of management, adequate as of the date thereof under GAAP.

(iv) Except as set forth in Section 3.2(w)(iv) of the Company’s Disclosure Letter, none of the agreements pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(v) (A) Section 3.2(w)(v) of the Company’s Disclosure Letter sets forth a list of all Loans as of the date hereof by the Company or Company Bank to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the FRB’s regulations (12 C.F.R. Part 215)) of the Company or any of its Subsidiaries, (B) there are no employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate that was not in compliance with Regulation O, and (C) all such Loans are and were originated in compliance in all material respects with all applicable Laws.

(vi) Section 3.2(w)(vi) of the Company’s Disclosure Letter sets forth a listing, as of March 31, 2026, by account, of: (A) each borrower, customer or other party which has notified Company Bank during the past twelve (12) months of, or has asserted against the Company or Company Bank, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of the Company, each borrower, customer or other party that has given the Company or Company Bank any oral notification of, or orally asserted to or against Company or Company Bank, any such claim; and (B) all Loans (1) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that are classified as “Watch,” “Special Mention,” “Substandard,” “Doubtful,” “Loss” or words of similar import, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than ninety (90) days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the origination of the Loan due to concerns regarding the borrower’s ability to pay in accordance with the Loan’s original terms, and (6) where a specific reserve allocation exists in connection therewith; and (C) all other assets classified by the Company or Company Bank as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

(x) Anti-takeover Provisions Inapplicable. The Company and its Subsidiaries have taken all actions required to exempt Parent, Merger Sub I, the Agreement, the Bank Merger Agreement, the Merger and the Bank Merger from any provisions of an anti-takeover nature contained in their organizational documents, and the provisions of any federal or state “anti-takeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations.

(y) Material Interests of Certain Persons. Except as disclosed in Section 3.2(y) of the Company’s Disclosure Letter and for deposit and loan relationships entered into in the ordinary course of business with Company Bank, no current or former officer or director of the Company or Company Bank, or any family member, affiliate or related interest of any such person, has any material interest, directly or indirectly, in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries.

(z) Insurance. The Company and each of its Subsidiaries is insured, and during each of the past three (3) calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured, and has maintained all insurance required by applicable laws and regulations. Section 3.2(z) of the Company’s Disclosure Letter lists all insurance policies maintained by the Company and each of its Subsidiaries as of the date hereof, including any bank-owned life insurance (“BOLI”) policies. All of the policies and bonds maintained by the Company or any of its Subsidiaries are in full force and effect and all claims thereunder have been filed in a due and timely manner and, to the Knowledge of the Company, no such claim has been denied. Section 3.2(z) of the Company’s Disclosure Letter sets forth all claims that have been submitted since January 1, 2023, a description of the resolution, including amount paid, for any such claims and an indication of which claims, if any, remain pending and the amount of any such pending claim. Neither the Company nor any of its Subsidiaries is in breach of or default under any insurance policy, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default. The BOLI reflected on the Company’s balance sheet is, and will at the Effective Time be, with the exception of the underlying split-dollar arrangements as set forth in Section 3.2(r) of the Company’s Disclosure Letter, owned by the Company or such Subsidiary, as the case may be, free and clear of any claims thereon by the officers, directors or members of their families. The Company and its Subsidiaries have obtained the informed, written consent of each employee on whose behalf BOLI has been purchased. The Company and its Subsidiaries have taken all necessary actions necessary to comply with applicable Law in connection with its purchase of BOLI. Section 3.2(z) of the Company’s Disclosure Letter sets forth the estimated cash surrender value for each BOLI policy, the purpose for which each such policy was purchased, the beneficiaries under each such policy and a list of the lives insured thereunder

(aa) No Trust Business; No Administration of Fiduciary Accounts. Neither the Company nor any of its Subsidiaries offers, nor has any plan or intention to offer at any time prior to the Effective Time, any accounts for which it acts (or would act) as a fiduciary, including but not limited to accounts for which it serves (or would serve) as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

(bb) No Investment Management and Related Activities. Except as provided through its agreement with Osaic (as successor to Infinex Investments, Inc.), and in accordance with Company Bank’s Policy for Retail Sales of Nondeposit Investment Products as approved by Company Bank’s board of directors on October 30, 2025, neither the Company nor any of its Subsidiaries conducts business or provides services as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, or an introducing broker, and no employee of either the Company or any of its Subsidiaries acts as a registered investment adviser representative or associated person, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity, and neither the Company nor any of its Subsidiaries has any plan or intention to conduct any such business or provide any such services or have any employee act in any such capacity, other than in accordance with Company Bank’s current wealth management program through Osaic, at any time prior to the Effective Time.

(cc) Repurchase Agreements. With respect to all agreements pursuant to which Company or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, Company or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt it secures.

(dd) Investment Securities; Derivatives.

(i) Except for restrictions that exist for securities that are classified as “held to maturity,” none of the investment securities held by the Company or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

(ii) Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

(ee) Indemnification. Except as provided in the articles of incorporation or bylaws of the Company and the similar organizational documents of its Subsidiaries or under the MGCL, and in the employment agreements, change in control agreements and other agreements related to employment or service as a director, officer or employee as disclosed in Section 3.2(ee) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of the Company and, to the Knowledge of the Company, there are no claims for which any such person would be entitled to indemnification under the articles of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any such employment-related agreement.

(ff) Corporate Documents and Records. The Company has previously provided a complete and correct copy of the articles of incorporation, bylaws and similar organizational documents of the Company and each of the Company’s Subsidiaries, as in effect as of the date of this Agreement. Neither the Company nor any of the Company’s Subsidiaries is in violation of its articles of incorporation, bylaws or similar organizational documents. The minute books of the Company and each of the Company’s Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

(gg) CRA; Anti-Money Laundering; OFAC. Company Bank has received a rating of “Outstanding” in its most recent examination or interim review with respect to the CRA. Neither the Company nor any of its Subsidiaries is a party to any agreement with any individual or group regarding CRA matters. The Company does not have Knowledge of any facts or circumstances that would cause Company Bank: (i) to be deemed not to be in satisfactory compliance in any material respect with the CRA and the regulations promulgated thereunder or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than “Satisfactory”; or (ii) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation. The board of directors of Company Bank has adopted, and Company Bank has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and Company Bank has complied in all material respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder.

(hh) Internal Controls. The Company and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. There are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information. To the Knowledge of the Company, there has not occurred any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii) Reserves.

(i) The Company’s allowance for credit losses as reflected in the Company Balance Sheet was, and the allowance shown on the balance sheets in the Company’s financial statements for each fiscal period ended or ending after such date, in the reasonable judgment of management, was or will be as of their respective dates, in compliance with the Company’s existing methodology for determining the adequacy of its allowance for credit losses as well as the standards established by any applicable Governmental Entity, the Financial Accounting Standards Board and GAAP, and is or will be adequate under all such standards.

(ii) The Company’s reserve for Taxes as of December 31, 2025, as calculated under and required under Financial Accounting Standards Board Interpretation 48 in the Company’s consolidated financial statements, was, and such reserve for Taxes for each fiscal period ended or ending after such date, in the reasonable judgment of management, was or will be, as of such subsequent dates, adequate for all contingencies and includes or will include all reasonably possible contingencies.

(iii) As of December 31, 2025, and as of the end of each fiscal quarter ended or ending thereafter, any impairment on loans, investments, and any other financial instrument reflected in the Company’s consolidated financial statements was or will be correctly accounted for under GAAP.

(jj) Information Security.

(i) The Company and each of its Subsidiaries are and since January 1, 2021 have been in compliance, in each case in all material respects, with all applicable Privacy Obligations. To the Company’s Knowledge, neither of the Transactions will, as of the Closing Date, violate in any material respect the Privacy Obligations of the Company or any of its Subsidiaries. The Company has posted or made available privacy notices or privacy policies that materially comply with all Privacy Obligations and that accurately provide notice of the Company’s practices concerning the Processing of Personal Data. Since January 1, 2021, the Company has materially complied and is in material compliance with all such privacy notices and privacy policies.

(ii) The Company and each of its Subsidiaries maintains a written information privacy and security program and each takes commercially reasonable measures designed to protect the privacy, confidentiality, integrity, availability and security of all hardware, software, databases, systems, networks, websites, applications and other information technology assets and equipment (collectively, “IT Assets”) and Personal Data used in its business against any (A) material loss or misuse of Personal Data, (B) material unauthorized access to, or unlawful operations performed upon, such IT Assets or Personal Data or (C) other act or omission that compromises the security or confidentiality of the IT Assets or Personal Data in any material manner (clauses (A) through (C), individually and collectively, constituting a “Security Breach”). To the Company’s Knowledge, since January 1, 2021, neither the Company nor any of its Subsidiaries has experienced any Security Breach.

(iii) The Company has executed a current, legal, valid and binding agreement with each third party that Processes Personal Data for or on behalf of the Company that satisfies in all material respects the requirements of all Privacy Obligations.

(kk) Transactions with Affiliates. Except as set forth in Section 3.2(kk) of the Company’s Disclosure Letter, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor of or debtor to, any shareholder owning five percent (5%) or more of the Company Common Stock, or any director, officer, employee or affiliate of the Company or any of its Subsidiaries, other than as part of the normal and customary terms of such persons’ employment or service as a director with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective affiliates, shareholders owning five percent (5%) or more of the outstanding Company Common Stock, directors or executive officers or any material transaction or agreement with any employee other than executive officers. All agreements between the Company or any of its Subsidiaries and any of their affiliates comply, to the extent applicable, with Regulation W of the FRB.

(ll) Transaction Expenses. Section 3.2(ll) of the Company’s Disclosure Letter sets forth the attorneys’ fees, investment banking fees, accounting fees and other costs or fees that the Company and its Subsidiaries have accrued through March 31, 2026, and to the Company’s Knowledge as of the most reasonable practicable date, a good faith estimate of the attorneys’ fees, investment banking fees, accounting fees and other costs or fees that the Company and its Subsidiaries expect to pay to retained representatives in connection with the transactions contemplated by this Agreement.

(mm) Questionable Payments. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any board member, officer, employee, agent or other person acting on behalf of the Company or any of its Subsidiaries, has done any of the following: (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (ii) made any direct or indirect unlawful payments to any foreign or domestic governmental officials, employees or agents of any foreign or domestic government or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or similar Law; (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other material unlawful payment to any foreign or domestic governmental official, employee, or agent of any foreign or domestic government; (v) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries; (vi) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries; or (vii) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for the Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury.

3.3 Representations and Warranties of Parent. Parent represents and warrants to the Company that, except as set forth in Parent’s Disclosure Letter:

(a) Organization and Qualification. Parent is a mutual holding company duly organized and validly existing under the laws of the Commonwealth of Massachusetts and is registered with the FRB as a bank holding company. Parent has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Parent is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Parent. Parent engages only in activities and holds properties only of the types permitted for bank holding companies under the BHCA and the rules and regulations of the FRB promulgated thereunder.

(b) Authority.

(i) Parent has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to the consents, approvals and filings set forth in Section 3.3(d), to consummate the Merger as contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the Merger as contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of Parent’s boards of directors, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Transactions as contemplated by this Agreement other than Parent’s approval, acting in its capacity as sole stockholder of Parent Bank, of the Bank Merger Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

(ii) The Parent Bank has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement, to perform its obligations hereunder and thereunder, and, subject to the consents, approval and filings set forth in Section 3.3(d), to consummate the Bank Merger as contemplated by this Agreement and the Bank Merger Agreement. The execution and delivery of this Agreement and the consummation of the Transactions as contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of Parent Bank’s board of directors, and no other corporate proceedings on the part of Parent Bank will be necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent Bank and constitutes a valid and binding obligation of Parent Bank, enforceable against Parent Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

(iii) Subject to the completion of the actions required pursuant to Section 2.12, the execution and delivery of the Bank Merger Agreement and the consummation of the Bank Merger as contemplated by the Bank Merger Agreement shall have been duly authorized by all necessary corporate actions on the part of Parent Bank’s board of directors, and no other corporate proceedings on the part of Parent Bank or by Parent acting in its capacity as the sole stockholder of Parent Bank will be necessary to authorize the Bank Merger Agreement or to consummate the Bank Merger as contemplated by the Bank Merger Agreement. Subject to the completion of the actions required pursuant to Section 2.12 and the execution and delivery of the Bank Merger Agreement by a duly authorized officer of Parent Bank, the Bank Merger Agreement shall have been duly and validly executed and delivered by Parent Bank and shall constitute a valid and binding obligation of Parent Bank, enforceable against Parent Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

(c) No Violations. The execution, delivery and performance of this Agreement by Parent and Parent Bank do not, and, upon the completion of the actions required pursuant to Section 2.12, the execution, delivery and performance of the Bank Merger Agreement by Parent Bank will not, and the consummation of the Transactions as contemplated by this Agreement and the Bank Merger Agreement will not, (i) assuming that the consents, approvals and filings referred to in Section 3.3(d) have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Parent or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the articles of organization or bylaws of Parent or the similar organizational documents of any of its Subsidiaries, or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Parent or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject.

(d) Consents and Approvals. Except for (i) filings of applications and notices with, receipt of approvals or non-objections from, and the expiration of related statutory waiting periods required by, federal and state banking authorities, including applications and notices, as applicable, with the FDIC, MDOB, NHBC, OCC and FRB, (ii) filing of the Articles of Merger with the SDAT pursuant to the MGCL, and (iii) filing of the Articles of Bank Merger with the CDMSOS pursuant to Chapters 167I and 156D of the General Laws, no consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by Parent of this Agreement and the execution and delivery of this Agreement and the Bank Merger Agreement by Parent Bank, the consummation by Merger Sub I of the Merger and the consummation by Parent and Parent Bank of the Transactions as contemplated by this Agreement and the Bank Merger Agreement. As of the date hereof, Parent knows of no reason pertaining to Parent or any of its Subsidiaries why any of the approvals referred to in this Section 3.3(d) should not be obtained without the imposition of any material condition or restriction described in Section 6.2(e).

(e) Financial Statements. Parent has previously made available to the Company copies of (i) the consolidated statements of financial condition of Parent and its Subsidiaries as of December 31, 2025 and 2024 and related consolidated statements of income, changes in equity and cash flows for each of the two years in the two-year period ended December 31, 2025, together with the notes thereto, accompanied by the audit report of Parent’s independent registered public accounting firm. Such financial statements were prepared from the books and records of Parent and its Subsidiaries, fairly present the consolidated financial position of Parent and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations and cash flows of Parent and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby.

(f) Litigation. There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that (i) challenge the validity or propriety of the Transactions as contemplated by this Agreement or (ii) could reasonably be expected to adversely affect the ability of Parent to perform its obligations under this Agreement.

(g) Compliance with Laws. Parent and each of its Subsidiaries conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it or the employees conducting such business, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Parent. Parent and each of its Subsidiaries has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is, to the Knowledge of Parent, threatened. Neither Parent nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

(h) Corporate Documents and Records. Parent has made available to the Company a complete and correct copy of the articles of organization and bylaws of Parent and Parent Bank, as in effect as of the date of this Agreement. Neither Parent nor Parent Bank is in violation of its articles of organization or bylaws. The minute books of Parent and Parent Bank constitute a complete and correct record of all actions taken by their respective boards of trustees and directors (and each committee thereof) and its corporators or sole stockholder as applicable.

(i) Availability of Funds. Parent (directly or through Parent Bank) has and will have available to it at the Effective Time, cash sufficient to pay the aggregate Merger Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

(j) Employee Benefits. All employee benefit plans of Parent or any of its Subsidiaries comply in form and in operation in all material respects with all applicable laws, including the IRC and ERISA. Each employee benefit plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA), maintained by Parent or any of its Subsidiaries and that is intended to be qualified under Section 401(a) of the IRC have met such requirements, in all material respects, at all times and have been and continue to be tax exempt under Section 501(a) of the IRC, and a favorable determination as to the qualification under the IRC of each such plan and each amendment thereto has been made by the IRS.

ARTICLE IV

CONDUCT PENDING THE MERGER

4.1 Forbearances by the Company. Except as expressly contemplated or permitted by this Agreement, disclosed in Section 4.1 of the Company’s Disclosure Letter (disclosure in any other Section of the Company’s Disclosure Letter not being sufficient for purposes of this exception), or required by Law, regulation or any Governmental Entity during the period from the date of this Agreement to the Effective Time, the Company shall not, nor shall the Company permit any of its Subsidiaries to, without the prior written consent of Parent:

(a) conduct its business other than in the ordinary course consistent with past practice; fail to use reasonable best efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; or take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the Transactions as contemplated hereby;

(b) (i) except for (A) the creation of deposit liabilities in the ordinary course of business and (B) advances from the Federal Home Loan Bank of Boston that do not exceed $10.0 million (per each advance) and do not have a maturity of later than December 31, 2029, and in either case in consultation with Parent Bank, incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;

(ii) take any action to incur any prepayment penalty in the course of prepaying any indebtedness or other similar arrangements; or

(iii) accept, renew or rollover any brokered certificates of deposit, except for certificates of deposit associated with the CDARS® program that are exempt from regulatory reporting requirements;

(c) (i)adjust, split, combine or reclassify any of the Company’s capital stock;

(ii) make, declare, pay or set a record date for any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except the acceptance of shares of Company Common Stock as payment for the exercise price of Company Stock Options or for withholding Taxes incurred in connection with the exercise of Company Stock Options or the vesting or settlement of Company RSAs, in each case in accordance with past practice and the terms of the applicable award agreements);

(iii) grant any Company Equity Awards or any other stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

(iv) issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock, except pursuant to the exercise of Company Stock Options outstanding on the date hereof; or

(v) accelerate the vesting of, or otherwise deviate from the terms provided in the applicable award agreement with respect to the vesting, payment, settlement or exercisability of, any Company Equity Awards;

(d) except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement and that are described in Section 4.1(d) of the Company’s Disclosure Letter (including the sale, transfer and disposal of other real estate owned), (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its real property or other assets to any person other than a Subsidiary, or (ii) cancel, release or assign any indebtedness to any such person or any claims held by any such person;

(e) make any equity investment (other than mandatory purchases of Federal Home Loan Bank stock), either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other person, or form any new Subsidiary;

(f) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its existing leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000 per annum and other than contracts or agreements covered by Section 4.1(g), and, provided further, that the renewal of any contract or agreement beyond September 30, 2026, regardless of the payment amount involved, shall require prior consultation with Parent Bank;

(g) make, renegotiate, renew, increase the amount of, extend the term of, modify or purchase any Loan, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed $100,000 if such Loan is unsecured or $5,000,000 if such Loan is secured in accordance with Company Bank’s applicable lending and credit policies or (ii) Loans as to which the Company has a binding obligation to make as of the date hereof and that are described in Section 4.1(g) of the Company’s Disclosure Letter; provided, however, that neither the Company nor any of its Subsidiaries shall make, renegotiate, renew, increase the amount of, extend the term of, modify or purchase any Loan, or make any commitment in respect of any of the foregoing, to any person if when aggregated with all outstanding Loans and commitments for Loans made to such person and such person’s family members, affiliates or related interests, the Loans would exceed $8,000,000;

(h) make or increase any Loan, or commit to make or increase any such Loan or extension of credit, to any director or executive officer of the Company or Company Bank, or any entity controlled, directly or indirectly, by any of the foregoing, except in accordance with lines of credit in effect on the date of this Agreement;

(i) compromise, resolve, or otherwise “workout” any delinquent or troubled loan, other than any loan workout in the ordinary course of business, consistent with Company Bank’s current policies and procedures and in consultation with Parent Bank;

(j) except pursuant to any agreements or arrangement in effect on the date of this Agreement and set forth in Section 4.1(j) of the Company’s Disclosure Letter, purchase, acquire, sell, transfer or lease any property or assets, assume or assign any liabilities or otherwise purchase, sell or establish any business enterprise, or enter into any agreement or arrangement for any such transaction, with any director or executive officer of the Company or Company Bank or with any immediate family members, affiliates or associates of any such directors or executive officers or with any related interests of any such directors, executive officers, immediate family members, affiliates or associates;

(k) (i) increase or otherwise change in any manner the compensation, bonuses or other fringe benefits of any of its employees or directors other than in the ordinary course of business consistent with past practice and current accrual practices pursuant to policies currently in effect, provided that the Company may pay (x) annual performance bonuses in the ordinary course of business consistent with past practice and current accrual practices pursuant to policies currently in effect on a prorated basis for any partial year and/or in full for any completed year prior to the Effective Time to the extent such bonuses have been accrued for and (y) all vacation, sick leave, personal leave and other earned time off to the extent accrued consistent with past practice and pursuant to policies currently in effect and that remain unused immediately prior to the Effective Time, all of which shall be set forth and specifically quantified in Section 4.1(l)(i) of the Company’s Disclosure Letter;

(ii) become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or any employment, change in control or severance agreement, including any commitment to provide retiree medical benefits or establish or fund any rabbi trust or similar arrangement, with or for the benefit of any employee or director, except for amendments to any existing plan or agreement that are required by Law;

(iii) elect or appoint to any executive office any person who is not a member of its executive officer team as of the date of this Agreement or elect or appoint to its board of directors any person who is not a member of its board of directors as of the date of this Agreement;

(iv) hire any new employees or promote any existing employees, other than to fill vacancies that may arise in the ordinary course of business and at levels of compensation that do not exceed the levels previously applicable to any such vacant positions, and in any case only after prior consultation with Parent Bank; or

(v) become a party to, establish, adopt, amend or commence participation in, or any discussions regarding, any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(l) commence any action or proceeding, other than to enforce any obligation owed to the Company or any of its Subsidiaries and in accordance with past practice, or settle any claim, action or proceeding (i) involving payment by it of money damages in excess of $25,000 or (ii) which would impose any material restriction on its operations or the operations of any of its Subsidiaries;

(m) amend its articles of incorporation or bylaws, or similar governing documents;

(n) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in the ordinary course of business and in consultation with Parent Bank;

(o) other than U.S. government and U.S. government agency securities with final maturities of no more than one year, purchase any debt security, including mortgage-backed and mortgage-related securities;

(p) make any capital expenditures other than pursuant to binding commitments existing on the date hereof, which are described in Section 4.1(p) of the Company’s Disclosure Letter, and any expenditures necessary in the ordinary course of business to maintain existing assets in good repair, and with respect to all such expenditures only in amounts not to exceed $25,000 individually or $100,000 in the aggregate;

(q) establish or commit to the establishment of, or file any application or notice with respect to the establishment of, any new branch or other office facility or automated teller machine or file any application or notice to relocate or terminate the operation of any branch or other office facility or automated teller machine or otherwise enter into or commit to enter into any new line of business or terminate or commit to terminate any existing line of business;

(r) enter into any futures contract, option, interest rate cap, interest rate floor, interest rate exchange agreement, or take any other action for purposes of hedging the exposure of its interest-earning assets or interest-bearing liabilities to changes in market rates of interest;

(s) make any changes in policies in existence on the date hereof with regard to any of the following: the extension of credit, or the establishment of reserves with respect to possible loss thereon or the charge off of losses incurred thereon, investments, asset/liability management, or other material banking policies, except as may be required by changes in applicable law or regulations, GAAP, or pursuant to the direction of a Governmental Entity;

(t) except as required by Law or for communications in the ordinary course of business consistent with past practice that do not relate to either of the Transactions, (i) issue any communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Parent Bank, (ii) issue any communication to employees relating to post-Closing employment, benefit or compensation information, or (iii) issue any communication of a general nature to customers without prior consultation with Parent Bank;

(u) foreclose upon or take a deed or title to any commercial real estate (i) without first consulting with Parent Bank and conducting a Phase I environmental assessment of the property, or (ii) if the Phase I environmental assessment referred to in the prior clause reflects the presence of any Hazardous Material or underground storage tank;

(v) make, change or rescind any material election concerning Taxes or Tax returns, file any amended Tax return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment, or surrender any right to claim a refund of Taxes or obtain any Tax ruling;

(w) take or fail to take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or in a violation of any provision of this Agreement;

(x) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

(y) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 4.1.

Any request by the Company or response thereto by Parent shall be made in accordance with the notice provisions of Section 8.7 and shall note that it is a request pursuant to this Section 4.1.

4.2 Forbearances by Parent. Except as expressly contemplated or permitted by this Agreement or required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, Parent shall not, nor shall Parent permit any of their Subsidiaries to, without the prior written consent of the Company:

(a) take any action that would materially adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the Transactions as contemplated hereby, or take any action that would materially reduce its liquidity or reduce its capital to an amount that would make it less than “well capitalized” either prior to, as of or immediately subsequent to the consummation of the transactions contemplated by this Agreement;

(b) take or fail to take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or in a violation of any provision of this Agreement; or

(c) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 4.2.

ARTICLE V

COVENANTS

5.1 Acquisition Proposals.

(a) From the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall not authorize or permit any of its Subsidiaries or any of its Subsidiaries’ officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate, induce or encourage, or take any other action to facilitate, any inquiries, offers, discussions or the making of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information or data regarding the Company or any of its Subsidiaries to any person in connection with or in response to an Acquisition Proposal, or an inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, (iii) continue or otherwise participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than Parent), regarding an Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into or consummate any agreement, arrangement, letter of intent or understanding contemplating any Acquisition Proposal or requiring it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.1 by the Company. Notwithstanding the foregoing, prior to the adoption and approval of this Agreement by the Company’s stockholders at a meeting of the stockholders of the Company, this Section 5.1(a) shall not prohibit the Company from furnishing non-public information regarding the Company and its Subsidiaries to, or entering into discussions with, any person in response to an Acquisition Proposal that is submitted to the Company by such person (and not withdrawn) if (1) the Acquisition Proposal constitutes or is reasonably expected to result in a Superior Proposal, (2) the Company has not violated any of the restrictions set forth in this Section 5.1, (3) the Company’s board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to result in a violation of its fiduciary obligations to the Company’s stockholders under applicable Law, and (4) at least two (2) Business Days prior to furnishing any non-public information to, or entering into discussions with, such person, the Company gives Parent written notice of the identity of such person and of the Company’s intention to furnish non-public information to, or enter into discussions with, such person and the Company receives from such person an executed confidentiality agreement on terms no more favorable to such person than that certain confidentiality agreement dated February 20, 2026 by and between Parent and Keefe, Bruyette & Woods, Inc. acting on behalf of the Company.

(b) The Company will notify Parent immediately orally (within twenty-four (24) hours) and in writing (within two (2) Business Days) of receipt of any Acquisition Proposal, any request for non-public information that could reasonably be expected to lead to an Acquisition Proposal, or any inquiry with respect to or that could reasonably be expected to lead to an Acquisition Proposal, including, in each case, the identity of the person making such Acquisition Proposal, request or inquiry, and the terms and conditions thereof, and shall provide to Parent any written materials received by the Company or any of its Subsidiaries in connection therewith. The Company shall keep Parent informed of any developments with respect to any such Acquisition Proposal, request or inquiry immediately orally (within twenty-four (24) hours) and in writing (within two (2) Business Days) upon the occurrence thereof.

(c) The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing. The Company shall not release any third party from, or waive any provisions of, any confidentiality agreements or standstill agreement to which it or any of its Subsidiaries is a party.

5.2 Advice of Changes. Prior to the Closing, each party shall promptly advise the other party orally and in writing to the extent that it has Knowledge of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

5.3 Access and Information.

(a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall (and shall cause the Company’s Subsidiaries to) afford Parent and its representatives (including, without limitation, officers and employees of Parent and its Subsidiaries and counsel, accountants and other professionals retained by Parent or any of its Subsidiaries) such reasonable access during normal business hours in a manner not to interfere with the prudent operation and supervision of employees of the Company and its Subsidiaries throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors and materials prepared in connection with meetings of the Company’s board of directors), contracts, properties, personnel and to such other information relating to the Company and the Company’s Subsidiaries as Parent may reasonably request, except where such materials relate to pending or threatened litigation or investigations if, in the opinion of counsel to the Company, such access would adversely affect the confidential nature of, or the Company’s attorney-client privilege relating to, the matters subject to such pending or threatened litigation or investigation; provided, however, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by the Company in this Agreement. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties will make appropriate and reasonable substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) From the date hereof until the Effective Time, the Company shall, and shall cause the Company’s Subsidiaries to, promptly provide Parent with (i) a copy of each report filed with a Governmental Entity, (ii) a copy of each periodic report to its senior management and all materials relating to its business or operations furnished to its board of directors, including all monthly board packages and copies of the minutes of the meetings of the boards of directors of the Company and the Company’s Subsidiaries and any committees thereof, (iii) a copy of each press release made available to the public, and (iv) copies of all other documents containing information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that Parent shall not be entitled to receive copies of reports or other documents relating to pending or threatened litigation or investigations if, after consultation with counsel to the Company, the Company reasonably determines that the disclosure of the information contained in such reports or other documents would adversely affect the confidential nature of, or any attorney-client privilege relating to, the matters subject to such pending or threatened litigation or investigation or copies of reports of regulatory examinations or any other documents containing “confidential supervisory information” contemplated by Section 8.13.

(c) The Company and Parent will not, and each will cause its respective representatives not to, use any information and document obtained in the course of their consideration of the transactions contemplated by this Agreement, including any information obtained pursuant to this Section 5.3, for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The parties agree that all information and documents obtained pursuant to this Section 5.3 shall be subject to the terms and conditions contained in either of the Confidentiality Agreements as and to the extent applicable.

(d) On the same day each month as the Company provides its monthly board package to its directors, the Company shall provide Parent with an updated list of the Loans described in Section 3.2(w)(vi) if not otherwise included in such monthly board package.

5.4 Applications; Consents.

(a) The parties hereto shall cooperate with each other and shall use their reasonable best efforts to prepare and file as soon as practicable after the date hereof all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement. The Company and Parent shall furnish each other with all information concerning themselves, their respective Subsidiaries, and their respective Subsidiaries’ directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of Parent or the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement. Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, all the information relating to Parent and the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Governmental Entity pursuant to this Section 5.4(a).

(b) As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective Subsidiaries to, use its reasonable best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the transactions contemplated by this Agreement.

(c) Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that such consent or approval will not be obtained or that the receipt of any such required consent or approval will be materially delayed.

5.5 Anti-takeover Provisions. The Company and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt Parent, Parent Bank, this Agreement, the Bank Merger Agreement and the Transactions from any provisions of an anti-takeover nature in the Company’s or its Subsidiaries’ articles of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state anti-takeover laws.

5.6 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using all commercially reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

5.7 Publicity. The initial press release announcing this Agreement shall be a joint press release. Thereafter, the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public statements (including any written communications to stockholders) with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity; provided, however, that nothing in this Section 5.7 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party’s disclosure obligations imposed by law or, in the case of the Company, by the rules and regulations of the securities exchange on which the Company Common Stock is listed.

5.8 Stockholder Meeting.

(a) The Company will submit to its stockholders this Agreement and any other matters required to be approved or adopted by its stockholders in order to consummate the transactions contemplated by this Agreement. In furtherance of that obligation, the Company shall take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to call and give notice of a meeting of its stockholders (the “Stockholder Meeting”) as promptly as practicable to consider and vote on approval of this Agreement and the transactions provided for in this Agreement. Subject to Section 5.8(b), the Company shall, (i) through the Company’s board of directors, recommend to its stockholders approval of this Agreement, (ii) include such recommendation in the Company Proxy Statement and (iii) use its reasonable best efforts to obtain from its stockholders a vote approving and adopting this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, at any time prior to the Stockholder Meeting, the Company’s board of directors may, if it concludes in good faith (after consultation with its outside legal advisors) that the failure to do so would be reasonably likely to result in a violation of its fiduciary duties under applicable law, withdraw, modify or change its recommendation that the stockholders of the Company approve this Agreement in a manner adverse to Parent (a “Change of Recommendation”); provided, however, that prior to any such Change of Recommendation, the Company shall have complied with all of the requirements contained in Section 5.1, given Parent written notice promptly (and in any event within twenty-four (24) hours) advising it of the decision of the Company’s board of directors to take such action and, in the event the decision relates to a Superior Proposal, given Parent the material terms and conditions of such Superior Proposal, including the identity of the person making such Superior Proposal; and provided, further, that in the event the Change in Recommendation relates to a Superior Proposal: (i) the Company shall have given Parent three (3) Business Days after delivery of such notice to propose revisions to the terms of this Agreement (or make another proposal) and if Parent proposes to revise the terms of this Agreement, the Company shall have negotiated, and shall have caused its financial and legal advisors to negotiate, in good faith with Parent with respect to such proposed revisions or other proposal; and (ii) the Company’s board of directors shall have determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications made or agreed to by Parent, if any, that such Superior Proposal continues to constitute a Superior Proposal. In the event the Company’s board of directors does not make the determination referred to in clause (ii) of this paragraph and thereafter determines to withdraw, modify or change its recommendation that the stockholders of the Company approve this Agreement pursuant to this Section 5.8(b) in connection with a new Superior Proposal, the procedures referred to above shall apply anew and shall also apply to any subsequent withdrawal, amendment or change or recommendation, except that the three (3) Business Day period referred to above shall be reduced to two (2) Business Days. In addition to the foregoing, the Company shall not submit to the vote of its stockholders any Acquisition Proposal other than the Merger. Notwithstanding any Change of Recommendation, the Company shall submit this Agreement to its stockholders for their consideration at the Stockholder Meeting, and nothing in this Agreement shall relieve the Company from its obligation to do so.

5.9 Company Proxy Statement.

(a) The Company shall prepare a proxy statement and related materials relating to the matters to be submitted to the Company stockholders at the Stockholder Meeting (such proxy statement and related materials and any amendments or supplements thereto, the “Company Proxy Statement”). Upon request, Parent shall furnish to the Company any information required or reasonably requested by Company or its counsel to be included in the Company Proxy Statement with respect to Parent’s and its Subsidiaries’ consolidated business and affairs and shall have the right to review and consult with the Company and approve the form of, and any characterizations of such information included in, the Company Proxy Statement prior to its release for delivery to the Company’s stockholders. The Company shall provide Parent and its counsel a reasonable opportunity for review and comment on the Company Proxy Statement prior to its release for delivery to the Company’s stockholders. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective Subsidiaries, officers or directors, should be discovered by Parent or the Company, which should be set forth in an amendment or supplement to the Company Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and, to the extent required by Law or otherwise deemed to be necessary or advisable in the mutual judgment of the parties and their counsel, an appropriate amendment or supplement describing such information shall be promptly disseminated to the stockholders of the Company.

(b) Company Information. The information regarding the Company and its Subsidiaries included in the Company Proxy Statement, and all amendments and supplements thereto, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided that no representation is made by the Company with respect to information supplied by Parent or any of its Subsidiaries or any representative thereof specifically for use or incorporation by reference in the Company Proxy Statement. The information supplied, or to be supplied, by the Company for inclusion in applications to Governmental Entities to obtain all permits, consents, approvals and authorizations necessary or advisable to consummate the transactions contemplated by this Agreement shall be accurate and complete in all material respects.

(c) Parent Information. The information regarding Parent and its Subsidiaries to be supplied by Parent for inclusion in the Company Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.10 Notification of Certain Matters. Each party shall give prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence that individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect. To the extent permitted by law, the Company shall give Parent prompt notice of any new civil, criminal, administrative or regulatory action, suit, demand letter, demands for indemnification, claim, hearing, notice of violation, arbitration, investigation, order to show cause, market conduct examination, notice of non-compliance or other proceeding of any nature pending or threatened against the Company or any of its Subsidiaries. Each of the Company, on the one hand, and Parent, on the other hand, shall give prompt notice to the other of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

5.11 Employee Benefit and Related Matters.

(a) Parent may retain as many of Company’s and Company Bank’s employees as it deems reasonably practical in its sole discretion. Each person who is an employee of Company Bank immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time is deemed to be a “Continuing Employee” and all such persons are deemed to be the “Continuing Employees”. In the absence of any explicit contractual provision to the contrary contained in any Company Contract or Company Employee Plan disclosed in Section 3.2(o)(i) or Section 3.2(r)(i) of the Company’s Disclosure Letter, each Continuing Employee shall be employed at the will of Parent Bank and this Agreement is not intended to provide to any employee a legally enforceable right or guarantee to continuing employment after the Effective Time. Following the Effective Time, Parent or Parent Bank shall maintain or cause to be maintained employee benefit plans and compensation opportunities for the benefit of Continuing Employees that, in the aggregate are substantially comparable to the employee benefit and compensation opportunities that are generally made available to similarly situated employees of Parent or its Subsidiaries. Notwithstanding the foregoing, neither Parent nor the Company shall cause any coverage of a Continuing Employee or such Continuing Employee’s dependents to terminate under any Company health and welfare plan prior to the time such Continuing Employee or such Continuing Employee’s dependents, as applicable, are participating in the health and welfare plans common to all employees of Parent or Parent Bank and their dependents except in the case of a termination of employment or other service.

(b) Parent agrees that each full-time employee of the Company or Company Bank who has been employed by the Company or Company Bank for at least one year as of the Closing Date and who, as a Continuing Employee, (A) either (i) is involuntarily terminated by Parent (other than for Cause) or (ii) terminates his or her employment with Parent voluntarily after being offered continued employment in a position that is not a Comparable Position at any time within twelve (12) months after the Closing Date and (B) is not covered by a separate employment, severance or change in control agreement disclosed in Section 5.11(b) or such other applicable section(s) of the Company’s Disclosure Letter shall, upon executing an appropriate release in a form reasonably determined by Parent Bank, receive a severance benefit equal to two weeks of continuing salary and health care coverage (with the cost for such coverage equal to the active employee rate) for each full year of employment (taking into account the periods of employment both before and after the Effective Time), with a minimum of four (4) weeks and a maximum of twenty-six (26) weeks of such continuing salary and health care coverage.

(c) Parent and the Company may wish to provide retention bonuses to employees of Company Bank who remain employed at Company Bank through the Effective Time or for an interim period following the Effective Time, such as through a later date of conversion of the Company’s data processing systems to those of Parent. Parent may establish a retention bonus pool to induce retention of employees of Company Bank. Allocation of the retention bonuses shall be jointly determined by the Chief Executive Officers of Parent and the Company. Neither Party shall communicate the amounts considered for individual retention bonuses with the affected employees until such amounts are finally determined. Any such retention bonuses will be in addition to, and not in lieu of, any severance amounts to be paid to any employee pursuant to Sections 5.11(b) or 5.11(d).

(d) Parent shall honor all obligations under the employment, severance and change in control agreements, and supplemental executive and director retirement plans as set forth in Section 5.11(d) or such other applicable section(s) of the Company’s Disclosure Letter. Parent shall assume and honor all Company Employee Plans in accordance with their terms, including terms and conditions for the termination thereof.

(e) With respect to any employee benefit plans of Parent in which any Continuing Employee becomes eligible to participate on or after the Effective Time (the “Parent Plans”), Parent agrees to use commercially reasonable efforts to: (i) cause to be waived all pre-existing conditions, exclusions and waiting period with respect to participation and coverage requirements applicable to such employees and their eligible dependents under the Parent Plans, except to the extent such pre-existing conditions, exclusions or waiting period would apply under the analogous Company Employee Plan; (ii) provide each such employee and their eligible dependents with credit for any eligible expenses incurred by such employee or dependent prior to the Effective Time under a Company Employee Plan (to the same extent that such credit was given under the analogous Company Employee Plan prior to the Effective Time) in satisfying any applicable deductible, co-payment or out-of-pocket requirements under any Parent Plan; and (iii) provide each Continuing Employee with service credit for eligibility and vesting purposes under any Parent Plan in which Continuing Employees are eligible to participate for all periods of employment with the Company or any of its Subsidiaries prior to the Effective Time; provided, however, that the foregoing service recognition shall not apply to the extent it would result in duplication of benefits for the same period of service, such service was not recognized under the corresponding Company Employee Plan, or for benefit accrual purposes under any defined benefit plan. The parties acknowledge and agree that, notwithstanding Parent’s commercially reasonable efforts undertaken in good faith to facilitate the foregoing intended accommodations, the terms and conditions imposed under one or more of the Parent Plans may preclude the implementation of one or more of such intended accommodations.

(f) Following the date of this Agreement, if requested by Parent at least thirty (30) days prior to the Effective Time, the Company and Company Bank shall take, or cause to be taken, such actions, including the adoption of appropriate plan amendments and board resolutions, as shall be reasonably necessary to terminate the Company Bank’s 401(k) Plan in accordance with its terms and applicable Law, effective immediately prior to the Effective Time. As successor to the Company and Company Bank, Parent and Parent Bank agree that, as of the

Effective Time, Parent Bank will assume the duties of the Company and Company Bank with respect to completion of the termination and liquidation of the Company Bank’s 401(k) Plan. If Parent requests that the Company and Company Bank terminate the Company Bank’s 401(k) Plan immediately prior to the Effective Time, participants in the plan may elect to receive a distribution of the assets credited to their respective plan accounts at that time, and those Continuing Employees who remain employed by Parent Bank at that time may roll-over their distributions and plan loans to their plan accounts under Parent Bank’s 401(k) plan, subject to and in accordance with the terms of Parent Bank’s 401(k) plan.

(g) Effective as of the calendar day immediately prior to the calendar day on which the Effective Time occurs, each of the employment and change in control agreements set forth in Section 5.11(g) of the Company’s Disclosure Letter will be terminated pursuant to a settlement agreement entered into by the Company and Company Bank with each of the officers who is a party to any such agreement contemporaneously with the signing of this Agreement, the form and substance of each such settlement agreement to have been agreed to by Parent.

(h) Notwithstanding the foregoing, references to “Parent” or the “Company” in this Section 5.11 shall also include any Subsidiary of Parent or Subsidiary of the Company, respectively, as the context requires.

5.12 Indemnification.

(a) From and after the Effective Time through the sixth anniversary of the Closing Date, Parent shall indemnify and hold harmless each of the current or former directors, officers or employees of the Company or any of its Subsidiaries (each, an “Indemnified Party”), and any person who becomes an Indemnified Party between the date hereof and the Effective Time, against any costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer of the Company, any of its Subsidiaries or any of their respective predecessors or was prior to the Effective Time serving at the request of any such party as a director, officer, employee, trustee or partner of another corporation, partnership, trust, joint venture, employee benefit plan or other entity or (ii) any matters arising in connection with the transactions contemplated by this Agreement, to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to the Company’s articles of incorporation and bylaws as in effect on the date of this Agreement and as permitted by applicable law, and Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law; provided, however, that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) Any Indemnified Party wishing to claim indemnification under Section 5.12(a), upon learning of any action, suit, proceeding or investigation described above, shall promptly notify Parent thereof. Any failure to so notify shall not affect the obligations of Parent under Section 5.12(a) unless and to the extent that Parent is actually prejudiced as a result of such failure.

(c) Parent shall maintain, or shall cause to be maintained, in effect for six (6) years following the Effective Time, the current directors’ and officers’ liability insurance policies covering the officers and directors of Company and Company Bank (provided, that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to claims against such officers and directors arising from facts or events occurring at or prior to the Effective Time; provided, however, that in no event shall Parent be required to expend in the aggregate pursuant to this Section 5.12(c) more than 200% of the annual premiums currently paid by the Company or Company Bank for such insurance (the “Maximum Premium Amount”); and provided, further, that if the amount of the total premium necessary to maintain or procure such insurance coverage exceeds the Maximum Premium Amount, Parent shall cause to be maintained policies of directors’ and officers’ insurance that, in Parent’s good faith determination, provide the maximum coverage available at a total premium equal to the Maximum Premium Amount; and provided, further, that Parent may (i) request the Company to obtain an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance policy or (ii) substitute therefor “tail” policies the material terms of which, including coverage and amount, are no less favorable in any material respect to such persons than the Company’s existing insurance policies as of the date hereof.

(d) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) liquidates, dissolves, transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that such successor and assign of Parent and its successors and assigns assume the obligations set forth in this Section 5.12.

(e) The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

(f) Any indemnification payments made pursuant to this Section 5.12 are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. § 1828(k)) and the regulations promulgated thereunder by the Federal Deposit Insurance Corporation (12 C.F.R. Part 359).

5.13 Post-Closing Governance. Parent, in consultation with the Company, but subject to Parent’s sole discretion, may offer to nominate for election as corporators of Parent at Parent’s first annual meeting following the Effective Time such members of the Company’s current board of directors who express interest in serving in such capacity following the Effective Time.

5.14 [Reserved]

5.15 ESOP Matters. The ESOP Trustee and the Company shall take or cause to be taken all such actions as may be necessary to effect the actions set forth below relating to the ESOP prior to or simultaneous with the Closing, as applicable: Effective on the day immediately before the Closing, the ESOP shall be terminated (the “ESOP Termination Date”), no new participants shall be admitted on or after the ESOP Termination Date, and all existing ESOP participants’ accounts shall be fully vested and 100% non-forfeitable. The Company shall cause the ESOP’s plan administrator to direct the ESOP Trustee to remit a sufficient amount of the

Suspense Shares back to the Company to repay the outstanding ESOP Loan in full, with each remitted share to be valued equal to the Merger Consideration. All remaining shares of Company Common Stock held by the ESOP as of the Effective Time shall be exchanged for the Merger Consideration. After repayment of the outstanding ESOP Loan and the exchange of the shares of Company Common Stock for the Merger Consideration, the cash received upon conversion of the remaining Suspense Shares shall be deemed to be earnings and shall be allocated to ESOP participants’ accounts in accordance with the ESOP. If the Suspense Shares are insufficient to repay the outstanding balance of the ESOP Loan in full, the Company shall forgive the remaining balance of the ESOP Loan (after remitting the Suspense Shares to the Company). Notwithstanding anything herein to the contrary, the Company shall continue to accrue and make contributions to the ESOP from the date of this Agreement through the ESOP Termination Date in an amount sufficient (but not to exceed) for the Trustee to make loan payments that become due in the ordinary course on the outstanding loan to the ESOP prior to the ESOP Termination Date and shall also make a contribution to the ESOP, prior to the ESOP Termination Date, to enable the Trustee to make a pro rata payment on the ESOP loan for any year in which the Closing occurs (if the Closing occurs prior to December 31) through and including the earlier of the end of the calendar month immediately preceding the month in which the Closing occurs or the ESOP Termination Date. The Company acknowledges and agrees that following the Company’s forgiveness of any remaining balance on the ESOP Loan, the ESOP shall have no further obligation to the Company with respect to the ESOP Loan, and the Company shall have no recourse against the ESOP for any amounts then remaining due under the ESOP Loan. The Company also shall take such other actions in furtherance of terminating the ESOP as Parent may reasonably request prior to the Closing, including the adoption of amendments to the ESOP.

5.16 Disclosure Supplements. From time to time prior to the Effective Time, the Company and Parent will promptly supplement or amend their respective Disclosure Letters delivered in connection herewith with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Letters or that is necessary to correct any information in such Disclosure Letters that has been rendered materially inaccurate thereby. No supplement or amendment to such Disclosure Letters shall have any effect for determining satisfaction of the conditions set forth in Article VI.

5.17 Organization and Actions of Merger Sub I and Merger Sub II. As promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time, Parent shall (a) cause each of Merger Sub I Merger Sub II (together, the “Merger Subs”) to be organized as a wholly owned Subsidiary of Parent, (b) promptly thereafter, take such actions as may be necessary or appropriate to cause the board of directors of each of the Merger Subs to unanimously approve this Agreement and the transactions contemplated hereby, (c) cause each of the Merger Subs to become a party to this Agreement through the execution and delivery of an appropriate joinder to this Agreement, which shall be substantially in the form attached hereto as Exhibit C (the “Joinder Agreement”), by a duly authorized officer of each of the Merger Subs, and (d) as the sole stockholder of each of the Merger Subs, approve and adopt this Agreement.

5.18 Maintenance of Company Records. Through the Effective Time, the Company shall maintain the Company Records in a manner at least as thorough and compliant as they have been maintained prior to the Company’s execution and delivery of this Agreement. Parent may, to the extent not inconsistent with the provisions of Section 5.3 and at its own expense, make such copies of and excerpts from the Company Records as it may deem desirable. All Company Records, whether held by Parent or the Company, shall be maintained for such periods as are required by Law, unless the parties shall, applicable Law permitting, agree in writing to a different period. From and after the Effective Time, Parent shall be solely responsible for continuing maintenance of the Company Records.

5.19 Systems Conversion. From and after the date hereof, the parties shall meet on a regular basis to discuss and plan for the conversion of the Company’s and its Subsidiaries’ data processing and related electronic informational systems to those used by Parent and its Subsidiaries, which planning shall include, but not be limited to, discussion of the possibility of maintaining separate operating systems for a period following the Effective Time, or the possible termination by the Company and/or its Subsidiaries of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by the Company or any of its Subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that the Company and its Subsidiaries shall not be obligated to take any such action prior to the Effective Time. If the Company takes or causes any of its Subsidiaries to take, at the request of Parent, any action relative to third parties to facilitate the conversion contemplated hereunder, which results in the imposition of any termination fees, expenses or charges, then Parent shall indemnify the Company for any such fees, expenses and charges, and the costs of reversing the conversion process, if the Merger is not consummated in accordance with the terms of this Agreement for any reason other than a breach by the Company of any of its representations, warranties, covenants or other obligations hereunder.

5.20 Certain Policies of the Company. At the request of Parent, after the time at which all approvals, consents or waivers of any Governmental Entity required to permit consummation of the Transactions as contemplated by this Agreement have been obtained or received and Parent has confirmed in writing that all other conditions precedent to Parent’s obligations under this Agreement have been satisfied or waived and prior to the Effective Time, the Company shall cooperate with Parent with the objective of modifying and changing its receivables, loan accrual, charge-off, real estate valuation, loan loss reserve and investment policies and practices and such other accounting and/or financial policies and practices as may be requested by Parent to reflect Parent’s plans with respect to the conduct of the Company’s business following the consummation of the Transactions and to make adequate provision for the cost and expenses relating thereto. The Company’s representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.20.

5.21 Access to Customers and Suppliers.

(a) The parties will collaborate to promote good relations between Company Bank and its customers and to retain and grow Company Bank customer relationships prior to and after the Effective Time. The parties agree that it may be advisable from and after the date of this Agreement for representatives of Company Bank and Parent Bank to meet with Company Bank customers to discuss the business combination and related transactions contemplated by this Agreement with Company Bank customers. Meetings with Company Bank customers will only occur with the express, prior permission of Company Bank, will be arranged solely by Company Bank representatives, and will be jointly attended by representatives of both Company Bank and Parent Bank. Neither Company nor Company Bank, however, will be required to take any actions or provide any information pursuant to this Section 5.21 that would, in Company or Company Bank’s reasonable determination, violate any applicable Laws related to data protection or privacy. Nothing in this Section 5.21 shall be deemed to prohibit representatives of Company Bank and Parent Bank from meeting with and communicating with their respective customers that may also be customers of the other party.

(b) From and after the date of this Agreement, Company Bank shall, upon Parent Bank’s reasonable request, introduce Parent Bank and its representatives to suppliers of Company Bank for the purpose of facilitating the integration of Company Bank’s business into that of Parent Bank. Any interaction between Parent Bank and Company Bank’s suppliers shall be coordinated by Company Bank. Company Bank shall have the right to participate in any discussions between Parent Bank and Company Bank’s suppliers.

5.22 Environmental Assessments

(a) Company Bank shall cooperate with and grant access to an environmental consulting firm selected by Parent Bank and reasonably acceptable to Company Bank, during normal business hours (and at such other times as may be agreed), to any real property (including buildings or other structures) currently owned or operated by Company or any of its Subsidiaries or any Company Loan Property for the purpose of conducting Phase I Environmental Assessments, which also may include an evaluation of asbestos containing materials, polychlorinated biphenyls, lead based paint, lead in drinking water, mold, and radon (“Phase I Assessment”). Parent Bank shall not, without Company Bank’s prior written consent, which consent shall be in Company Bank’s sole discretion, conduct any (i) Phase II Environmental Assessments, including subsurface investigation of soil, soil vapor, and groundwater and/or (ii) surveys and sampling of indoor air and building materials for the presence of radon, asbestos containing materials, mold, microbial matter, polychlorinated biphenyls, and other Hazardous Substances. Parent Bank and its environmental consulting firm shall conduct all Phase I Assessments pursuant to this Section 5.22 at mutually agreeable times and so as to eliminate or minimize to the greatest extent possible interference with Company Bank’s operation of its business. All costs and expenses incurred in connection with this Section 5.22, including any Phase I Assessment, shall be borne solely by Parent Bank.

(b) To the extent requested by Parent Bank, each environmental assessment shall include an estimate by the environmental consulting firm preparing such environmental assessment of the costs of investigation, monitoring, personal injury, property damage, clean up, remediation, penalties, fines or other liabilities, as the case may be, relating to the “potential environmental condition(s)” or “recognized environmental condition(s)” or other conditions which are the subject of the environmental assessment.

5.23 Shareholder Litigation and Claims. In the event that any shareholder litigation related to this Agreement or the Merger or the other transactions contemplated by this Agreement is brought or, to the Company’s Knowledge, threatened, against the Company and/or the members of the board of directors of the Company prior to the Effective Time, the Company shall consult with Parent regarding the defense or settlement of the litigation, and no such settlement shall be agreed to without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed). The Company shall (i) promptly notify Parent of any shareholder litigation brought, or threatened, against the Company and/or members of the board of directors of the Company, (ii) keep Parent informed on a timely basis with respect to the litigation’s status, provided, however, that no information need be provided if doing so would jeopardize the attorney-client privilege or contravene any Law or binding agreement entered into prior to the date of this Agreement, and (iii) give Parent the opportunity to participate at its own expense in the defense or settlement of any shareholder litigation. The Company shall consult with Parent regarding the selection of counsel to represent the Company in any such shareholder litigation.

5.24 Stock Exchange De-listing. Prior to the Closing Date, the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the de-listing by the Company of the Company Common Stock from Nasdaq and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

5.25 Liquidation Account. Following the Effective Time, upon the merger of the Surviving Corporation with and into Merger Sub II, the latter shall assume the liquidation account established by the Company in connection with the mutual-to-stock conversion of First Seacoast Bancorp, MHC, Company Bank’s former mutual holding company, in accordance with 12 C.F.R. 239.62(e)(2).

5.26 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to, as promptly as practicable, take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE VI

CONDITIONS TO CONSUMMATION

6.1 Conditions to Each Party’s Obligations. The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

(a) Stockholder Approval. This Agreement shall have been approved by the requisite vote of the Company’s stockholders in accordance with applicable laws and regulations.

(b) Regulatory Approvals. All approvals, consents, non-objections or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement, including the Transactions, shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired or been terminated.

(c) No Injunctions or Restraints; Illegality. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of either of the Transactions and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of either of the Transactions. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Transactions.

(d) Third Party Consents. Parent and the Company shall have obtained the consent or approval of each person whose consent or approval shall be required under a Company Contract (i.e., other than the governmental approvals or consents referred to in Section 6.1(b)) to consummate the Transactions as contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, result in a Material Adverse Effect on Parent or the Company as the context may dictate.

6.2 Conditions to the Obligations of Parent. The obligations of Parent to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Parent:

(a) The Company’s Representations and Warranties. Subject to the standard set forth in Section 3.1, each of the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date.

(b) Performance of the Company’s Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c) Officers’ Certificate. Parent shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

(d) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company.

(e) Burdensome Condition. None of the approvals, consents or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to Parent of the Transactions as contemplated hereby that, had such condition or requirement been known, Parent would not, in its reasonable judgment, have entered into this Agreement.

In addition to the foregoing, the Company and Company Bank will furnish Parent with such additional certificates, instruments or other documents in the name or on behalf of the Company or Company Bank, as the case may be, executed by appropriate officers or others, including without limitation certificates or correspondence of governmental agencies or authorities or nongovernmental third parties, to evidence fulfillment of the conditions set forth in this Section 6.2 as Parent may reasonably request.

6.3 Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by the Company:

(a) Parent’s Representations and Warranties. Subject to the standard set forth in Section 3.1, each of the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date.

(b) Performance of Parent’s Obligations. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c) Officers’ Certificate. The Company shall have received a certificate signed by the chief executive officer and chief financial officer of Parent to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

(d) Delivery of Merger Consideration. On the Business Day prior to Closing, Parent shall have deposited or caused Parent Bank to deposit with the Paying Agent the aggregate Merger Consideration in accordance with Section 2.6(c).

In addition to the foregoing, Parent will furnish the Company with such additional certificates, instruments or other documents in the name or on behalf of Parent, executed by appropriate officers or others, including without limitation certificates or correspondence of governmental agencies or authorities or nongovernmental third parties, to evidence fulfillment of the conditions set forth in this Section 6.3 as the Company may reasonably request.

ARTICLE VII

TERMINATION

7.1 Termination. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party, either before or after any requisite stockholder approval:

(a) by the mutual written consent of Parent and the Company; or

(b) by either Parent or the Company, in the event of the failure of the Company’s stockholders to approve this Agreement at the Stockholder Meeting (as it may be postponed or adjourned and reconvened); provided, however, that the Company shall only be entitled to terminate this Agreement pursuant to this clause if it has complied with its obligations under Section 5.8; or

(c) by either Parent or the Company, if either (i) any approval, consent, non-objection or waiver of a Governmental Entity required to permit consummation of the Transactions as contemplated by this Agreement shall have been denied and such denial has become final and non-appealable or (ii) any court or Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the Transactions as contemplated by this Agreement; or

(d) by either Parent or the Company, in the event that the Merger is not consummated by April 30, 2027, unless the failure to so consummate by such time is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

(e) by either Parent or the Company (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any covenant or agreement on the part of the other party set forth in this Agreement, or if any representation or warranty of the other party shall have become untrue, in either case such that the conditions set forth in Sections 6.2(a) and (b) or Sections 6.3(a) and (b), as the case may be, would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach or making such untrue representation or warranty; or

(f) by Parent, if (i) the Company shall have materially breached its obligations under Section 5.1 or Section 5.8 or (ii) if the board of directors of the Company does not publicly recommend in the Company Proxy Statement that its stockholders approve and adopt this Agreement or if, after recommending in the Company Proxy Statement that its stockholders approve and adopt this Agreement, the board of directors effects a Change of Recommendation; or

(g) by the Company, at any time prior to the adoption and approval of this Agreement by the Company’s stockholders, in order to enter into an agreement with respect to a Superior Proposal, but only if (i) the Company’s board of directors has determined in good faith, after consultation with legal counsel, that failure to take such action would be reasonably likely to result in a violation of its fiduciary duties under applicable Law, and (ii) the Company has not breached its obligations under Section 5.1.

7.2 Termination Fee.

(a) In the event of termination of this Agreement by the Company pursuant to Section 7.1(g), the Company shall pay to Parent the Termination Fee.

(b) In the event of termination of this Agreement by Parent pursuant to Section 7.1(f), so long as at the time of such termination Parent is not in material breach of any representation, warranty or material covenant contained herein, the Company shall make payment to Parent of the Termination Fee.

(c) If (i) this Agreement is terminated by either party pursuant to Section 7.1(b) or by Parent pursuant to Section 7.1(e) if the breach giving rise to such termination was knowing or intentional and (ii) at the time of such termination Parent is not in material breach of any representation, warranty or material covenant contained herein and (iii) prior to the Stockholder Meeting (in the case of termination pursuant to Section 7.1(b)) or the date of termination (in the case of termination pursuant to Section 7.1(e)), an Acquisition Proposal has been publicly announced, disclosed or communicated and (iv) within twelve (12) months of such termination the Company shall consummate or enter into any agreement with respect to an Acquisition Proposal, the Company shall make payment to Parent of the Termination Fee.

(d) Any fee payable pursuant to this Section 7.2 shall be made by wire transfer of immediately available funds within two (2) Business Days after notice of demand for payment. The Company and Parent acknowledge that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. The amount payable by the Company pursuant to this Section 7.2 constitutes liquidated damages and not a penalty and shall be the sole remedy of Parent in the event of termination of this Agreement on the bases specified in this Section 7.2. Nothing in this Agreement shall in any way limit the right of the Company to seek a remedy at law or in equity in the event of a breach of this Agreement by Parent.

7.3 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 7.1, this Agreement shall forthwith become void and, subject to Section 7.2, have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except that (i) Sections 5.3(c), 7.2, 7.3, 8.2, 8.6 and 8.11, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement. In the event of a termination of this Agreement by either Parent or the Company, neither Parent nor the Company shall issue any press release or make any other public statement regarding this Agreement or the proposed Merger except as counsel deems necessary in order to satisfy such party’s disclosure obligations imposed by law or, in the case of the Company, by the rules and regulations of Nasdaq on which the Company Common Stock is listed.

ARTICLE VIII

CERTAIN OTHER MATTERS

8.1 Interpretation. When a reference is made in this Agreement to Sections or Exhibits such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

8.2 Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including Sections 2.15, 5.12, 8.5, 8.11 and 8.12 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

8.3 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefited by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of the Company, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of Company Common Stock or that would contravene any provision of the MGCL, the General Laws or the applicable state and federal banking laws, rules and regulations.

8.4 Counterparts. This Agreement may be executed in counterparts, each of which when executed and delivered shall constitute an original of this Agreement, but all of which together shall constitute one and the same instrument. No counterpart shall be effective until each party has executed at least one counterpart. For the convenience of the parties, facsimile, portable document format (pdf) or other electronic copy of a signature shall be deemed to be an original signature.

8.5 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without regard to the conflict of law principles thereof. Each of the parties hereto (a) consents to and submits itself to the exclusive jurisdiction of the Business Litigation Session of the Superior Court of the Commonwealth of Massachusetts, or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. To the extent permitted by applicable law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.7. Nothing in this Section 8.5, however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.6 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

8.7 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), by email, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent and/or Parent Bank, to:

Cambridge Financial Group, Inc.

Cambridge Savings Bank

81 Wyman Street

Waltham, MA 02451

Attention: Ryan A. Bailey, President and CEO

Email: rbailey@cambridgesavings.com

With a copy to:

Stephen J. Coukos, Esq.

Executive Vice President & General Counsel

Cambridge Financial Group, Inc.

Cambridge Savings Bank

81 Wyman Street

Waltham, MA 02451

Email: scoukos@cambridgesavings.com

If to the Company and/or Company Bank, to:

First Seacoast Bancorp, Inc.

633 Central Avenue

Dover, NH 03820

Attention: James R. Brannen, Chief Executive Officer

Email: jbrannen@firstseacoastbank.com

With a copy to:

Luse Gorman, PC

5335 Wisconsin Avenue, NW, Suite 780

Washington, DC 20015

Attention:	Lawrence M.F. Spaccasi, Esq., lspaccasi@luselaw.com
Victor L. Cangelosi, Esq., vcangelosi@luselaw.com

8.8 Entire Agreement; No Third-Party Beneficiaries. Except for the Confidentiality Agreements, this Agreement, together with the Exhibits and Disclosure Letters hereto, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Except for Section 5.12, which confers rights on the parties described therein, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

8.9 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

8.10 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

8.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not seek and will agree to waive any requirement for securing or posting a bond in connection with the other party’s seeking or obtaining such injunctive relief.

8.12 Confidentiality. Except as specifically set forth herein, the Company and Parent mutually agree to be bound by the terms of those certain confidentiality agreements dated February 20, 2026 and April 10, 2026, respectively (the “Confidentiality Agreements”), previously executed by or on behalf of the parties hereto, which Confidentiality Agreements are hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreements shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement.

8.13 Confidential Supervisory Information. No disclosure, representation or warranty shall be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(b) and as identified in 12 C.F.R. § 309.5(g)(8) and § 309.6(a)) of a Governmental Entity by any party hereto to the extent prohibited by applicable Law, and, to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply.

[Signature page follows]

In Witness Whereof, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the date first above written.

CAMBRIDGE FINANCIAL GROUP, INC.

By:	/s/ Ryan A. Bailey
Ryan A. Bailey
President and Chief Executive Officer

CAMBRIDGE SAVINGS BANK

By:	/s/ Ryan A. Bailey
Ryan A. Bailey
President and Chief Executive Officer

FIRST SEACOAST BANCORP, INC.

By:	/s/ James R. Brannen
James R. Brannen
Chief Executive Officer

FIRST SEACOAST BANK

By:	/s/ James R. Brannen
James R. Brannen
Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of May 4, 2026 (this “Plan of Merger”), by and between Cambridge Savings Bank, a Massachusetts state-chartered trust company and the wholly owned banking subsidiary of Cambridge Financial Group, Inc. (“Parent Bank”), with its main office located at 1374 Massachusetts Avenue, Cambridge, Massachusetts 02138, and First Seacoast Bank, a federal savings bank in stock form and the wholly owned banking subsidiary of First Seacoast Bancorp, Inc. (“Company Bank”), with its main office located at 633 Central Avenue, Dover, New Hampshire 03820. Parent Bank and Company Bank are hereinafter sometimes collectively referred to as the “Constituent Corporations”.

This Plan of Merger has been duly adopted and approved by not less than two-thirds of the Board of Directors of each of Parent Bank and Company Bank and is being entered into pursuant to that certain Agreement and Plan of Merger by and among Cambridge Financial Group, Inc. (“Parent”), Parent Bank, First Seacoast Bancorp, Inc. (the “Company”), and Company Bank, dated as of the date hereof (the “Parent Merger Agreement”).

All capitalized terms used herein without definition are used with the meanings ascribed thereto in the Parent Merger Agreement.

In consideration of the premises, and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.01 Surviving Corporation. In accordance with the provisions of this Plan of Merger and the laws of the Commonwealth of Massachusetts and the United States of America, at the Effective Time (as hereinafter defined), Company Bank shall be merged with and into Parent Bank (the “Merger”) and the separate corporate existence of Company Bank shall cease. Parent Bank shall be the surviving entity in the Merger (hereinafter sometimes referred to as the “Surviving Corporation”) and shall continue its corporate existence as the wholly owned banking subsidiary of Parent under the laws of the Commonwealth of Massachusetts. The name of the Surviving Corporation shall continue to be “Cambridge Savings Bank”. The locations of the main office and all other branch offices of the Surviving Corporation, as shall be established and authorized immediately after the Effective Time, shall be the main office and all other branch offices of Parent Bank and the main office and all other branch offices of Company Bank, which shall become and operate as branch offices of the Surviving Corporation upon and after the Effective Time.

1.02 Effects of the Merger. At and after the Effective Time, the Merger shall have all of the effects set forth in Sections 3 and 7, paragraphs (A) – (D), of Chapter 167I and Section 11.07 Chapter 156D of the General Laws and, in connection therewith, all assets of the Constituent Corporations as they exist at the Effective Time shall pass to and vest in the Surviving Corporation without any conveyance or other transfer and the Surviving Corporation shall be responsible for all liabilities and obligations of every kind and description of each of the Constituent Corporations existing as of the Effective Time, whether matured or unmatured, accrued, absolute, contingent or otherwise.

1

1.03 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or to otherwise carry out this Plan of Merger, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out this Plan of Merger.

1.04 Articles of Organization and By-laws. The articles of organization and by-laws of Parent Bank, as in effect immediately prior to the Effective Time, shall be the articles of organization and by-laws of the Surviving Corporation and shall thereafter continue to be its articles of organization and by-laws until amended as provided therein or by law.

1.05 Directors and Officers. The directors and officers of Parent Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the articles of organization and by-laws of the Surviving Corporation and applicable law.

1.06 Authorized Capital Stock of Surviving Corporation. As of the Effective Time, the Surviving Corporation shall be authorized to issue such number of shares of capital stock as Parent Bank is authorized to issue immediately prior to the Effective Time.

1.07 Description of Classes of Stock. As of the Effective Time, the Surviving Corporation shall have such classes or series of capital stock as Parent Bank possesses immediately prior to the Effective Time, and each such authorized class or series of capital stock of the Surviving Corporation shall have the same par value, preferences, voting powers, qualifications, special or relative rights or privileges as such class or series of capital stock of Parent Bank authorized immediately prior to the Effective Time.

1.08 Effective Time; Conditions. If all of the conditions precedent set forth in Article IV of this Plan of Merger have been satisfied or waived (to the extent any such waiver is permitted by law), and this Plan of Merger is not terminated under Section 5.01 hereof, the parties shall cause to be filed with the Corporations Division of the Office of the Secretary of State of the Commonwealth of Massachusetts articles of merger evidencing the Merger in accordance with Section 7 of Chapter 167I and Section 1.23 of Chapter 156D of the General Laws (the “Articles of Merger”). The Merger shall become effective at, and the Effective Time shall be, the time specified in the Articles of Merger (such time being referred to as the “Effective Time”). The parties acknowledge and agree that it is their mutual desire and intention that the Effective Time shall occur on the same date that the merger of Merger Sub I with and into the Company (the “Acquisition Merger”) becomes effective in accordance with the terms of the Parent Merger Agreement and that the Merger and the Acquisition Merger shall be deemed to have occurred simultaneously.

2

ARTICLE II

CONVERSION OF SHARES

2.01 Effect on Outstanding Shares.

(a) Parent Bank Common Stock. Each share of common stock of Parent Bank, par value $1.00 per share (“Parent Bank Common Stock”), issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding upon the Effective Time and shall constitute such number of shares of common stock of the Surviving Corporation (“Surviving Corporation Common Stock”). Each certificate which immediately prior to the Effective Time represented outstanding shares of Parent Bank Common Stock shall on and after the Effective Time be deemed for all purposes to represent such like number of shares of Surviving Corporation Common Stock issued and outstanding as of the Effective Time in accordance with this Section 2.01(a).

(b) Company Bank Common Stock. By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock of Company Bank, par value $0.01 per share (“Company Bank Common Stock”), issued and outstanding immediately prior to the Effective Time shall be cancelled and shall cease to exist, and no payment shall be made with respect thereto. Each certificate which immediately prior to the Effective Time represented outstanding shares of Company Bank Common Stock shall on and after the Effective Time be deemed cancelled for all purposes and shall no longer represent any rights whatsoever to the holder thereof. Any shares of Company Bank Common Stock held in the treasury of Company Bank immediately prior to the Effective Time shall be retired and cancelled.

ARTICLE III

COVENANTS

3.01 Approvals. This Plan of Merger shall be submitted to the sole stockholder of each of Parent Bank and Company Bank for adoption and approval in accordance with the applicable provisions of the General Laws and federal law, respectively, and the respective articles of organization and by-laws of Parent Bank and Company Bank. Parent Bank and Company Bank shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, which may be necessary for consummation of the Merger on the terms herein provided, including without limitation, together with Parent and the Company, the preparation, execution and submission of applications, reports, forms, notices or petitions, as applicable, to the Commissioner of Banks of the Commonwealth of Massachusetts (the “MA Commissioner”) pursuant to Section 3 of Chapter 167I of the General Laws, the Federal Deposit Insurance Corporation (the “FDIC”) pursuant to Sections 18(c) and 18(d) of the Federal Deposit Insurance Act, as amended, 12 U.S.C. §§ 1828(c) and 1828(d), and 12 C.F.R. Part 303, Subpart D, the Bank Commissioner of the State of New Hampshire (the “NH

3

Commissioner”) pursuant to New Hampshire Revised Statutes Annotated §§ 383-B: 10-1004, 383-B:10-1002 and 383-A: 6-602, the Comptroller of the Currency (the “OCC”) pursuant to 12 U.S.C. § 1467a(s) and 12 C.F.R. § 5.33(k), and the Federal Reserve Bank of Boston (the “FRBB”) pursuant to Section 4(c)(8) of the Bank Holding Company Act of 1956, as amended, 12 U.S.C. 1843(c)(8), and 12 C.F.R. §§ 225.23 and 225.24.

3.02 Additional Assurances. Parent Bank and Company Bank each agree to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan of Merger.

3.03 Liquidation Account. At the Effective Time, Parent Bank shall assume the liquidation account established by Company Bank in connection with the mutual-to-stock conversion of First Seacoast Bancorp, MHC, Company Bank’s former mutual holding company, in accordance with 12 C.F.R. 192.475(b).

ARTICLE IV

CLOSING CONDITIONS

4.01 Conditions to Merger. Prior to the Effective Time, the respective obligations of Parent Bank and Company Bank under this Plan of Merger shall be subject to the fulfillment of the following conditions:

(a) At a meeting of the sole stockholder of each of Parent Bank and Company Bank, or by written consent in lieu thereof, this Plan of Merger, and the transactions contemplated hereby shall have been duly adopted and approved in accordance with the applicable provisions of the General Laws and federal law and the respective articles of organization and by-laws of Parent Bank and Company Bank by the affirmative vote of each such sole stockholder;

(b) The written approvals of the MA Commissioner and the FDIC with respect to the Merger, the required written notice to the OCC with respect to the Merger, and the written approval of the NH Commissioner with respect to Parent Bank’s acquisition and operation of Company Bank’s main office and branch offices following the completion of the Merger shall have been obtained and made and all applicable statutory waiting periods shall have expired; and

(c) All of the conditions to the respective obligations of the parties to the Parent Merger Agreement to consummate the Acquisition Merger, as set forth in further detail in Article VI of the Parent Merger Agreement, shall have been duly satisfied or waived (to the extent any such waiver is permitted by law).

4

ARTICLE V

AMENDMENT AND TERMINATION

5.01 Termination. Notwithstanding the approval and adoption of this Plan of Merger by the stockholders of Parent Bank and Company Bank, this Plan of Merger shall terminate forthwith in the event that the Parent Merger Agreement shall be terminated as therein provided. In the event of the termination of this Plan of Merger as provided herein, this Plan of Merger shall forthwith become null and void and there shall be no liability on the part of either of the parties hereto except as otherwise provided in the Parent Merger Agreement, including without limitation any obligation to pay the Termination Fee, which Company Bank hereby assumes on a joint and several basis with the Company to the extent such payment is required under the terms of the Parent Merger Agreement.

5.02 Amendment. This Plan of Merger shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto pursuant to an amendment to the Parent Merger Agreement approved in the manner therein provided. If any such amendment to the Parent Merger Agreement is so approved, any amendment to this Plan of Merger required by such amendment to the Parent Merger Agreement shall be effected by the parties hereto by action taken by their respective Boards of Directors.

ARTICLE VI

MISCELLANEOUS

6.01 Counterparts. This Plan of Merger may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument, and shall become effective when a counterpart has been signed by each of the parties and delivered to each of the other parties. For the convenience of the parties, facsimile, portable document format (pdf) or other electronic copy of a signature shall be deemed to be an original signature.

6.02 Governing Law. This Plan of Merger shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without regard to the conflict of law principles thereof, and, to the extent applicable, by federal law.

6.03 Notices. Any notices and other communications in connection with this Plan of Merger shall be given in accordance with the notice provisions contained in the Parent Merger Agreement.

6.04 Successors and Assigns; Assignment. This Plan of Merger shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Plan of Merger may not be assigned by either party hereto without the prior written consent of the other party.

6.05 Severability. In the event that any one or more provisions of this Plan of Merger shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Plan of Merger and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Plan of Merger.

[Signature page follows]

5

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed by their duly authorized officers as of the date first above written.

CAMBRIDGE SAVINGS BANK

By:
Ryan A. Bailey
President and Chief Executive Officer

FIRST SEACOAST BANK

By:
James R. Brannen
Chief Executive Officer

6

EXHIBIT B

May 4, 2026

Cambridge Financial Group, Inc.

81 Wyman Street

Waltham, MA 02451

Ladies and Gentlemen:

The undersigned (“Shareholder”) is an executive officer and/or director of First Seacoast Bancorp, Inc. (the “Company”) and the beneficial holder of shares of the common stock, par value $0.01 per share, of the Company (the “Company Common Stock”).

Cambridge Financial Group, Inc. (“Parent”) and the Company are considering the execution of an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent will acquire the Company in a cash merger (the “Merger”). The execution of the Merger Agreement by Parent is subject to the execution and delivery of this letter agreement (this “Agreement”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Merger Agreement.

Shareholder, to induce Parent to execute and deliver to the Company the Merger Agreement, agrees and undertakes, solely in his or her capacity as a shareholder of the Company, and not in his or her capacity as a director or officer of the Company, as follows:

1. This Agreement shall not apply to those shares of the Company Common Stock, if any, as to which Shareholder (i) may exercise voting or investment power as a fiduciary for others or (ii) as to which Shareholder does not have, directly or indirectly, sole or shared voting power (collectively, if any, the “Excluded Shares”). Shareholder hereby represents and warrants that, as of the date hereof, Shareholder has sole or shared, and otherwise unrestricted, voting power with respect to the number of shares of Company Common Stock indicated opposite his or her name on Schedule I attached hereto and incorporated herein by this reference (the “Shares”), free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever.

2. While this Agreement is in effect, Shareholder shall not, directly or indirectly, (a) sell or otherwise dispose of or encumber, on or before the date of the Stockholder Meeting, any or all of the Shares or any additional shares of the Company Common Stock that are subsequently acquired by Shareholder, other than in a Permitted Transfer (as hereinafter defined), or (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Shares or grant any proxy with respect thereto, other than to members of the Board of Directors of the Company to vote to approve the Merger Agreement and the Merger and the matters related thereto. For the purposes of this Agreement, “Permitted Transfer” means any of the following transfers: (i) a transfer by will or operation of law, in which case this Agreement shall bind the transferee; (ii) a transfer pursuant to any pledge agreement existing as of the date of this Agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement; (iii) a transfer for bona fide estate and tax planning purposes, including any transfer to relatives, trusts and charitable organizations, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement; (iv) a transfer from Shareholder to one or more other shareholders of the Company who are bound by terms of a comparable voting agreement with Parent; (v) shares tendered to the Company to pay the exercise price of a stock option or to satisfy any tax withholding obligations upon the exercise of a stock option or the vesting of a Company RSA; and (vi) a transfer made with the prior written consent of Parent.

3. While this Agreement is in effect, Shareholder shall vote or cause to be voted all of the Shares and any other shares of Company Common Stock that Shareholder shall be entitled to so vote, whether such shares are beneficially owned by Shareholder on the date of this Agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise (less any Company Common Stock subsequently disposed of pursuant to a Permitted Transfer), (i) for the approval of the Merger Agreement and the Merger at the Stockholder Meeting, (ii) for the approval of any proposal to adjourn or postpone the Stockholder Meeting to a later date if there are not sufficient votes to approve the Merger Agreement and the Merger, and (iii) against approval or adoption of any (y) Acquisition Proposal or other merger, business combination, recapitalization, partial liquidation or similar transaction involving the Company or Company Bank or (z) amendment of the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries or other proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement, the Merger, the Bank Merger Agreement or the Bank Merger or change in any manner the voting rights of any class of the Company Common Stock. During the period that this Agreement is in effect, Shareholder shall support at all times, and recommend for approval by the Company’s shareholders, the Merger Agreement and the Merger, subject only to Shareholder’s fiduciary obligations as an executive officer or director of the Company, to the extent applicable, and Shareholder shall conduct himself or herself, both publicly and privately, in a manner consistent with such support and recommendation of the Merger Agreement and the Merger, subject to Shareholder’s fiduciary obligations as an officer or director of the Company as and to the extent applicable.

4. Shareholder agrees that Parent would be irreparably harmed by any breach of this Agreement on the part of Shareholder and that Parent shall be entitled to specific performance and injunctive and other equitable relief in respect of any breach (including any threatened or anticipated breach) of this Agreement and to enforce the provisions hereof without having to prove actual damages, and Shareholder further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

5. This Agreement shall only apply to actions taken by Shareholder in his or her capacity as a shareholder of the Company and, if applicable, shall not in any way limit or affect actions Shareholder may take in his or her capacity as a director or officer of the Company.

6. This Agreement shall automatically terminate upon the earlier of (i) the favorable vote of the Company’s shareholders with respect to the approval of the Merger Agreement and the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms.

7. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any of the Company Common Stock. All rights, ownership and economic benefits of and relating to the Company Common Stock shall remain and belong to the applicable shareholder, and Parent shall have no power or authority to direct any shareholder in the voting of any of the Company Common Stock or the performance by any shareholder of such shareholder’s duties or responsibilities as a shareholder of the Company, except as otherwise provided herein.

8. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without regard to the conflict of law principles thereof. Each of Shareholder and Parent (i) irrevocably and unconditionally consents to and submits itself to the exclusive jurisdiction of the Business Litigation Session of the Superior Court of the Commonwealth of Massachusetts, or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts (collectively, the “Massachusetts Courts”) in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such Massachusetts Courts, and (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Massachusetts Courts. Each of Shareholder and Parent waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought in any such Massachusetts Courts and waives any bond, surety or other security that might be required of any other party in any such Massachusetts Courts with respect to such action or proceeding.

9. Shareholder represents and warrants to and agrees with Parent as follows: (i) Shareholder has all requisite capacity and authority to enter into and perform his or her obligations under this Agreement; (ii) this Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by Parent, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (iii) the execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his or her obligations and the consummation by Shareholder of the transactions contemplated by this Agreement will not, violate, conflict with, or constitute a default under, any agreement, instrument, contract, or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule, or regulation to which Shareholder is subject.

10. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until the Merger Agreement is executed by the parties thereto and this Agreement is executed by Shareholder and Parent.

11. No waiver of any breach of this Agreement extended by Parent to Shareholder shall be construed as a waiver of any rights or remedies of Parent with respect to any subsequent breach of Shareholder hereunder and no waivers extended by Parent of any breaches by one or more other shareholders of the Company who are bound by terms of a comparable voting agreement with Parent shall be construed as a waiver of any rights or remedies of Parent with respect to any subsequent breach by Shareholder of this Agreement.

12. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument, and shall become effective when a counterpart has been signed and delivered by each of the parties. For the convenience of the parties, facsimile, portable document format (pdf) or other electronic copy of a signature shall be deemed to be an original signature.

13. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, Shareholder has executed this Agreement as of the date first above written.

Very truly yours,

Print Name

Accepted and agreed to as of date first above written

CAMBRIDGE FINANCIAL GROUP, INC.

By:
Ryan A. Bailey
President and Chief Executive Officer

SCHEDULE I

Name of Shareholder	Number of Shares Beneficially Owned	Excluded Shares

EXHIBIT C

JOINDER AGREEMENT

This Joinder Agreement, dated as of ________, 2026 (this “Agreement”), is executed and delivered by CFG Merger Subsidiary, Inc. I (“Merger Sub I”) and CFG Merger Subsidiary, Inc. II (“Merger Sub II”), each a wholly owned subsidiary of Cambridge Financial Group, Inc. (“Parent”). This Agreement constitutes the joinder of Merger Sub I and Merger Sub II to that certain Agreement and Plan of Merger dated as of May 4, 2026 by and among Parent, Parent’s wholly owned banking subsidiary, Cambridge Savings Bank, First Seacoast Bancorp, Inc. (the “Company”), and the Company’s wholly owned banking subsidiary, First Seacoast Bank (the “Parent Merger Agreement”), as contemplated by Section 5.17 thereof.

In consideration of the premises, covenants and other agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees as follows:

1. Joinder. Each of Merger Sub I and Merger Sub II hereby acknowledges and agrees that, by its execution and delivery of this Agreement, effective as of the date hereof, it joins in, becomes a party to, and agrees to be bound in all respects by all of the terms and conditions of the Parent Merger Agreement applicable to it, as if it had executed the Parent Merger Agreement as of the date thereof.

2. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without regard to the conflict of law principles thereof, and, to the extent applicable, by federal law.

3. Notices. Any notices and other communications in connection with this Agreement shall be given in accordance with the notice provisions contained in the Parent Merger Agreement.

IN WITNESS WHEREOF, each of Merger Sub I and Merger Sub II has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

CFG MERGER SUBSIDIARY, INC. I

By:
Name:
Title:

CFG MERGER SUBSIDIARY, INC. II

By:
Name:
Title:

Appendix B

May 4, 2026

The Board of Directors

First Seacoast Bancorp, Inc.

633 Central Avenue

Dover, NH 03820

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common stockholders of First Seacoast Bancorp, Inc. (“FSEA”) of the Merger Consideration (as defined below) in the proposed merger of a to-be-formed wholly-owned subsidiary (“Merger Sub”) of Cambridge Financial Group, Inc. (“Cambridge”) with and into FSEA (the “Merger”), pursuant to the Agreement and Plan of Merger to be entered into by and among Cambridge, Cambridge Savings Bank, a wholly-owned subsidiary of Cambridge, FSEA and First Seacoast Bank, a wholly-owned subsidiary of FSEA (the “Agreement”). Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, by virtue of the Merger, automatically and without any action on the part of Cambridge, Merger Sub, FSEA or any stockholder of FSEA, each share of common stock, par value $0.01 per share, of FSEA (“FSEA Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in the Agreement), other than certain shares of FSEA Common Stock to be cancelled pursuant to the Agreement, shall be converted into the right to receive $17.25 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

KBW has acted as financial advisor to FSEA and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of banking company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses, may from time to time purchase securities from, and sell securities to, FSEA and Cambridge and their respective affiliates. In addition, as market makers in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of FSEA. We have acted exclusively for the board of directors of FSEA (the “Board”) in rendering this opinion and will receive a fee from FSEA for our services. A portion of our fee is payable concurrently with the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Merger. In addition, FSEA has agreed to indemnify us for certain liabilities arising out of our engagement.

Other than in connection with this present engagement, in the past two years KBW has not provided investment banking or financial advisory services to FSEA. In the past two years, KBW has not provided investment banking or financial advisory services to Cambridge. We may in the future provide investment banking and financial advisory services to FSEA or Cambridge and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of FSEA and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated April 24, 2026 (the most recent draft made available to us); (ii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2025 of FSEA; (iii) certain regulatory filings of FSEA and its subsidiaries, including, as applicable, the semi-annual reports on Form FR Y-9SP and call reports with respect to each quarter during the three-year period ended December 31, 2025; (iv) certain other interim reports and other communications of FSEA to its stockholders; and (v) other financial information concerning the business and operations of FSEA that was furnished to us by FSEA or that we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical

The Board of Directors – First Seacoast Bancorp, Inc.

May 4, 2026

and current financial position and results of operations of FSEA; (ii) the assets and liabilities of FSEA; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for FSEA with similar information for certain other companies the securities of which are publicly traded; and (v) financial and operating forecasts and projections of FSEA that were prepared by FSEA management, provided to and discussed with us by such management and used and relied upon by us at the direction of such management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions that were held with the management of FSEA regarding the past and current business operations, regulatory relations, financial condition and future prospects of FSEA and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by FSEA, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with FSEA.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to or discussed with us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of FSEA as to the reasonableness and achievability of the financial and operating forecasts and projections of FSEA referred to above (and the assumptions and bases therefor), and we have assumed that such forecasts and projections have been reasonably prepared and represent the best currently available estimates and judgments of such management.

It is understood that the forecasts and projections provided to us and used and relied upon by us were not prepared with the expectation of public disclosure and that such information is based on numerous variables and assumptions that are inherently uncertain and, accordingly, actual results could vary significantly from those set forth in such forecasts and projections. We have relied on all of the foregoing financial information of FSEA that was provided to or discussed with us without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof. We have assumed, based on discussions with FSEA management and with the consent of the Board, that the forecasts and projections of FSEA that were prepared and provided to us by FSEA management provide a reasonable basis upon which we can form our opinion and we express no view as to any such information or the assumptions or bases therefor.

We also assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of FSEA since the date of the last financial statements that were made available to us. We are not experts in the independent verification of the adequacy of allowances for credit losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for credit losses for FSEA are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of FSEA, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of FSEA or Cambridge under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. We have made note of the classification by FSEA of its loans and owned securities as either held to maturity or held for investment, on the one hand, or held for sale or available for sale, on the other hand, and have also reviewed reported fair value marks-to-market and other reported valuation information, if any, relating to such loans or owned securities contained in the financial statements of FSEA, but we express no view as to any such matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as our view of the actual value of any companies or assets.

We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transactions will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us referred to above) with no adjustments to the Merger Consideration and with no other payments in respect of FSEA Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and

The Board of Directors – First Seacoast Bancorp, Inc.

May 4, 2026

instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transaction and that all conditions to the completion of the Merger and any related transaction will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the Merger or the future results of operations or financial condition of FSEA. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by FSEA that FSEA has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to FSEA, Cambridge, Merger Sub, the Merger and any related transaction, and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of FSEA Common Stock of the Merger Consideration to be received by such holders in the Merger. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transactions (including the merger of First Seacoast Bank with and into Cambridge Savings Bank, the actions relating to the First Seacoast Bank Employee Stock Ownership Plan to be taken prior to or simultaneous with the Closing (as defined in the Agreement) and the merger of FSEA as the surviving corporation in the Merger with and into another to-be-formed wholly owned subsidiary of Cambridge), including without limitation, the form or structure of the Merger or any such related transaction, any consequences of the Merger or any such related transaction to FSEA, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, retention, consulting, voting, support, settlement, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger, any such related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. There is currently significant volatility in the stock and other financial markets arising from global tensions and political division, economic uncertainty, recently announced actual or threatened imposition of tariff increases, inflation, and prolonged higher interest rates. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of FSEA to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by FSEA or the Board, (iii) the fairness of the amount or nature of the compensation to any of FSEA’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of FSEA Common Stock, (iv) the effect of the Merger or any related transaction on, or the fairness of any consideration to be received by, holders of any class of securities of FSEA (other than the holders of FSEA Common Stock (solely with respect to the Merger Consideration, as described herein and not relative to any consideration to be received by holders of any other class of securities)) or any other party to any transaction contemplated by the Agreement, (v) whether Cambridge has sufficient cash, available lines of credit or other sources of funds to enable the aggregate Merger Consideration to be paid to the holders of FSEA Common Stock at the closing of the Merger, (vi) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, or (vii) any legal, regulatory, accounting, tax or similar matters relating to FSEA or its stockholders, or relating to or arising out of or as a consequence of the Merger or any related transactions.

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of FSEA Common stock as to how to vote or act in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, stockholders’, or affiliates’ or similar agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.

The Board of Directors – First Seacoast Bancorp, Inc.

May 4, 2026

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of FSEA Common Stock in the Merger is fair, from a financial point of view, to such holders.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website or call by phone, and follow the instructions. First Seacoast Bancorp, Inc. Internet: • www.proxypush.com/FSEA Cast your vote online Special Meeting of Stockholders • Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of July 10, 2026 Phone: Thursday, August 27, 2026 10:00 AM, Eastern Time 1-866-430-8289 633 Central Avenue, Dover, NH 03820 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, Eastern Time, August 27, 2026. This revocable proxy is being solicited on behalf of the Board of Directors The stockholder(s) signing on the reverse side (the “undersigned”) hereby appoints Thomas J. Jean, Erica A. Johnson and Paula Williamson-Reid, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of First Seacoast Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at said meeting and any and adjournment revoking thereof any proxy upon heretofore the matters given. specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED AND DATED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3. THE PROXIES WILL VOTE IN THEIR DISCRETION THEREOF. ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in return accordance this card. with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign and date (on the reverse side) and PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

First Seacoast Bancorp, Inc. Special Meeting of Stockholders Please make your marks like this: BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. To approve the Agreement and Plan of Merger, dated as of May 4, 2026, and the transactions FOR contemplated by it. #P1# #P1# #P1# 2. To approve, on an advisory, non-binding basis, the compensation to be paid to the Company’s FOR named executive officers in connection with the transactions contemplated by the Agreement and #P2# #P2# #P2# Plan Merger as disclosed in the accompanying proxy statement. 3. To approve the adjournment or postponement of the special meeting, if necessary or appropriate, FOR to solicit additional proxies in favor of the Agreement and Plan of Merger Agreement and the #P3# #P3# #P3# transactions contemplated by it. Check here if you plan to attend the meeting in person. Authorized Signature(s) and Date - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign, but only one signature is required. Trustees, administrators, etc., should provide title and authority. Corporations should provide full name of corporation and title of authorized officer signing. Signature (and Title if applicable) Date Signature (if held jointly) Date